                                                                    EXHIBIT 10.9

                                CREDIT AGREEMENT


                                     BETWEEN


                             THE BANK OF NOVA SCOTIA
                             AS ADMINISTRATIVE AGENT

                                       AND

                             THE BANK OF NOVA SCOTIA
                        AND OTHER FINANCIAL INSTITUTIONS

                                   AS LENDERS

                                       AND

                            KINROSS GOLD CORPORATION,
                          KINROSS GOLD U.S.A., INC. AND
                           FAIRBANKS GOLD MINING, INC.

                                  AS BORROWERS


                                                                   MARCH 8, 2000

                                       (i)

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                 INTERPRETATION
 1.01   Defined Terms.......................................................   2
 1.02   Other Usages........................................................  29
 1.03   Plural and Singular.................................................  29
 1.04   Headings............................................................  29
 1.05   Currency............................................................  29
 1.06   Applicable Law......................................................  29
 1.07   Time of the Essence.................................................  29
 1.08   Non-Banking Days....................................................  29
 1.09   Consents and Approvals..............................................  30
 1.10   Amount of Credit....................................................  30
 1.11   Schedules...........................................................  30
 1.12   Extension of Credit.................................................  30
 1.13   Joint and Several Obligations.......................................  30

                                    ARTICLE 2
                                 CREDIT FACILITY

 2.01   Establishment of Credit Facility....................................  31
 2.02   Credit Restrictions.................................................  31
 2.03   Lenders' Commitments................................................  31
 2.04   Reduction of Credit Facility........................................  31

                                    ARTICLE 3
                     GENERAL PROVISIONS RELATING TO CREDITS

 3.01   Types of Credit Availments..........................................  32
 3.02   Funding of Loans....................................................  33
 3.03   Failure of Lender to Fund Loan......................................  33
 3.04   Funding of Bankers' Acceptances.....................................  34
 3.05   BA Rate Loans.......................................................  36
 3.06   Timing of Credit Availments.........................................  36
 3.07   Inability to Fund U.S. Dollar Advances in Canada....................  36

                                      (ii)

 3.08   Time and Place of Payments..........................................  38
 3.09   Remittance of Payments..............................................  38
 3.10   Evidence of Indebtedness............................................  38
 3.11   General Provisions Relating to All Letters..........................  39
 3.12   Notice Periods......................................................  41

                                    ARTICLE 4
                                    DRAWDOWNS

 4.01   Drawdown Notice.....................................................  41

                                    ARTICLE 5
                                    ROLLOVERS

 5.01   Bankers' Acceptances................................................  42
 5.02   LIBO Loans..........................................................  42
 5.03   Rollover Notice.....................................................  42

                                    ARTICLE 6
                                   CONVERSIONS

 6.01   Converting Loan to Other Type of Loan...............................  43
 6.02   Converting Loan to Bankers' Acceptances.............................  43
 6.03   Converting Bankers' Acceptances to Loan.............................  43
 6.04   Conversion Notice...................................................  44
 6.05   Absence of Notice...................................................  44
 6.06   Conversion by Lenders...............................................  45

                                    ARTICLE 7
                                INTEREST AND FEES

 7.01   Interest Rates......................................................  45
 7.02   Calculation and Payment of Interest.................................  45
 7.03   General Interest Rules..............................................  46
 7.04   Selection of Interest Periods.......................................  47
 7.05   Acceptance Fees.....................................................  47

                                      (iii)

 7.06   Standby Fee.........................................................  48
 7.07   Letter Fees.........................................................  48

                                    ARTICLE 8
                 RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS

 8.01   Conditions of Credit................................................  48
 8.02   Change of Circumstances.............................................  49
 8.03   Failure to Fund as a Result of Change of Circumstances..............  50
 8.04   Indemnity Relating to Credits.......................................  50
 8.05   Indemnity for Transactional and Environmental Liability.............  51
 8.06   Payments Free and Clear of Taxes....................................  52

                                    ARTICLE 9
                           REPAYMENTS AND PREPAYMENTS

 9.01   Repayments..........................................................  53
 9.02   Extension of Maturity Date..........................................  53
 9.03   Voluntary Prepayments under Credit Facility.........................  55
 9.04   Mandatory Prepayments...............................................  55
 9.05   Prepayment Notice...................................................  55
 9.06   Reimbursement or Conversion on Presentation of Letters..............  56
 9.07   Letters Subject to an Order.........................................  56
 9.08   Currency of Repayment...............................................  56
 9.09   Repayments of Credit Excess.........................................  56

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

 10.01  Representations and Warranties......................................  57
 10.02  Survival of Representations and Warranties..........................  64

                                   ARTICLE 11
                                    COVENANTS

 11.01  Affirmative Covenants...............................................  64

                                      (iv)

 11.03  Performance of Covenants by Administrative Agent....................  73

                                   ARTICLE 12
                    CONDITIONS PRECEDENT TO OBTAINING CREDIT

 12.01  Conditions Precedent to All Credit..................................  73
 12.02  Conditions Precedent to Initial Drawdown............................  74
 12.03  Waiver..............................................................  77
 12.04  Import of Existing Letters..........................................  77

                                   ARTICLE 13
                              DEFAULT AND REMEDIES

 13.01  Events of Default...................................................  78
 13.02  Refund of Overpayments..............................................  81
 13.03  Remedies Cumulative.................................................  82
 13.04  Set-Off.............................................................  82

                                   ARTICLE 14
                            THE ADMINISTRATIVE AGENT

 14.01  Appointment and Authorization of Administrative Agent...............  82
 14.02  Interest Holders....................................................  83
 14.03  Consultation with Counsel...........................................  83
 14.04  Documents...........................................................  83
 14.05  Administrative Agent as Lender......................................  83
 14.06  Responsibility of Administrative Agent..............................  83
 14.07  Action by Administrative Agent......................................  83
 14.08  Notice of Events of Default.........................................  84
 14.09  Responsibility Disclaimed...........................................  84
 14.10  Indemnification.....................................................  85
 14.11  Credit Decision.....................................................  85
 14.12  Successor Administrative Agent......................................  85
 14.13  Delegation by Administrative Agent..................................  86
 14.14  Waivers and Amendments..............................................  86
 14.15  Determination by Administrative Agent Conclusive and Binding........  87
 14.16  Adjustments among Lenders after Acceleration........................  87

                                       (v)

 14.17  Redistribution of Payment...........................................  88
 14.18  Distribution of Notices.............................................  88
 14.19  Determination of Exposures..........................................  89
 14.20  Decision to Enforce Security........................................  89
 14.21  Enforcement.........................................................  89
 14.22  Application of Cash Proceeds of Realization.........................  89
 14.23  Entering into Contracts.............................................  90
 14.24  Other Security Not Permitted........................................  90

                                   ARTICLE 15
                                  MISCELLANEOUS

 15.01  Notices.............................................................  90
 15.02  Severability........................................................  91
 15.03  Counterparts........................................................  91
 15.04  Successors and Assigns..............................................  91
 15.05  Assignment..........................................................  91
 15.06  Entire Agreement....................................................  92
 15.07  Further Assurances..................................................  92
 15.08  Judgment Currency...................................................  93
 15.09  Notice of Remedies..................................................  94

Schedule A - Individual Commitments
Schedule B - Compliance Certificate
Schedule C - Form of Assignment
Schedule D - Chief Executive Offices
Schedule E - Form of Drawdown Notice
Schedule F - Form of Rollover Notice
Schedule G - Form of Conversion Notice
Schedule H - Corporate Structure
Schedule I - Reimbursement Agreement
Schedule J - Applicable Rates
Schedule K - Quarterly Hedge Report
Schedule L - Existing Letters
Schedule M - Power of Attorney - Bankers' Acceptances
Schedule N - Tangible Asset Locations

                                CREDIT AGREEMENT

                THIS AGREEMENT made as of the 8th day of March, 2000.

B E T W E E N:

                THE BANK OF NOVA SCOTIA, a Canadian chartered bank

                (herein, in its capacity as administrative agent of the Lenders, called the "Administrative Agent")

                - and -

                THE BANK OF NOVA SCOTIA and one or more financial institutions to whom The Bank of Nova Scotia or its permitted assigns may from time to time assign an undivided interest in the Loan Documents (as defined herein) and who agree to be bound by the terms hereof as a Lender (including the Issuing Lender defined herein)

                (herein collectively called the "Lenders" and individually called a "Lender")

                - and -

                KINROSS GOLD CORPORATION, a corporation incorporated under the laws of the Province of Ontario

                (herein called "Kinross Canada")

                - and -

                KINROSS GOLD U.S.A., INC., a corporation incorporated under the laws of the State of Nevada

                (herein called "Kinross U.S.A.")

                - and -

                FAIRBANKS GOLD MINING, INC. a corporation incorporated under the laws of the State of Delaware

                (herein called "Fairbanks U.S.")

        WHEREAS Kinross Canada, Kinross U.S.A. and Fairbanks U.S. (collectively, the "Borrowers" and, individually, a "Borrower") have requested the Lenders to establish a certain credit facility to repay in full all amounts outstanding under the Existing Credit Agreement (other than the Existing Letters and accrued fees thereon), issue a Letter to replace the UBS Letter and otherwise for general corporate purposes;

        AND WHEREAS the Lenders are willing to provide such credit facility to the Borrowers for the aforesaid purposes upon the terms and conditions contained herein;

        NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.01 DEFINED TERMS. The following defined terms shall for all purposes of this agreement, or any amendment, substitution, supplement, replacement or addition hereto, have the following respective meanings unless the context otherwise specifies or requires or unless otherwise defined herein:

"ALTERNATE BASE RATE CANADA" means, at any particular time, the variable rate of interest per annum, calculated on the basis of a 360-day year, which is equal to the greater of (a) the Base Rate Canada at such time and (b) the aggregate of
(i) the Federal Funds Effective Rate at such time and (ii) 1/2 of 1% per annum.

"ALTERNATIVE BASE RATE NEW YORK" means, at any particular time, the variable rate of interest per annum, calculated on the basis of a 360-day year, which is equal to the greater of (a) the Base Rate New York at such time and (b) the aggregate of (i) the Federal Funds Effective Rate at such time and (ii) 1/2 of 1% per annum.

"APPLICABLE RATE" means, for a particular Fiscal Quarter, the rate per annum used to determine the interest rate on various types of Loans, the rate used to calculate acceptance fees pursuant to Section 7.05, the rate used to calculate standby fees pursuant to Section 7.06 or the rate used to calculate Letter issuance fees pursuant to Section 7.07 by reference to the range in which the Net Indebtedness/Rolling OCF Ratio for the second immediately preceding Fiscal Quarter falls as set forth in Schedule J hereto, provided that (i) changes in the Applicable Rate shall be effective as set forth in Section 7.08, (ii) changes in the Applicable Rate shall apply, as at the effective dates of such changes, to Bankers' Acceptances, BA Rate Loans, LIBO Loans and Letters outstanding on such dates, but only for those portions of applicable terms or Interest Periods, as the case may be, falling within those times during which the changes in the Applicable Rate are effective, as provided above. Up to and including the Fiscal Quarter ending September 30, 2000, the Applicable Rate indicated for Level 4 in Schedule J hereto shall apply. The Applicable Rate for the Fiscal Quarter commencing October 1, 2000 shall be determined based upon the Net Indebtedness/Rolling OCF Ratio using the Net Indebtedness as at June 30, 2000 and Rolling OCF for the Fiscal Quarter ending June 30, 2000. The Applicable Rate for each subsequent Fiscal Quarter shall be determined based upon the Net Indebtedness/Rolling OCF Ratio using Net Indebtedness and Rolling OCF having a similar one Fiscal Quarter lag. The Applicable Rate for any outstanding Letter shall be reduced to 0.50% per annum to the extent, and for so long as, same has been defeased by way of a deposit to the Sinking Fund Account.

"ATTRIBUTABLE DEBT" means, at any particular time and with respect to all capital leases under which Kinross Canada, on a consolidated basis taking into account only the Companies, is at such time liable as lessee, the aggregate amount which would, in accordance with generally accepted accounting principles, be considered to be the amount owing thereunder.

"AVAILABLE CREDIT" means, at any particular time, the amount equal to A less B less C, where

A = the amount of the Credit Facility at such time;

B = the amount by which the aggregate amount of deposits to the Sinking Fund
    Account in accordance with Section 11.01(v) up to such time exceeds the aggregate amount of withdrawals pursuant to the penultimate section of
    Section 6 of the Sinking Fund Pledge Agreement up to such time; and

C = the amount of credit outstanding under Credit Facility at such time.

"BA DISCOUNTED PROCEEDS" means, in respect of any Bankers' Acceptances to be accepted by a Lender on any day, an amount (rounded to the nearest whole cent and with one-half of one cent being rounded up) calculated on such day by multiplying:

        (a)    the aggregate face amount of such Bankers' Acceptances; by

        (b) the price, where the price is determined by dividing one by the sum of one plus the product of:

               (i) the BA Rate which is applicable to such Bankers' Acceptance (expressed as a decimal); and

               (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptances and the denominator of which is 365;

               with the price as so determined being rounded up or down to the fifth decimal place and .000005 being rounded up.

"BA PROCEEDS" means, with respect to a particular Bankers' Acceptance, the BA Discounted Proceeds with respect thereto less the aggregate amount of the acceptance fees in respect of such Bankers' Acceptance calculated in accordance with Section 7.05.

"BA RATE" means the BA Schedule I Rate or the BA Schedule II Rate, as the case may be.

"BA RATE LOAN" shall have the meaning ascribed thereto in Section 3.05.

"BA SCHEDULE I RATE" means, with respect to an issue of Bankers' Acceptances with the same maturity date to be accepted by a Schedule I Lender hereunder, the discount rate per annum, calculated on the basis of a year of 365 days, (i) equal to, as determined by the Administrative Agent, the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates that appear on the Reuters Screen CDOR Page at or about 10:00 a.m. (Toronto time) on the date of issue and acceptance of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such issue of Bankers' Acceptances or (ii) if such Page does not appear, the discount rate per annum, calculated on the basis of a year of 365 days, determined by the Administrative Agent as being the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates of the Schedule I Reference Lenders determined in accordance with their normal practices at or about 10:00 a.m. (Toronto time) on the date of issue and acceptance of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such issue of Bankers' Acceptances.

"BA SCHEDULE II RATE" means, with respect to an issue of Bankers' Acceptances with the same maturity date to be accepted by a Schedule II Lender hereunder, the lesser of (i) the discount rate per annum, calculated on the basis of a year of 365 days, determined by the Administrative Agent as being the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates of the Schedule II Reference Lenders determined in accordance with their normal practices at or about 10:00 a.m. (Toronto time) on the date of issue and acceptance of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such issue of Bankers' Acceptances and (ii) the BA Schedule I Rate with respect to an issue of Bankers' Acceptances with the same maturity date to be accepted by a Schedule I Lender hereunder plus 0.15% per annum.

"BANKERS' ACCEPTANCE" means a bill of exchange subject to the Bills of Exchange Act (Canada) or a depository bill subject to the Depository Bills and Notes Act (Canada) (a) drawn by Kinross Canada and accepted by a Lender, (b) denominated in Canadian dollars, (c) having a term to maturity of 30 to 182 days, (d) issued and payable only in Canada and (e) having a face amount of not less than Cdn. $500,000 or an integral multiple of Cdn. $1,000 in excess thereof.

"BANKING DAY" means any day, other than Saturday and Sunday, on which banks generally are open for business in Toronto, Ontario and Atlanta, Georgia and when used in respect of LIBO Loans, means any day other than a Saturday or Sunday on which banks generally are open for business in Toronto, Ontario, Atlanta, Georgia, New York, New York, and London, England and on which transactions can be carried on in the London interbank market.

"BASE RATE CANADA" means the variable rate of interest per annum determined by the Administrative Agent from time to time as its base rate for United States dollar loans made by the Administrative Agent in Canada from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Administrative Agent, calculated on the basis of a year of 365 or 366 days, as the case may be.

"BASE RATE CANADA LOAN" means monies lent by the Lenders to Kinross Canada hereunder in United States dollars and upon which interest accrues at a rate referable to the Alternate Base Rate Canada.

"BASE RATE NEW YORK" means the variable rate of interest per annum determined by the Administrative Agent from time to time as its base rate for United States dollar loans made by the Administrative Agent in the United States from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Administrative Agent, calculated on the basis of a year of 360 days.

"BASE RATE NEW YORK LOAN" means monies lent by the Lenders to Kinross U.S.A. and upon which interest accrues at a rate referable to the Alternate Base Rate New York.

"BORROWER DOCUMENTS" means this agreement, the Fee Agreement and the Borrower Security Documents and "BORROWER DOCUMENT" means any of the Borrower Documents.

"BORROWER SECURITY DOCUMENTS" means the Kinross Canada Security Documents, the Kinross U.S.A. Investment Account Pledge Agreement and the Fairbanks U.S. Security Documents and "BORROWER SECURITY DOCUMENT" means any of the Borrower Security Documents.

"BRANCHES OF ACCOUNT" means the Canadian Branch of Account and the U.S. Branch of Account.

"CANADIAN BRANCH OF ACCOUNT" means the Toronto main branch of the Administrative Agent located at Scotia Plaza, 44 King Street West, Toronto, Ontario, or such other branch of the Administrative Agent located in Canada as Kinross Canada and the Administrative Agent may agree upon.

"CANADIAN DOLLAR EQUIVALENT" means the relevant Exchange Equivalent in Canadian dollars of any amount of United States dollars.

"CASH PROCEEDS OF REALIZATION" means the aggregate of (i) all Proceeds of Realization in the form of cash and (ii) all cash proceeds of the sale or disposition of non-cash Proceeds of Realization, in each case expressed in U.S. dollars.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 of the United States, as amended by the Superfund Amendments and Reauthorization Act and as further amended from time to time, and any successor statute and including all regulations issued under all such statutes.

"CODE" means the Internal Revenue Code of 1986 of the United States, as amended from time to time, and any successor statute and including all regulations issued under all such statutes.

"COMPANIES" means the Borrowers and the Restricted Subsidiaries.

"CONTAMINANT" means any contaminant, as defined by the EPA.

"CONVERSION NOTICE" shall have the meaning ascribed thereto in Section 6.04.

"CREDIT EXCESS" means, as at a particular date, the amount, if any, by which the aggregate amount of credit outstanding under the Credit Facility as at the close of business on such date exceeds the aggregate amount of the Credit Facility as at the close of business on such date.

"CREDIT FACILITY" means the revolving reducing term credit facility established by the Lenders in favour of the Borrowers pursuant to Section 2.01.

"DEFAULT" means any event which is or which, with the passage of time, the giving of notice or both, would be an Event of Default.

"DESIGNATED ACCOUNT" means, with respect to transactions in a particular currency for a particular Borrower, the account of such Borrower maintained by the Administrative Agent at the relevant Branch of Account for the purposes of transactions in such currency under this agreement.

"$" denotes Canadian dollars or U.S. dollars as the context may permit.

"DRAFT" means any draft, bill of exchange, receipt, acceptance, demand or other request for payment drawn or issued under or in respect of a Letter.

"DRAWDOWN NOTICE" shall have the meaning ascribed thereto in Section 4.01.

"EBRD" means the European Bank for Reconstruction and Development.

"ENVIRONMENTAL INDEMNITY AGREEMENT" means the indemnity agreement to be entered into by the Companies in favour of the Administrative Agent and the Lenders, as the same may be amended, modified, supplemented or replaced from time to time.

"ENVIRONMENTAL LAWS" means all applicable federal, state, provincial or local statutes, laws, ordinances, codes, rules, regulations, decrees and orders regulating, relating to or imposing liability or standards of conduct concerning public health or protection of the environment (including, without limitation, CERCLA , EPA and the Surface Mining Control and Reclamation Act of 1977, as amended).

"EPA" means the Environmental Protection Act (Ontario), as amended from time to time, and any successor statute.

"EQUITY" means, at any particular time, the amount which would, in accordance with generally accepted accounting principles, be classified on the consolidated balance sheet of Kinross Canada at such time as shareholders' equity of Kinross Canada.

"ERISA" means the Employee Retirement Income Security Act of 1974 of the United States, as amended from time to time, and any successor statute and including all regulations issued under all such statutes.

"ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of which any Borrower is a member and which group is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001 of ERISA.

"ERISA COMPANIES" means the Borrowers and the ERISA Affiliates and "ERISA COMPANY" means any of the ERISA Companies.

"EVENT OF DEFAULT" means any one of the events set forth in Section 13.01.

"EXCHANGE EQUIVALENT" means, (A) for the purposes of Sections 3.07(c) or (d), 6.01, 6.02 and 6.03, as of any particular time on any date, with reference to any amount (the "original amount") expressed in a particular currency (the "original currency"), the amount expressed in another currency which would be required to buy the original amount of the original currency using the quoted spot rates at which the principal office in Toronto of the Administrative Agent offers to provide such other currency in exchange for such original currency at such time on such date; or (B) otherwise for the purposes of this agreement, as of any particular date, with reference to any amount (the "original amount") expressed in a particular currency (the "original currency"), the amount expressed in another currency which would be required to buy the original amount of the original currency using the quoted spot rates at which the principal office in Toronto of the Administrative Agent offers to provide such other currency in exchange for such original currency at 12:00 noon (Toronto time) on such date.

"EXISTING CREDIT AGREEMENT" means the credit agreement made as of February 12, 1999 between The Bank of Nova Scotia, Kinross Canada and Kinross U.S.A., as amended from time to time.

"EXISTING LETTERS" means the letters of credit set out in Schedule L hereto.

"EXPOSURE" means, with respect to a particular Lender, the amount of the Secured Obligations (without duplication) which are owing to such Lender, determined in accordance with Section 14.19.

"FAIRBANKS CANADA" means Fairbanks Gold Ltd.

"FAIRBANKS CANADA GUARANTEE" means the guarantee agreement to be entered into by Fairbanks Canada in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Fairbanks Canada shall guarantee the Secured Obligations and the Hedging Obligations to the extent they relate to Kinross Canada.

"FAIRBANKS CANADA PLEDGE AGREEMENT" means the pledge agreement to be entered into by Fairbanks Canada in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Fairbanks Canada shall pledge to the Administrative Agent and grant to the Administrative Agent a security interest in all of the issued and outstanding shares of Melba

Creek as continuing collateral security for the indebtedness, liabilities and obligations of Fairbanks Canada under the Fairbanks Canada Guarantee to the extent it relates to the Secured Obligations.

"FAIRBANKS U.S. INVESTMENT ACCOUNT PLEDGE AGREEMENT" means the pledge agreement to be entered into by Fairbanks U.S. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Fairbanks U.S. shall pledge to the Administrative Agent and grant to the Administrative Agent a security interest in all of the Investment Account Collateral of Fairbanks U.S. as continuing collateral security for the Secured Obligations.

FAIRBANKS U.S. PLEDGE AND SECURITY AGREEMENT" means the pledge and security agreement to be entered into by Fairbanks U.S. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Fairbanks U.S. shall grant to the Administrative Agent a security interest in, and deposit in pledge with the Administrative Agent, the Pledged Bonds as continuing collateral security for the Secured Obligations.

"FAIRBANKS US. SECURITY DOCUMENTS" means the Fort Knox Deposit Trust Deed, the True North Deposit Trust Deed, the Fairbanks U.S. Investment Account Pledge Agreement and the Fairbanks U.S. Pledge and Security Agreement and "FAIRBANKS U.S. SECURITY DOCUMENT" means any of the Fairbanks U.S. Security Documents.

"FEDERAL FUNDS EFFECTIVE RATE" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a year of 360 days and for the actual number of days elapsed, equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York or, for any Banking Day on which such rate is not so published by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

"FEE LETTER" means the fee letter dated November 29, 1999 between The Bank of Nova Scotia, Kinross Canada and Kinross U.S.A., as the same may be amended, modified, supplemented or replaced from time to time.

"FISCAL QUARTER" means any of the three-month periods ending on the last day of March, June, September and December in each Fiscal Year.

"FISCAL YEAR" means the twelve-month period ending on the last day of December in each year.

"FORT KNOX DEPOSIT"means the real property owned by Fairbanks U.S. or Melba Creek and described as such in Schedule O hereto, together with all buildings and structures therein and appurtenances thereto.

"FORT KNOX DEPOSIT TRUST DEED" means the deed of trust to be entered into by Fairbanks U.S. and Melba Creek in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Fairbanks U.S. and Melba Creek shall grant to the Administrative Agent a first fixed and floating charge over all of the assets related to the Fort Knox Deposit as continuing collateral security, in the case of Fairbanks U.S., for the Secured Obligations, and, in the case of Melba Creek, for the indebtedness, liabilities and obligations of Melba Creek under the Melba Creek Guarantee to the extent it relates to the Secured Obligations.

"FORT KNOX MINE" means the gold mine located in central Alaska, 22 miles south of Fairbanks and, for certainty, includes the Fort Knox Deposit, True North Deposit and Ryan Lode Deposit.

"F.R.S. BOARD" means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in effect in Canada from time to time consistently applied, as recommended by the Handbook of the Canadian Institute of Chartered Accountants.

"GOLD EQUIVALENT" means the gold ounces plus the gold equivalent of silver ounces, with silver ounces converted to gold ounces based upon the 30 day trailing average spot gold and silver prices.

"GUARANTEES" means the Kinam Canada Guarantee, the Kinam U.S. Guarantee, the Fairbanks Canada Guarantee, the Melba Creek Guarantee, the Kinam Refugio Guarantee, the LT Acquisition Guarantee, the Ryan Lode Guarantee, the Teko Inc. Guarantee and the Teko Ltd. Guarantee.

"GUARANTOR DOCUMENTS" means the Guarantees and the Guarantor Security Documents

"GUARANTOR SECURITY DOCUMENTS" means the Fairbanks Canada Pledge Agreement, Kinam Refugio Investment Account Pledge Agreement, Kinam U.S. Security Documents, Teko Inc. Investment Account Pledge Agreement, the Teko Ltd. Pledge Agreement, the Fort Knox Deposit Trust Deed, the Ryan Lode Deposit Trust Deed and the True North Deposit Trust Deed.

"HAZARDOUS MATERIALS" means:

        (a)    any "hazardous substance", as defined by CERCLA;

        (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act of the United States, as amended from time to time, or any successor statute;

        (c) any petroleum product, asbestos, polychlorinated biphenyl (PCB), natural gas, natural gas liquids, liquified natural gas or synthetic gas usable for fuel;

        (d) any material defined as "hazardous waste" pursuant to 40 Code of Federal Regulations Part 261 or any "hazardous chemical" as defined pursuant to 29 Code of Federal Regulations Part 1910; or

        (e) any pollutant or contaminant or hazardous or toxic chemical, material or substance within the meaning of any applicable federal, state, provincial or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material or concerning the environment or public health, all as in effect on the applicable date.

"HEDGING AGREEMENTS" means any spot or forward foreign exchange transaction, interest rate swap transaction, currency swap transaction, forward rate transaction, rate cap transaction, rate floor transaction, rate collar transaction, and any other exchange or rate protection transaction, any combination of such transactions or any option with respect to any such transaction entered into between any Borrower and any Lender.

"HEDGING OBLIGATIONS" means all present and future indebtedness, liabilities and obligations of any Borrower to all financial institutions which are Lenders and so long as they are Lenders under any Hedging Agreement.

"HOYLE POND MINE" means the gold mine located in Hoyle Township in the vicinity of Timmins, Ontario.

"INDEBTEDNESS" of any Person means, without duplication, (i) indebtedness of such Person for borrowed money or for the deferred purchase price of property and services, (ii) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee (including, without limitation, all obligations under any synthetic lease), (iv) contingent obligations of such Person under any guarantee, letter of credit or guarantee, surety bond or any other instrument or agreement and (v) to the extent accelerated, obligations of any Person under any spot or forward foreign exchange transaction, interest rate swap transaction, currency swap transaction, forward rate transaction, rate cap transaction, rate floor transaction, rate collar transaction, any other exchange or rate protection, any combination of such transactions or any option with respect to any such transaction.

"INDIVIDUAL COMMITMENT" means, with respect to a particular Lender, the amount set forth in Schedule A attached hereto, as reduced or amended from time to time pursuant to Sections 2.04, 8.03 and 15.05 as the individual commitment of such Lender with respect to the Credit Facility, provided that, upon the termination of the Credit Facility pursuant to Section 2.05, the Individual Commitment of each Lender with respect to the Credit Facility shall thereafter be equal to the aggregate amount of outstanding credit extended to the Borrowers by such Lender under the Credit Facility immediately prior to the termination of the Credit Facility.

"INDUSTRIAL REVENUE BONDS" means the revenue bonds in the initial amount of U.S.$71,000,000 issued by Alaska Industrial Development and Export Authority at the request of Fairbanks U.S.

"INTEREST EXPENSES" means, for any particular period, the amount which would, in accordance with generally accepted accounting principles, be classified on the consolidated income statement of Kinross Canada taking into account only the Companies for such period as gross interest expenses.

"INTEREST PERIOD" means, in the case of any LIBO Loan, the applicable period for which interest on such LIBO Loan shall be calculated pursuant to Article 7.

"INVESTMENT ACCOUNT" means, with respect to a particular Company, any bank account or investment account now or hereafter maintained by such Company with the Administrative Agent or any other financial institution and provided that:

        (a) such Company has pledged with the Administrative Agent and granted to the Administrative Agent a security interest in all of its Investment Account Collateral pursuant to a pledge agreement, in form and substance satisfactory to all of the Lenders, as continuing collateral security for the indebtedness, liabilities and obligations of such Company under its Guarantee to the extent it relates to the Secured Obligations; and

        (b) if such account is maintained with a financial institution other than the Administrative Agent, such Company shall have provided to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, an instrument of such financial institution (i) acknowledging that a security interest in the Investment Account Collateral has been granted to the Administrative Agent and confirm that no such security interest has been granted to such financial institution, (ii) agreeing not to exercise any right of set off against such account, (iii) agreeing to provide the Administrative Agent, upon request, information as to the amount on deposit in such accounts and any investments thereof, (iv) agreeing not to permit withdrawals from such account if so notified by the Administrative Agent and (v) agreeing to deliver up the Investment Account Collateral upon notice from the Administrative Agent that the security therein is enforceable.

"INVESTMENT ACCOUNT COLLATERAL" means, with respect to a particular Company, all cash and Permitted Investments on deposit from time to time in all Investment Accounts of such Company.

"IRB LOAN AGREEMENTS" means the loan agreements dated as of May 1, 1997 between Fairbanks U.S. and the Alaska Industrial Development and Export Authority and pursuant to which the Alaska Industrial Development and Export Authority advanced monies to Fairbanks U.S. to finance the cost of acquisition, purchase, construction, improvement and equipping of the Project (as defined therein).

"ISSUING LENDER" means The Bank of Nova Scotia or any other Lender selected by the Administrative Agent and acceptable to the Borrowers who assumes in writing the obligation of issuing Letters under the Credit Facility on behalf of the Lenders.

"KINAM CANADA" means Kinam (B.C.) Ltd.

"KINAM CANADA GUARANTEE" means the guarantee agreement to be entered into by Kinam Canada in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinam Canada shall guarantee the Secured Obligations and the Hedging Obligations to the extent they relate to Kinross Canada.

"KINAM REFUGIO" means Kinam Refugio Inc.

"KINAM REFUGIO GUARANTEE" means the guarantee agreement to be entered into by Kinam Refugio in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinam Refugio shall guarantee the Secured Obligations and the Hedging Obligations.

"KINAM REFUGIO INVESTMENT ACCOUNT PLEDGE AGREEMENT" means the pledge agreement to be entered into by Kinam Refugio in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinam Refugio shall pledge to the Administrative Agent and grants to the Administrative Agent a security interest in all of the Investment Account Collateral of Kinam Refugio as continuing collateral security for the indebtedness, liabilities and obligation of Kinam Refugio under the Kinam Refugio Guarantee to the extent it relates to the Secured Obligations.

"KINAM U.S." means Kinam Gold Inc.

"KINAM U.S. GUARANTEE" means the guarantee agreement to be entered into by Kinam U.S. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinam U.S. shall guarantee the Secured Obligations and the Hedging Obligations.

"KINAM U.S. INVESTMENT ACCOUNT PLEDGE AGREEMENT" means the pledge agreement to be entered into by Kinam U.S. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinam U.S. shall pledge to the Administrative Agent and grants to the Administrative Agent a security interest in all of the Investment Account Collateral of Kinam U.S. as continuing collateral security for the indebtedness, liabilities and obligation of Kinam U.S. under the Kinam U.S. Guarantee to the extent it relates to the Secured Obligations.

"KINAM U.S. PLEDGE AGREEMENT" means the pledge agreement to be entered into by Kinam U.S. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinam U.S. shall pledge to the Administrative Agent and grant to the Administrative Agent a security interest in all of the issued and outstanding shares of Fairbanks U.S. as continuing collateral security for the indebtedness, liabilities and obligations of Kinam U.S. under the Kinam U.S. Guarantee to the extent it relates to the Secured Obligations.

"KINAM U.S. SECURITY DOCUMENTS" means the Kinam U.S. Investment Account Pledge Agreement and the Kinam U.S. Pledge Agreement and "KINAM U.S. SECURITY DOCUMENT" means either of the Kinam U.S. Security Documents.

"KINROSS CANADA INVESTMENT ACCOUNT PLEDGE AGREEMENT" means the pledge agreement to be entered into by Kinross Canada in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinross Canada shall pledge to the Administrative Agent and grant to the Administrative Agent a security interest in all monies and permitted investments in its Investment Account as continuing collateral security for the Secured Obligations.

"KINROSS CANADA SECURITY DOCUMENTS" means the Kinross Canada Investment Account Pledge Agreement and the Sinking Fund Pledge Agreement and "KINROSS CANADA SECURITY DOCUMENT" means either of the Kinross Canada Security Documents.

"KINROSS U.S.A. INVESTMENT ACCOUNT PLEDGE AGREEMENT" means the pledge agreement to be entered into by Kinross U.S.A. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinross U.S.A. shall pledge to the Administrative Agent and grant to the Administrative Agent a security interest in all monies and permitted investments in its Investment Account as continuing collateral security for the Secured Obligations.

"LETTERS" means:

        (x) standby letters of credit or letters of guarantee issued by the Issuing Lender (i) at the request, and on the credit, of Kinross Canada and (ii) on behalf of Kinross Canada and, if applicable, a Subsidiary, each being denominated in Canadian dollars or United States dollars, having a term of not more than one year, being renewable in the sole discretion of the Issuing Lender, being issued to a named beneficiary acceptable to the Issuing Lender and being otherwise in a form satisfactory to the Issuing Lender; and

        (y) standby letters of credit issued by the Issuing Lender (i) at the request, and on the credit, of either U.S. Borrower and (ii) on behalf of such U.S. Borrower and, if applicable, a Subsidiary, each being denominated in United States dollars, having a term of not more than one year, being renewable in the sole discretion of the Issuing Lender, being issued to a named beneficiary acceptable to the Issuing Lender and being otherwise in a form satisfactory to the Issuing Lender.

With respect to any Letter to be issued hereunder at the request, and on behalf of, Fairbanks U.S. to replace the UBS Letter, the Issuing Lender confirms (x) the current beneficiary of the UBS Letter is acceptable to the Issuing Lender and (y) the Issuing Lender shall renew any such replacement Letter provided no Default or Event of Default has occurred and is outstanding at the time of any such renewal.

"LIBO LOAN" means monies lent by the Lenders to Kinross Canada in United States dollars and upon which interest accrues at a rate referable to LIBOR or monies lent by the Lenders to Kinross U.S.A. in United States dollars and upon which interest accrues at a rate referable to LIBOR (Reserve Adjusted).

"LIBOR" means the rate of interest per annum, calculated on the basis of a year of 360 days, determined by the Administrative Agent for a particular Interest Period to be the rate of interest per annum that appears as such on the Telerate Screen Page 3750 at 11:00 a.m. (London time) on the second Banking Day prior to the commencement of such Interest Period.

"LIBOR (RESERVE ADJUSTED)" means, for a particular Interest Period, the rate per annum, calculated on the basis of a year of 360 days, determined pursuant to the following formula (and rounded up to the nearest 1/16 of 1%):

    LIBOR (Reserve Adjusted)     =     LIBOR for such Interest Period
                                       ------------------------------
                                       1 - LIBOR Reserve Percentage
                                           for such Interest Period

LIBOR (Reserve Adjusted) for any Interest Period for LIBO Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent, two Banking Days before the first day of such Interest Period.

"LIBOR RESERVE PERCENTAGE" means, for a particular Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

"LIEN" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor's privilege, vendor's right of reclamation or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by law (statutory or otherwise), that secures the payment of any indebtedness or liability or the observance or performance of any obligation (including any agreement to give any of the foregoing and any filing of or agreement to give any financing statement under the UCC, the PPSA or any similar action under any similar law of any other jurisdiction).

"LOAN DOCUMENTS" means the Borrower Documents and Guarantor Documents and all certificates, notices and other documents delivered or to be delivered to the Administrative Agent in relation to the Credit Facility pursuant hereto or thereto.

"LOANS" means Prime Rate Loans, BA Rate Loans, Base Rate Canada Loans, Base Rate New York Loans and LIBO Loans.

"LT ACQUISITION"means LT Acquisition Inc.

"LT ACQUISITION GUARANTEE" means the guarantee agreement to be entered into by LT Acquisition in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which LT Acquisition shall guarantee the Secured Obligations and the Hedging Obligations.

"MACASSA MINE" means the gold mine located in Teck Township on the outskirts of the town of Kirkland Lake, in northeastern Ontario.

"MAJORITY LENDERS" means, at any particular time, such group of Lenders whose Individual Commitments aggregate at least two-thirds of the aggregate of the Individual Commitments of all the Lenders at such time.

"MATERIAL ADVERSE CHANGE" means any change of circumstances or event which would or does have a Material Adverse Effect.

"MATERIAL ADVERSE EFFECT" means a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on the ability of any Company to perform its material obligations under any Loan Document or on the ability of the Lenders to enforce any of such obligations.

"MATURITY DATE" means December 31, 2002, as the same may be extended from time to time pursuant to Section 9.02.

"MELBA CREEK" means Melba Creek Mining, Inc.

"MELBA CREEK GUARANTEE" means the guarantee agreement to be entered into by Melba Creek in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Melba Creek shall guarantee the Secured Obligations and the Hedging Obligations.

"MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any ERISA Company is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

"NET INCOME" means, for any particular period, the amount which would, in accordance with generally accepted accounting principles, be classified on the consolidated income statement of Kinross Canada (taking into account only the Companies) for such period as the net income of Kinross Canada excluding any extraordinary items; provided, however, that for the purposes of Section 11.01(o), Net Income shall be calculated for Kinross Canada on a consolidated basis without the restriction of taking into account only the Companies.

"NET INDEBTEDNESS" means, at any particular time, Total Indebtedness at such time less (x) Non-Recourse Indebtedness at such time and (y) the aggregate cash balances of the Companies at such time which are not subject to a Lien other than a Lien in favour of the Administrative Agent, and which are on deposit in an Investment Account.

"NET INDEBTEDNESS/RESERVES RATIO" means, at any particular time, the ratio of
(i) Net Indebtedness at such time to (ii) the Reserves at such time.

"NET INDEBTEDNESS/ROLLING OCF RATIO" means, as at the last day of any Fiscal Quarter, the ratio of (i) Net Indebtedness at such date to (ii) Rolling OCF for such Fiscal Quarter.

"NON-RECOURSE INDEBTEDNESS" means Indebtedness of any subsidiary, direct or indirect, of any Borrower (other than the Restricted Subsidiaries) with respect to which no recourse may be had in any way to the Companies.

"NON-RECOURSE SUBSIDIARIES" means any subsidiary, direct or indirect, of any Borrower that has any Non-Recourse Indebtedness.

"OCF" means, for any particular Fiscal Quarter, Net Income for such Fiscal Quarter plus, to the extent deducted in determining Net Income, the aggregate of

        (a)    Interest Expenses for such Fiscal Quarter;

        (b) consolidated income tax expenses of Kinross Canada for such Fiscal Quarter (taking into account only the Companies); and

        (c) consolidated depreciation and amortization expenses and other non-cash expenses of Kinross Canada for such Fiscal Quarter (taking into account only the Companies).

The calculation of OCF shall be adjusted for non-cash revenues and expenses of the Companies including, without limitation, deferred revenue and the difference between accrued and cash reclamation costs. The calculation of OCF shall also be reduced by an amount equal to the aggregate cash reclamation costs for properties owned by any subsidiary of Kinross Canada which is neither a Restricted Subsidiary nor a Non-Recourse Subsidiary.

"OFFICIAL BODY" means any national government or government of any political subdivision thereof, or any agency, authority, board, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator, arbitrator or referee, whether foreign or domestic.

"OMOLON" means Omolon Gold Mining Company.

"OMOLON SUBORDINATED DEBT FACILITY" means the loan made by ABN AMRO Bank (Moscow) Ltd. to Omolon pursuant to the loan agreement dated November 29, 1996, etween Omolon and ABN AMRO Bank (Moscow) Ltd., as amended.

"OMOLON WORKING CAPITAL FACILITY" means the working capital facility established in favour of Omolon by ABN AMRO Bank A.O. pursuant to an agreement dated March 4, 1999, as the same may be amended, modified, supplemented or replaced from time to time in accordance with Section 11.02(h).

"OPIC" means the Overseas Private Investment Corporation.

"OPIC/EBRD OMOLON INDEBTEDNESS" means all indebtedness owed by Omolon to either OPIC or EBRD including, without limitation, under or in connection with the following:

        (i) the loan agreement dated as of June 30, 1995 between Omolon and EBRD, as amended; and

        (ii) the finance agreement dated as of June 30, 1995 between Omolon and OPIC, as amended.

"ORDER" means an order, judgment, injunction or other determination restricting payment by the Issuing Lender under or in accordance with a Letter or extending the Issuing Lender's liability beyond the expiration date stated therein.

"PBGC" means Pension Benefit Guaranty Corporation.

"PERMITTED INVESTMENTS" means investments made in accordance with the then current investment policy of the Board of Directors of Kinross Canada or otherwise acceptable to the Administrative Agent.

"PERMITTED LIENS" means any one or more of the following with respect to the property and assets of the Companies:

        (a) Liens for taxes, assessments or governmental charges or levies not at the time due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which reserves are being maintained in accordance with generally accepted accounting principles so long as forfeiture of any part of such property or assets will not result from the failure to pay such taxes, assessments or governmental charges or levies during the period of such contest;

        (b) the Lien of any judgment rendered or the Lien of any claim filed which is being contested in good faith by appropriate proceedings and as to which reserves are being maintained in accordance with generally accepted accounting principles so long as forfeiture of any part of such property or assets will not result from the failure to satisfy such judgment or claim during the period of such contest;

        (c) undetermined or inchoate Liens and charges incidental to construction or current operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent;

        (d) restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other persons which in the aggregate do not materially impair the usefulness, in the operation of the business of any Company, of the property subject to such restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other persons;

        (e) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by any Company or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

        (f) the Lien resulting from the deposit of cash or securities (i) in connection with contracts, tenders or expropriation proceedings, or (ii) to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations, or (iii) in connection with the discharge of Liens or claims incidental to construction and mechanics', warehouseman's, carriers' and other similar liens;

        (g) security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of any Company, all in the ordinary course of business;

        (h) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown or in comparable grants, if any, in jurisdictions other than Canada;

        (i) title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the use of the property for the purpose for which it is held;

        (j) applicable municipal and other governmental restrictions affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and will not materially impair the use of the property for the purpose for which it is held;

        (k) Liens to secure the payment of the purchase price or the repayment of monies borrowed to pay the purchase price of any equipment hereafter or previously acquired by any Company;

        (l) Liens on minerals or the proceeds of sale of such minerals arising or granted pursuant to a processing arrangement, securing the payment of a Company's portion of the fees, costs and expenses attributable to the processing of such minerals under any such processing arrangement, but only insofar as such Liens relate to obligations which are at such time not past due and provided further that the aggregate amount of such obligations do not exceed $500,000 at any time;

        (m) any other Lien satisfaction of which has been provided for by deposit in escrow of cash or a surety bond in an amount sufficient to pay the liability in respect of such Lien in full and provided further that the aggregate amount of such obligations do not exceed $500,000 at any time.

        (n) Liens to secure non-recourse project indebtedness for borrowed money of any Company provided that the assets thereby encumbered are not related to mines that have commenced operation as at the date hereof;

        (o) capital leases, provided that the Attributable Debt in connection therewith does not at any time exceed U.S. $40,000,000;

        (p) Lien granted by Kinross Canada in favour of ABN Amro Bank Canada pursuant to a pledge and security agreement dated as of December 10, 1998 by Kinross Canada in favour of ABN Amro Bank Canada;

        (q) Liens set out in the title opinions referred to in Section 12.02(d)(ix) to the extent approved in writing by the Administrative Agent; and

        (r) the extension, renewal or refinancing of any Permitted Lien, provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing and the Lien is not extended to any additional property.

"PERSON" means any natural person, corporation, firm, partnership, joint venture, joint stock company, incorporated or unincorporated association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"PLAN" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA which is maintained for employees of any ERISA Company.

"PLEDGED BONDS" shall have the meaning ascribed thereto in the Fairbanks U.S. Pledge and Security Agreement.

"PPSA" means the Personal Property Security Act (Ontario), as amended.

"POLLUTANT" means any pollutant, as defined by EPA.

"POSTPONEMENT AND SUBORDINATION UNDERTAKING" means the postponement and subordination undertaking to be entered into by the subsidiaries of the Borrowers (other than the Companies) in favour of the Administrative Agent pursuant to Section 11.01(t), in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time.

"PREPAYMENT NOTICE" shall have the meaning ascribed thereto in Section 9.05.

"PRIME RATE" means the greater of (a) the variable rate of interest per annum equal to the rate of interest determined by the Administrative Agent from time to time as its prime rate of Canadian dollar loans made by the Administrative Agent in Canada from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Administrative Agent calculated on the basis of a year of 365 days and (b) the sum of (A) the BA
Schedule I Rate for a 30 day term on the date of determination and (B) 5/8 of 1% per annum.

"PRIME RATE LOANS" means monies lent by the Lenders to Kinross Canada hereunder in Canadian dollars and upon which interest accrues at a rate referable to the Prime Rate.

"PROCEEDS OF REALIZATION" means all cash and non-cash proceeds derived from any sale, disposition or other realization of the Secured Assets (i) after any notice by the Administrative Agent to the Borrowers pursuant to Section 13.01 declaring all indebtedness of the Borrowers hereunder to be immediately due and payable, (ii) upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of any of the Companies (or any other arrangement or marshalling of the Secured Assets that is similar thereto) or
(iii) upon the enforcement of, or any action taken with respect to, any of the Security Documents or Guarantees. For greater certainty, prior to the Security becoming enforceable (x) insurance proceeds derived as a result of the loss or destruction of any of the Secured Assets or (y) cash or non-cash proceeds derived from any expropriation or other condemnation of any of the Secured Assets shall not constitute Proceeds of Realization.

"PROJECTED PRODUCTION" means, as at the last day of any Fiscal Quarter, the aggregate projected production, expressed in ounces of gold, from the mines owned by the Companies for the next 18 months, such aggregate projected production (x) to be based upon the most recent budget of Kinross Canada delivered to the Administrative Agent pursuant to Section 11.01(a)(v), such budget to be in substantially the form previously provided by Kinross Canada to the Administrative Agent and (y) to be based on assumptions acceptable to the Majority Lenders, acting reasonably.

"PROJECTED REALIZED PRICE" means, as at the last day of any Fiscal Quarter and with respect to the applicable Projected Production, the average expected sale price per ounce of gold of such Projected Production, where

        (x) unhedged Projected Production is calculated at the trailing 30-day average spot price per ounce of gold; and

        (y) hedged Projected Production is calculated at the hedged price per ounce of gold, each of which type of hedge agreement and the counterparty thereto shall be on terms acceptable to the Administrative Agent.

For certainty, only hedged Projected Production which has been allocated for delivery within the relevant 18 month period shall be included in the calculation of Projected Realized Price.

"PRO RATA SHARE" means, at any particular time with respect to a particular Lender, the ratio of the Individual Commitment of such Lender at such time to the aggregate of the Individual Commitments of all of the Lenders at such time.

"QR MINE" means the gold mine located 70 kilometres southeast of Quesnel, British Columbia.

"RECEIVER" means a receiver, receiver and manager or other person having similar powers or authority appointed by the Administrative Agent or by a court at the instance of the Administrative Agent in respect of the Secured Assets or any part thereof.

"REDUCTION AMOUNT" means, for any Reduction Date, the amount equal to A less the aggregate of B plus C plus D, where

A = the Scheduled Reduction Amount that corresponds to such Reduction Date;

B = any amounts deposited into the Sinking Fund Account on such Reduction Date in accordance with the first sentence of Section 11.01(v);

C = any amount deposited into the Sinking Fund Account after the immediately preceding Reduction Date up to and including the particular Reduction Date pursuant to the second sentence of Section 11.01(v) (the "Relevant Period"); and

D = the aggregate amount of any mandatory prepayments under the Credit
    Facility made pursuant to Section 9.04 during the Relevant Period.

If, on any Reduction Date, the aggregate of B plus C plus D exceeds the amount of the relevant Scheduled Reduction Amount, the amount of the next Scheduled Reduction Amount shall be reduced by an amount equal to such excess and any remaining excess thereafter shall be applied as a reduction to the amount of the Credit Facility due on the Maturity Date and the remaining Scheduled Reduction Amounts, in inverse order of maturity.

"REDUCTION DATES" means each of June 30, 2000, December 31, 2000, June 30, 2001, December 31, 2001 and June 30, 2002 and "REDUCTION DATE" means any of the Reduction Dates.

"REFUGIO MINE" means the gold mine located in the Maricunga mining district in central Chile, 120 kilometres east of Iopiapo.

"RELEASE" means a "release", as such term is defined in CERCLA.

"RESERVES" means, at any particular time, the aggregate of (x) the aggregate proven and probable recoverable reserves of gold and silver of the Companies expressed in Gold Equivalent and (y) 50% of the possible recoverable reserves of gold and silver of Kinross Canada at the Hoyle Pond Mine, expressed in Gold Equivalent (provided such 50% never totals more than 15% of the Reserves), in each case acceptable to the Administrative Agent, acting reasonably. For purposes of greater certainty, (x) recoverable reserves shall be based upon the Fiscal Year end recoverable reserves as reported by Kinross Canada to the Administrative Agent but may include additional recoverable reserves which have been added subsequent to such Fiscal Year end to the extent acceptable to the Majority Lenders, acting reasonably, (y) recoverable reserves shall be decreased by the ounces of gold that form part of such recoverable reserves that have been actually mined since the beginning of the subsequent Fiscal Year until the time of determination, and (z) the recovery factor applied in calculating recoverable reserves must be acceptable to the Majority Lenders, acting reasonably.

"RESTRICTED SUBSIDIARIES" means Kinam U.S., Kinam Canada, Fairbanks Canada, Melba Creek, LT Acquisition, Teko Inc., Teko Ltd. and Kinam Refugio, being all of the subsidiaries, direct or indirect, of any Borrower that holds a direct or indirect interest in (x) any existing North American mine which is currently in production or (y) the Refugio Mine.

"ROLLING OCF" means, for any particular Fiscal Quarter, OCF for such Fiscal Quarter and for the three immediately preceding Fiscal Quarters.

"RYAN LODE DEPOSIT" means the real property owned by Teko Inc. and described as such in Schedule P hereto, together with all buildings and structures thereon and appurtenances thereto.

"RYAN LODE DEPOSIT TRUST DEED" means the deed of trust to be entered into by Teko Inc. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Teko Inc. shall grant to the Administrative Agent a first fixed and floating charge over all of the assets related to the Ryan Lode Deposit as continuing collateral security for the indebtedness, liabilities and obligations of Teko Inc. under the Teko Inc. Guarantee to the extent it relates to the Secured Obligations.

"ROLLOVER NOTICE" shall have the meaning ascribed thereto in Section 5.03.

"SCHEDULE I LENDERS" means the Lenders that are listed in Schedule I to the Bank Act (Canada).

"SCHEDULE II LENDERS" means the Lenders that are not Schedule I Lenders.

"SCHEDULE I REFERENCE LENDERS" means the Administrative Agent prior to the Syndication Date and thereafter means the Administrative Agent and up to two other Schedule I Lenders, which other Schedule I Lenders shall be acceptable to the Administrative Agent and the Borrowers acting reasonably.

"SCHEDULE II REFERENCE LENDERS" means a reference group of up to three Schedule II Lenders, the composition of which shall be acceptable to the Administrative Agent and the Borrowers acting reasonably.

"SCHEDULED REDUCTION AMOUNT" means, with respect to a particular Reduction Date, the amount opposite such Reduction Date as set forth below:

        REDUCTION DATE                   SCHEDULED REDUCTION AMOUNT
        --------------                   --------------------------
        June 30, 2000                           $10,000,000
        December 31, 2000                       $10,000,000
        June 30, 2001                           $10,000,000
        December 31, 2001                       $10,000,000
        June 30, 2002                           $15,000,000

provided, however, that the Scheduled Reduction Amounts shall be subject to adjustment as provided in the definition of "Reduction Amount".

"SECURED ASSETS" means the property and assets of the Companies in which the Administrative Agent has been granted a Lien pursuant to the Security Documents.

"SECURED OBLIGATIONS" means all present and future indebtedness, liabilities and obligations of any Borrower:

        (a) to the Administrative Agent and the Lenders or any of them under this agreement or any other Loan Document; and

        (b) to the Lenders in respect of cash management arrangements now or hereafter entered into.

"SECURITY" means the collateral security constituted by the Security Documents.

"SECURITY DOCUMENTS" means the Borrower Security Documents and the Guarantor Security Documents and "SECURITY DOCUMENT" means any of the Security Documents.

"SINKING FUND ACCOUNT" means the special purpose account established by Kinross Canada with the Administrative Agent at the applicable Branch of Account and into which Kinross Canada shall deposit monies pursuant to Section 11.01(v).

"SINKING FUND PLEDGE AGREEMENT" means the cash collateral pledge agreement to be entered into by Kinross Canada in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Kinross Canada shall pledge to the Administrative Agent and grant to the Administrative Agent a security interest in the Sinking Fund Account as continuing collateral security for the Secured Obligations.

"SUBSIDIARY" shall have the meaning ascribed thereto in the Business Corporations Act (Ontario).

"SYNDICATION DATE" means the date specified in a written notice from the Administrative Agent to the Borrowers as the date of the completion of the initial syndication by The Bank of Nova Scotia as Lender of the Credit Facility.

"TANGIBLE NET WORTH" means, at any particular time, the amount of Equity at such time less the aggregate of the amounts, at such time, which would, in accordance with generally accepted accounting principles, be classified upon the consolidated balance sheet of Kinross Canada as goodwill, deferred expenses and other intangible assets. For purposes of greater certainty, Tangible Net Worth shall include (without duplication):

        (i) the Amax Gold Inc. $3.75 Series B convertible preferred shares in the amount of approximately U.S. $88,300,000; and

        (ii) the Cdn. $200,000,000 December, 1996 subordinated convertible debentures of Kinross Canada;

and shall exclude (x) the redeemable retractable preference shares of Kinross Canada in the amount of approximately U.S.$3,000,000 and (y) equity in Non-Recourse Subsidiaries.

"TEKO INC." means La Teko Resources Inc.

"TEKO INC. GUARANTEE" means the guarantee agreement to be entered into by Teko Inc. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Teko Inc. shall guarantee the Secured Obligations and the Hedging Obligations.

"TEKO INC. INVESTMENT ACCOUNT PLEDGE AGREEMENT" means the pledge agreement to be entered into by Teko Inc. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Teko Inc. shall pledge to the Administrative Agent and grant to the Administrative Agent a security interest in all of the Investment Account Collateral of Teko Inc. as continuing collateral security for the indebtedness, liabilities and obligation of Teko Inc. under the Teko Inc. Guarantee to the extent it relates to the Secured Obligations.

"TEKO LTD." means La Teko Resources Ltd.

"TEKO LTD. GUARANTEE" means the guarantee agreement to be entered into by Teko Ltd. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Teko Ltd. shall guarantee the Secured Obligations and the Hedging Obligations.

"TEKO LTD. PLEDGE AGREEMENT" means the pledge agreement to be entered into by Teko Ltd. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time and pursuant to which Teko Ltd. shall pledge to the Administrative Agent and grant to the Administrative Agent a security interest in all of the issued and outstanding shares of Teko Inc. as continuing collateral security for the indebtedness, liabilities and obligations of Teko Ltd. under the Teko Ltd. Guarantee to the extent it relates to the Secured Obligations.

"TOTAL INDEBTEDNESS" means, at any particular time, the aggregate Indebtedness of Kinross Canada on a consolidated basis. For purposes of greater certainty, "Total Indebtedness" shall (x) exclude that portion of the Cdn. $200,000,000 December 1996 subordinated convertible debentures of Kinross Canada which, in accordance with generally accepted accounting principles, would constitute indebtedness and (y) include the redeemable retractable preference shares of Kinross Canada in the amount of approximately U.S. $3,000,000.

"TRUE NORTH DEPOSIT" means the real property owned by Fairbanks U.S. or Teko Inc. described in Schedule Q hereto, together with all buildings and structures thereon and appurtenances thereto.

"TRUE NORTH DEPOSIT TRUST DEED" means the deed of trust to be entered into by Fairbanks U.S. and Teko Inc. in favour of the Administrative Agent, in form and substance satisfactory to all of the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which Fairbanks U.S. and Teko Inc. shall grant to the Administrative Agent a first fixed and floating charge over all of the assets related to the True North Deposit as continuing collateral security, in the case of Fairbanks U.S., for the Secured Obligations and, in the case of Teko Inc., for the indebtedness, obligations and limitations of Teko Inc. under the Teko Inc. Guarantee to the extent it relates to the Secured Obligations.

"UBS LETTER" means irrevocable letter of credit No. SBY504662 issued on May 22, 1997 on behalf of Fairbanks U.S. by Union Bank of Switzerland in favour of The First National Bank of Chicago.

"UCC" means the Uniform Commercial Code of the United States, as amended.

"U.S." and "UNITED STATES" means the United States of America.

"U.S. BORROWERS" means Kinross U.S.A. and Fairbanks U.S. and "U.S. BORROWER" means either of the U.S. Borrowers.

"U.S. BRANCH OF ACCOUNT" means the Atlanta Agency of the Administrative Agent located at 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308, or such other office of the Administrative Agent located in the United States as the U.S. Borrowers and the Administrative Agent may agree upon.

"UNDEVELOPED PORTION OF THE FORT KNOX MINE" means that portion of the Fort Knox Mine to which no proven and probable recoverable reserves of gold and silver have been attributed by the Companies.

"U.S. DOLLAR EQUIVALENT" means the relevant Exchange Equivalent in United States dollars of any amount of Canadian dollars.

"WASTE" means any waste, as defined by EPA.

"WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E or Title IV of ERISA.

1.02 OTHER USAGES. References to "this agreement", "the agreement", "hereof", "herein", "hereto" and like references refer to this Credit Agreement and not to any particular Article, Section or other subdivision of this agreement. Any references herein to any agreements or documents shall mean such agreements or documents as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

1.03 PLURAL AND SINGULAR. Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.04 HEADINGS. The division of this agreement into Articles and Sections and the insertion of headings in this agreement are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.05 CURRENCY. Unless otherwise specified herein, all statements of or references to dollar amounts in this agreement shall mean lawful money of the United States.

1.06 APPLICABLE LAW. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal action or proceeding with respect to this agreement may be brought in the courts of the Province of Ontario and, by execution and delivery of this agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party to the address prescribed by
Section 15.01, such service to become effective five Banking Days after such mailing. Nothing herein shall limit the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

1.07 TIME OF THE ESSENCE. Time shall in all respects be of the essence of this agreement.

1.08 NON-BANKING DAYS. Subject to Section 7.04(c), whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any amount, the extension of time shall be included for the purposes of computation of interest, if any, thereon.

1.09 CONSENTS AND APPROVALS. Whenever the consent or approval of a party hereto is required in a particular circumstance, unless otherwise expressly provided for therein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.10 AMOUNT OF CREDIT. Any reference herein to the amount of credit outstanding shall mean, at any particular time:

        (a) in the case of a Prime Rate Loan, the U.S. Dollar Equivalent of the principal amount thereof;

        (b) in the case of a LIBO Loan, Base Rate Canada Loan or Base Rate New York Loan, the principal amount thereof;

        (c) in the case of a Bankers' Acceptance, the U.S. Dollar Equivalent of the face amount thereof; and

        (d) in the case of a Letter denominated in U.S. dollars, the contingent liability of the Bank thereunder (or, if the Letter is denominated in Canadian dollars, the U.S. Dollar Equivalent of the contingent liability of the Issuing Lender thereunder).

1.11 SCHEDULES. Each and every one of the schedules which is referred to in this agreement and attached to this agreement shall form a part of this agreement.

1.12 EXTENSION OF CREDIT. For the purposes hereof, each drawdown, rollover and conversion shall be deemed to be an extension of credit to the Borrowers hereunder.

1.13 JOINT AND SEVERAL OBLIGATIONS. All obligations hereunder which are stated to be obligations of the Borrowers or any one of them to the Lenders shall, to the extent permitted by applicable law, be joint and several obligations of the Borrowers. The obligation of any Borrower (hereinafter, individually in this sentence, the "first mentioned Borrower") with respect to its joint and several liability for the credit extended to the other Borrowers shall not be wholly or partially satisfied by such first mentioned Borrower repaying the credit extended to such first mentioned Borrower hereunder. With respect to the joint and several obligations of the Borrowers, the Lenders shall not be bound to exhaust their recourse against any Borrower or others or any security or guarantees it may at any time hold before being entitled to payment from any Borrower and each Borrower renounces all benefits of discussion and division.

                                    ARTICLE 2
                                 CREDIT FACILITY

2.01 ESTABLISHMENT OF CREDIT FACILITY. Subject to the terms and conditions hereof, the Lenders hereby establish in favour of the Borrowers a revolving term credit facility (the "Credit Facility") in the amount of U.S. $110,000,000 or the Canadian Dollar Equivalent thereof, reducing on each Reduction Date by the applicable Reduction Amount.

2.02 CREDIT RESTRICTIONS. Subject to the terms and conditions hereof, the aggregate amount of credit outstanding under the Credit Facility shall not at any time exceed the amount of the Credit Facility. Notwithstanding any other provision hereof, Kinross Canada shall be entitled to obtain credit by way of BA Rate Loans or Bankers' Acceptances only in an aggregate amount for any drawdown, rollover or conversion in an amount greater than or equal to Cdn. $2,000,000.

2.03 LENDERS' COMMITMENTS. Subject to the terms and conditions hereof, the Lenders severally agree to extend credit to the Borrowers under the Credit Facility from time to time provided that the aggregate amount of credit extended by each Lender under the Credit Facility shall not at any time exceed the Individual Commitment of such Lender and further provided that the aggregate amount of credit outstanding under the Credit Facility shall not at any time exceed the amount of the Credit Facility. All credit requested under the Credit Facility shall be made available to the relevant Borrower contemporaneously by all of the Lenders. Each Lender shall provide to the relevant Borrower its Pro Rata Share of each credit, whether such credit is extended by way of drawdown, rollover or conversion. No Lender shall be responsible for any default by any other Lender in its obligation to provide its Pro Rata Share of any credit under the Credit Facility nor shall the Individual Commitment of any Lender be increased as a result of any such default of another Lender in extending credit under the Credit Facility. The failure of any Lender to make available to the relevant Borrower its Pro Rata Share of any credit under the Credit Facility shall not relieve any other Lender of its obligation hereunder to make available to such Borrower its Pro Rata Share of such credit under the Credit Facility.

2.04 REDUCTION OF CREDIT FACILITY. The Borrowers may, from time to time and at any time, by notice in writing to the Administrative Agent, permanently reduce the Credit Facility in whole or in part to the extent it is not being utilized at the time such notice is given, provided that such reduction shall not become effective until five Banking Days after such notice has been given. The amount of the Credit Facility will be permanently reduced with respect to repayment made in accordance with Section 9.01. Any mandatory prepayment under the Credit Facility pursuant to Section 9.04 shall cause a permanent reduction in the amount of the Credit Facility, such reduction in each case to be in an amount equal to the amount of the prepayment and to be at the time of the prepayment. The amount of the Credit Facility shall also reduce at the time, and in the amount, of each payment to Kinross Canada pursuant to the penultimate sentence of Section 6 of the Sinking Fund Pledge Agreement. The Credit Facility shall also be permanently reduced in accordance with the provisions of Section 2.01. Any repayment or prepayment of credit outstanding under the Credit Facility (other than as set forth above) shall not cause a reduction in the amount of the Credit Facility. Any repayment of outstanding credit which forms part of any conversion from one type of credit to another type of credit under Article 3 or Article 6 or of any rollover under
Article 5 shall not cause any reduction in the amount of the Credit Facility. Upon any reduction of the Credit Facility, the Individual Commitment of each Lender with respect to the Credit Facility shall thereupon be reduced by an amount equal to such Lender's Pro Rata Share of the amount of such reduction of the Credit Facility.

2.05 TERMINATION OF CREDIT FACILITY.

        (a) The Credit Facility shall terminate upon the earliest to occur of:

               (i) the termination of the Credit Facility in accordance with Section 13.01;

               (ii) the date on which the Credit Facility has been permanently reduced to zero pursuant to Section 2.04; and

               (iii)    the Maturity Date.

        (b) Upon the termination of the Credit Facility, the right of the Borrowers to obtain any credit thereunder and all of the obligations of the Lenders to extend credit thereunder shall automatically terminate.


                                    ARTICLE 3
                     GENERAL PROVISIONS RELATING TO CREDITS

3.01 TYPES OF CREDIT AVAILMENTS. Subject to the terms and conditions hereof, the Borrowers may obtain credit under the Credit Facility as follows:

        (a) Kinross Canada may obtain credit under the Credit Facility by way of one or more Prime Rate Loans, Base Rate Canada Loans, LIBO Loans, Bankers' Acceptances and Letters;

        (b) Kinross U.S.A. may obtain credit under the Credit Facility by way of one or more Base Rate New York Loans, LIBO Loans and U.S. dollar denominated Letters; and

        (c) Fairbanks U.S. may obtain credit under the Credit Facility by way of one or more U.S. dollar denominated Letters.

3.02 FUNDING OF LOANS. Each Lender shall make available to the Administrative Agent its Pro Rata Share of the principal amount of each Loan under the Credit Facility prior to 11:00 a.m. (Toronto time) on the date of the extension of credit. The Administrative Agent shall, upon fulfilment by the relevant Borrower of the terms and conditions set forth in Article 12, make such funds available to such Borrower on the date of the extension of credit by crediting the relevant Designated Account (or causing such account to be credited) unless otherwise irrevocably authorized and directed in the Drawdown Notice. Unless the Administrative Agent has been notified by a Lender at least one Banking Day prior to the date of the extension of credit that such Lender will not make available to the Administrative Agent its Pro Rata Share of such Loan, the Administrative Agent may assume that such Lender has made such portion of the Loan available to the Administrative Agent on the date of the extension of credit in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If the Administrative Agent has made such assumption, to the extent such Lender shall not have so made its Pro Rata Share of the Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such Lender's Pro Rata Share of the Loan and all reasonable costs and expenses incurred by the Administrative Agent in connection therewith together with interest thereon at the then prevailing interbank rate for each day from the date such amount is made available to the relevant Borrower until the date such amount is paid or repaid to the Administrative Agent; provided, however, that notwithstanding such obligation, if such Lender fails so to pay, the relevant Borrower shall, without prejudice to any rights that such Borrower might have against such Lender, repay such amount to the Administrative Agent forthwith after demand therefor by the Administrative Agent. The amount payable by each Lender to the Administrative Agent pursuant hereto shall be set forth in a certificate delivered by the Administrative Agent to such Lender and the relevant Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute prima facie evidence of such amount payable. If such Lender makes the payment to the Administrative Agent required herein, the amount so paid shall constitute such Lender's Pro Rata Share of the Loan for purposes of this agreement and shall entitle the Lender to all rights and remedies against the relevant Borrower in respect of such Loan.

3.03 FAILURE OF LENDER TO FUND LOAN. If any Lender fails to make available to the Administrative Agent its Pro Rata Share of any Loan under the Credit Facility as required (such Lender being herein called the "Defaulting Lender") and the Administrative Agent has not funded pursuant to Section 3.02, the Administrative Agent shall forthwith give notice of such failure by the Defaulting Lender to the relevant Borrower and the other Lenders and such notice shall state that any Lender may make available to the Administrative Agent all or any portion of the Defaulting Lender's Pro Rata Share of such Loan (but in no way shall any other Lender or the Administrative Agent be obliged to do so) in the place and stead of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place and stead of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its pro rata share of such advance based on the Contributing Lenders' relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place and stead of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place and stead, forthwith on demand, any amount advanced on its behalf together with interest thereon at the then prevailing interbank rate for each day from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Loan from the relevant Borrower. In addition to interest as aforesaid, the relevant Borrower shall pay all amounts owing by the relevant Borrower to the Defaulting Lender hereunder (with respect to the amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender) to the Contributing Lenders until such time as the Defaulting Lender pays to the Administrative Agent for the Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any Loan as required herein shall not relieve any other Lender of its obligations to make available to the Administrative Agent its Pro Rata Share of any Loan as required herein.

3.04 FUNDING OF BANKERS' ACCEPTANCES.

        (a) If the Administrative Agent receives a Drawdown Notice, Rollover Notice or Conversion Notice requesting a drawdown of, a rollover of or a conversion into Bankers' Acceptances, the Administrative Agent shall notify each Lender, prior to 11:00 a.m. (Toronto time) on the second Banking Day prior to the date of such extension of credit of such request and of each Lender's Pro Rata Share of such extension of credit. The Administrative Agent shall also at such time notify Kinross Canada of each Lender's Pro Rata Share of such extension of credit. Each Lender shall, not later than 11:00 a.m. (Toronto time) on the date of each extension of credit by way of Bankers' Acceptance, accept drafts of Kinross Canada which are presented to it for acceptance and which have an aggregate face amount equal to such Lender's Pro Rata Share of the total extension of credit being made available by way of Bankers' Acceptances on such date, as advised by the Administrative Agent. Each Lender shall purchase the Bankers' Acceptances which it has accepted for a purchase price equal to the BA Discounted Proceeds therefor. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any and all Bankers' Acceptances accepted and purchased by it.

        (b) Kinross Canada shall provide for payment to the accepting Lenders of the face amount of each Bankers' Acceptance at its maturity, either by payment of such amount or through an extension of credit hereunder or through a combination of both. Kinross Canada hereby waives presentment for payment of Bankers' Acceptances by the Lenders and any defence to payment of amounts due to a Lender in respect of a Bankers' Acceptance which might exist by reason of such

Bankers' Acceptance being held at maturity by such Lender which accepted it and agrees not to claim from such Lender any days of grace for the payment at maturity of Bankers' Acceptances.

        (c) In the case of a drawdown by way of Bankers' Acceptance, each Lender shall, forthwith after the acceptance of drafts of Kinross Canada as aforesaid, make available to the Administrative Agent the BA Proceeds with respect to the Bankers' Acceptances accepted by it. The Administrative Agent shall, upon fulfilment by Kinross Canada of the terms and conditions set forth in Article 12, make such BA Proceeds available to Kinross Canada on the date of such extension of credit by crediting the applicable Designated Account. In the case of a rollover of or conversion into Bankers' Acceptances, each Lender shall retain the Bankers' Acceptance accepted by it and shall not be required to make any funds available to the Administrative Agent for deposit to the applicable Designated Account; however, forthwith after the acceptance of drafts of Kinross Canada as aforesaid, Kinross Canada shall pay to the Administrative Agent on behalf of the Lenders an amount equal to the aggregate amount of the acceptance fees in respect of such Bankers' Acceptances calculated in accordance with
Section 7.05 plus the amount by which the aggregate face amount of such Bankers' Acceptances exceeds the aggregate BA Discounted Proceeds with respect thereto.

        (d) Any Bankers' Acceptance may, at the option of Kinross Canada, be executed in advance by or on behalf of Kinross Canada, by mechanically reproduced or facsimile signatures of any two officers of Kinross Canada who are properly so designated and authorized by Kinross Canada from time to time. Any Bankers' Acceptance so executed and delivered by Kinross Canada to the Lenders shall be valid and shall bind Kinross Canada and may be dealt with by the Lenders to all intents and purposes as if the Bankers' Acceptance had been signed in the executing officers' own handwriting.

        (e) Kinross Canada shall notify the Lenders as to those officers whose signatures may be reproduced and used to execute Bankers' Acceptances in the manner provided in Section 3.04(d). Bankers' Acceptances with the mechanically reproduced or facsimile signatures of designated officers may be used by the Lenders and shall continue to be valid, notwithstanding the death, termination of employment or termination of authorization of either or both of such officers or any other circumstance.

        (f) Kinross Canada hereby indemnifies and agrees to hold harmless the Lenders against and from all losses, damages, expenses and other liabilities caused by or attributable to the use of the mechanically reproduced or facsimile signature instead of the original signature of an authorized officer of Kinross Canada on a Banker's Acceptance prepared, executed, issued and accepted pursuant to this agreement, except to the extent determined by a court of competent jurisdiction to be due to the gross negligence or wilful misconduct of the Lenders.

        (g) Each Lender agrees that, in respect of the safekeeping of executed drafts of Kinross Canada which are delivered to it for acceptance hereunder, it shall exercise the same degree of care which it gives to its own property, provided that it shall not be deemed to be an insurer thereof.

        (h) All Bankers' Acceptances to be accepted by a particular Lender shall, at the option of such Lender, be issued in the form of depository bills made payable originally to and deposited with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

        (i) At the request of a particular Lender, Kinross Canada shall promptly execute and deliver to such Lender a power of attorney in favour of such Canadian Lender in the form of Schedule M hereto.

3.05 BA RATE LOANS. If, in the sole judgement of a Lender, such Lender is unable to extend credit by way of Bankers' Acceptances in accordance with this agreement, such Lender shall give an irrevocable notice to such effect to the Administrative Agent and Kinross Canada prior to 10:00 a.m. (Toronto time) on the date of the requested credit extension and shall make available to Kinross Canada prior to 11:00 a.m. (Toronto time) on the date of such requested credit extension a Canadian dollar loan (a "BA Rate Loan") in the principal amount equal to such Lender's Pro Rata Share of the total credit to be extended by way of Bankers' Acceptances, such BA Rate Loan to be funded in the same manner as a Loan is funded pursuant to Section 3.02 and 3.03. Such BA Rate Loan shall have the same term as the Bankers' Acceptances for which it is a substitute and shall bear such rate of interest per annum throughout the term thereof as shall permit such Lender to obtain the same effective rate as if such Lender had accepted and purchased a Bankers' Acceptance at the same acceptance fee and pricing at which a Schedule II Lender would have accepted and purchased such Bankers' Acceptance at approximately 11:00 a.m. (Toronto time) on the date such BA Rate Loan is made, on the basis that, and Kinross Canada hereby agrees that, for such a BA Rate Loan, interest shall be payable in advance on the date of the extension of credit by the Lender deducting the interest payable in respect thereof from the principal amount of such BA Rate Loan. All BA Rate Loans to be made by a particular Lender shall, at the option of such Lender, be evidenced by a promissory note in the form of a depository note made payable originally to and deposited with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

3.06 TIMING OF CREDIT AVAILMENTS. No Bankers' Acceptance, BA Rate Loan or LIBO Loan under the Credit Facility may have a maturity date later than the Maturity Date.

3.07 INABILITY TO FUND U.S. DOLLAR ADVANCES IN CANADA. If a Lender determines in good faith, which determination shall be final, conclusive and binding on Kinross Canada, and the Administrative Agent notifies Kinross Canada that (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of United States dollars are unavailable to such Lender in Canada, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBOR or Alternate Base Rate Canada, as the case may be, (iii) the making or continuation of United States dollar advances in Canada has been made impracticable by the occurrence of a contingency (other than a mere increase in rates payable by such Lender to fund the advance) which materially and adversely affects the funding of the advances at any interest rate computed on the basis of the LIBOR or the Alternate Base Rate Canada, as the case may be, or by reason of a change in any applicable law or government regulation, guideline or order (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or in the interpretation thereof by any Official Body affecting such Lender or any relevant financial market, which results in LIBOR or the Alternative Base Rate Canada, as the case may be, no longer representing the effective cost to such Lender of deposits in such market for a relevant Interest Period, or (iv) any change to present law or any future law, regulation, order, treaty or official directive (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or any change therein or any interpretation or application thereof by any Official Body has made it unlawful for such Lender to make or maintain or give effect to its obligations in respect of United States dollar advances in Canada as contemplated herein, then

        (a) the right of Kinross Canada to obtain any affected Base Rate Canada Loan or LIBO Loan from such Lender shall be suspended until such Lender determines that the circumstances causing such suspension no longer exist and such Lender so notifies Kinross Canada;

        (b) if any affected Base Rate Canada Loan or LIBO Loan is not yet outstanding, any applicable Drawdown Notice shall be cancelled and the advance requested therein shall not be made;

        (c) if any LIBO Loan is already outstanding at any time when the right of Kinross Canada to obtain credit by way of a LIBO Loan is suspended, it shall, subject to Kinross Canada having the right to obtain credit by way of a Base Rate Canada Loan at such time, be converted on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) to a Base Rate Canada Loan in the principal amount equal to the principal amount of the LIBO Loan or, if Kinross Canada does not have the right to obtain credit by way of a Base Rate Canada Loan at such time, such LIBO Loan shall be converted on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) to a Prime Rate Loan in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of such LIBO Loan; and

        (d) if any Base Rate Canada Loan is already outstanding at any time when the right of Kinross Canada to obtain credit by way of a Base Rate Canada Loan is suspended, it shall, subject to Kinross Canada having the right to obtain credit by way of a LIBO Loan at such time, be immediately converted to a LIBO Loan in the principal amount equal to the principal amount of the Base Rate Canada Loan and having an Interest Period of one month or, if Kinross Canada does not have the right to obtain credit by way of a LIBO Loan at such time, it shall be immediately converted to a Prime Rate Loan in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of the Base Rate Canada Loan.

3.08 TIME AND PLACE OF PAYMENTS. Unless otherwise expressly provided herein, the Borrowers shall make all payments pursuant to this agreement or pursuant to any document, instrument or agreement delivered pursuant hereto by deposit to the applicable Designated Account before 12:00 noon (Toronto time) on the day specified for payment and the Administrative Agent shall be entitled to withdraw the amount of any payment due to the Administrative Agent or the Lenders hereunder from such accounts on the day specified for payment.

3.09 REMITTANCE OF PAYMENTS. Forthwith after the withdrawal from the applicable Designated Account by the Administrative Agent of any payment of principal, interest, fees or other amounts for the benefit of the relevant Lenders pursuant to Section 3.08, the Administrative Agent shall, subject to Sections 3.03 and
8.03 remit to each Lender, in immediately available funds, such Lender's Pro Rata Share of such payment (except to the extent such payment results from a Loan with respect to which a Lender had failed, pursuant to Section 3.02, to make available to the Administrative Agent its Pro Rata Share and, where any other Lender has made funds available in the place and stead of a Defaulting Lender); provided that if the Administrative Agent, on the assumption that it will receive, on any particular date, a payment of principal (including, without limitation, a prepayment), interest, fees or other amount under the Credit Facility, remits to each Lender its Pro Rata Share of such payment and the relevant Borrower fails to make such payment, each Lender agrees to repay to the Administrative Agent, forthwith on demand, to the extent that such amount is not recovered from the relevant Borrower on demand and after reasonable efforts by the Administrative Agent to collect such amount (without in any way obligating the Administrative Agent to take any legal action with respect to such collection), such Lender's Pro Rata Share of the payment made to it pursuant hereto together with interest thereon at the then prevailing interbank rate for each day from the date such amount is remitted to the Lenders until the date such amount is paid or repaid to the Administrative Agent, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by the Administrative Agent to each Lender, which certificate shall constitute prima facie evidence of such amount of repayment.

3.10 EVIDENCE OF INDEBTEDNESS. The Administrative Agent shall maintain accounts wherein the Administrative Agent shall record the amount of credit outstanding, each payment of principal and interest on account of each Loan, each Bankers' Acceptance accepted and cancelled, each Letter issued and draw upon and all other amounts becoming due to and being paid to the Lenders or the

Administrative Agent hereunder, including acceptance fees, Letter fees and standby fees. The Administrative Agent's accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrowers pursuant to this agreement.

3.11 GENERAL PROVISIONS RELATING TO ALL LETTERS.

        (a) Each Borrower hereby acknowledges and confirms to the Issuing Lender that the Issuing Lender shall not be obliged to make any inquiry or investigation as to the right of any beneficiary to make any claim or Draft or request any payment under a Letter and payment by the Issuing Lender pursuant to a Letter shall not be withheld by the Issuing Lender by reason of any matters in dispute between the beneficiary thereof and such Borrower. The sole obligation of the Issuing Lender with respect to Letters is to cause to be paid a Draft drawn or purporting to be drawn in accordance with the terms of the applicable Letter and for such purpose the Issuing Lender is only obliged to determine that the Draft purports to comply with the terms and conditions of the relevant Letter.

        (b) The Issuing Lender shall not have any responsibility or liability for or any duty to inquire into the form, sufficiency (other than to the extent provided in the preceding paragraph), authorization, execution, signature, endorsement, correctness (other than to the extent provided in the preceding paragraph), genuineness or legal effect of any Draft, certificate or other document presented to it pursuant to a Letter and each Borrower unconditionally assumes all risks with respect to the same. Each Borrower agrees that it assumes all risks of the acts or omissions of the beneficiary of any Letter with respect to the use by such beneficiary of the relevant Letter.

        (c) The obligations of each Borrower hereunder with respect to Letters shall be absolute, unconditional and irrevocable and shall not be reduced by any event or occurrence including, without limitation:

        (i) any lack of validity or enforceability of this agreement or any such Letter;

        (ii) any amendment or waiver of or any consent to departure from this agreement;

        (iii) the existence of any claim, set-off, defense or other rights which such Borrower may have at any time against any beneficiary or any transferee of any such Letter (or any person or entities for whom any such beneficiary or any such transferee may be acting), any Lender, the Issuing Lender or any other person or entity;

        (iv) any Draft, statement or other document presented under any such Letter proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

        (v) payment by the Issuing Lender under such Letter against presentation of a sight draft or certificate which does not comply with the terms of such Letter;

        (vi) any non-application or misapplication by the beneficiary of such Letter of the proceeds of any drawing under such Letter;

        (vii)  the surrender or impairment of any Security;

        (viii) any reduction or withdrawal of the Issuing Lender's credit rating by any rating agency; or

        (ix) any other circumstance, happening or omission, whether or not similar to any of the foregoing.

The obligations of each Borrower hereunder with respect to Letters shall remain in full force and effect and shall apply to any amendment to or extension of the expiration date of any such Letter.

        (d) Any action, inaction or omission taken or suffered by the Issuing Lender or any of the Issuing Lender's correspondents under or in connection with a Letter or any Draft made thereunder, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto, shall be binding upon the relevant Borrower and shall not place the Issuing Lender or any of its correspondents under any resulting liability to such Borrower. Without limiting the generality of the foregoing, the Issuing Lender and its correspondents may receive, accept or pay as complying with the terms of a Letter, any Draft thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or other person or entity acting as the representative or in the place of, such beneficiary or its successors and assigns. Each Borrower covenants that it will not take any steps, issue any instructions to the Issuing Lender or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Issuing Lender or its correspondents to honour and pay any Draft or Drafts.

        (e) Each Borrower agrees that the Lenders, the Issuing Lender and the Administrative Agent shall have no liability to it for any reason in respect of or in connection with any Letter, the issuance thereof, any payment thereunder, or any other action taken by the Lenders, the Issuing Lender or the Administrative Agent or any other person in connection therewith, other than on account of the Issuing Lender's gross negligence or wilful misconduct.

        (f) The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") shall in all respects apply to each Letter and shall be deemed for such purpose to be a part hereof as if fully incorporated herein. In the event of any conflict between the UCP and the laws of any jurisdiction specified in the relevant Letter, the UCP shall prevail to the extent necessary to remove the conflict.

3.12 NOTICE PERIODS. Each Drawdown Notice, Rollover Notice, Conversion Notice and Prepayment Notice shall be given to the Administrative Agent:

        (a) prior to 10:00 a.m. (Toronto time) on the third Banking Day prior to the date of any voluntary prepayment or the date of a drawdown of, rollover of, conversion into or conversion of a Bankers' Acceptance, LIBO Loan or the issuance of a Letter; and

        (b) prior to 10:00 a.m. (Toronto time) on the second Banking Day prior to the date of any other drawdown, rollover or conversion.

                                    ARTICLE 4
                                    DRAWDOWNS

4.01 DRAWDOWN NOTICE. Subject to Section 3.07 and provided that all of the applicable conditions precedent set forth in Article 12 have been fulfilled by the Borrowers or waived by the Majority Lenders, any Borrower may, from time to time, obtain credit hereunder by giving to the Administrative Agent an irrevocable notice in substantially the form of Schedule E hereto ("Drawdown Notice") in accordance with Section 3.12 and specifying

        (a)    the applicable Borrower;

        (b)    the date the credit is to be obtained;

        (c) whether the credit is to be obtained by way of Prime Rate Loan, Base Rate Canada Loan, Base Rate New York Loan, LIBO Loan, Bankers' Acceptance or Letter;

        (d) in the case of any credit to be obtained by way of a Loan, the principal amount of the Loan;

        (e) if the credit is to be obtained by way of LIBO Loan, the applicable Interest Period;

        (f) if the credit is to be obtained by way of Bankers' Acceptances, the aggregate face amount of the Bankers' Acceptances to be issued and the term of the Bankers' Acceptances;

        (g) if the credit is to be obtained by way of Letter, the named beneficiary of the Letter, the maturity date and amount of the Letter, the currency in which the Letter is to be denominated and all other terms of the Letter (including, without limitation, (i) the proposed form of the Letter and (ii) if the Letter is to be issued on behalf of a subsidiary of the applicable Borrower as well as on behalf of the applicable Borrower, the name of such subsidiary); and

        (h) the details of any irrevocable authorization and direction pursuant to Section 3.02.

If credit is to be obtained by way of Letter and if such Letter is to be issued on behalf of a subsidiary of the applicable Borrower as well as on behalf of the applicable Borrower, such Borrower shall ensure that accompanying such Drawdown Notice is an instrument, substantially in the form of Schedule I hereto, and pursuant to which such subsidiary shall agree, without qualification, to reimburse the Issuing Lender on demand for the full amount of each and any Draft presented to and paid by the Issuing Lender in accordance with such Letter.

                                    ARTICLE 5
                                    ROLLOVERS

5.01 BANKERS' ACCEPTANCES. Provided that Kinross Canada has, by giving notice to the Administrative Agent in accordance with Section 5.03, requested the Lenders to accept its drafts to replace all or a portion of outstanding Bankers' Acceptances as they mature, each Lender shall, on the maturity of such Bankers' Acceptances and concurrent with the payment by Kinross Canada to such Lender of the face amount of such Bankers' Acceptances or the portion thereof to be replaced, accept Kinross Canada's draft or drafts having an aggregate face amount equal to its Pro Rata Share of the aggregate face amount of the matured Bankers' Acceptances or the portion thereof to be replaced in accordance with
Section 3.04.

5.02 LIBO LOANS. Subject to Section 3.07 and provided that the applicable Borrower has, by giving notice to the Administrative Agent in accordance with
Section 5.03, requested the Lenders to continue to extend credit by way of a LIBO Loan to replace all or a portion of an outstanding LIBO Loan as it matures, each Lender shall, on the maturity of such LIBO Loan, continue to extend credit to such Borrower by way of a LIBO Loan (without a further advance of funds to such Borrower) in the principal amount equal to such Lender's Pro Rata Share of the principal amount of the matured LIBO Loan or the portion thereof to be replaced.

5.03 ROLLOVER NOTICE. The notice to be given to the Administrative Agent pursuant to Section 5.01 or 5.02 ("Rollover Notice") shall be irrevocable, shall be given in accordance with Section 3.12, shall be in substantially the form of Schedule F hereto and shall specify:

        (a)    the applicable Borrower;

        (b) the maturity date of the maturing Bankers' Acceptances or the maturing LIBO Loan, as the case may be;

        (c) the face amount of the maturing Bankers' Acceptances or the principal amount of the maturing LIBO Loan, as the case may be, and the portion thereof to be replaced;

        (d) in the case of a maturing LIBO Loan, the Interest Period or Interest Periods of the replacement LIBO Loans; and

        (e) in the case of maturing Bankers' Acceptances, the aggregate face amount of the new Bankers' Acceptances to be issued and the term of the new Bankers' Acceptances.

                                    ARTICLE 6
                                   CONVERSIONS

6.01 CONVERTING LOAN TO OTHER TYPE OF LOAN. Subject to Section 3.07 and provided that the applicable Borrower has, by giving notice to the Administrative Agent in accordance with Section 6.04, requested the Lenders to convert all or a portion of an outstanding Loan (other than a BA Rate Loan) into another type of Loan (other than a BA Rate Loan), each Lender shall, on the date of conversion (which, in the case of the conversion of all or a portion of an outstanding LIBO Loan, shall be the date on which such Loan matures), continue to extend credit to such Borrower by way of the type of Loan into which the outstanding Loan or a portion thereof is converted (with a repayment and a subsequent advance of funds to such Borrower) in the aggregate principal amount equal to such Lender's Pro Rata Share of the principal amount or the Exchange Equivalent of the principal amount, as the case may be, of the outstanding Loan or the portion thereof which is being converted.

6.02 CONVERTING LOAN TO BANKERS' ACCEPTANCES. Provided that Kinross Canada has, by giving notice to the Administrative Agent in accordance with Section 6.04, requested the Lenders to accept its drafts to replace all or a portion of an outstanding Loan and, if a LIBO Loan or a BA Rate Loan is to be replaced the date of conversion is the date on which such Loan matures, each Lender shall, on the date of conversion and concurrent with the payment by Kinross Canada to each Lender of the principal amount of such outstanding Loan or the portion thereof which is being converted, accept Kinross Canada's draft or drafts having an aggregate face amount equal to its Pro Rata Share of the aggregate principal amount of such Loan or the portion thereof which is being converted or the Canadian Dollar Equivalent thereof, as the case may be, such acceptance to be in accordance with Section 3.04.

6.03 CONVERTING BANKERS' ACCEPTANCES TO LOAN. Each Lender shall, on the maturity date of a Bankers' Acceptance which such Lender has accepted, pay to the holder thereof the face amount of such Bankers' Acceptance. Subject to Section 3.07 and provided that Kinross Canada has, by giving notice to the Administrative Agent in accordance with
Section 6.04, requested the Lenders to convert all or a portion of outstanding maturing Bankers' Acceptances into a Loan, each Lender shall, upon the maturity date of such Bankers' Acceptances and the payment by such Lender to the holders of such Bankers' Acceptances of the aggregate face amount thereof and concurrent with the payment by Kinross Canada to such Lender of the aggregate face amount of such Bankers' Acceptances, extend credit to Kinross Canada by way of the Loan into which the matured Bankers' Acceptances or a portion thereof are converted in the aggregate principal amount equal to its Pro Rata Share of the aggregate face amount or the U.S. Dollar Equivalent of the aggregate face amount, as the case may be, of the matured Bankers' Acceptances or the portion thereof which are being converted. Where a particular Lender has funded Kinross Canada by way of a BA Rate Loan rather than by way of Bankers' Acceptances, the provisions of this Section 6.03 as they relate to Bankers' Acceptances shall apply mutatis mutandis to such BA Rate Loan.

6.04 CONVERSION NOTICE. The notice to be given to the Administrative Agent pursuant to Section 6.01, 6.02 or 6.03 ("Conversion Notice") shall be irrevocable, shall be given in accordance with Section 3.12, shall be in substantially the form of Schedule G hereto and shall specify:

        (a)    the applicable Borrower;

        (b) whether an outstanding Loan or Bankers' Acceptances are to be converted and, if an outstanding Loan is to be converted, the type of Loan to be converted;

        (c)    the date on which the conversion is to take place;

        (d) the face amount of the Bankers' Acceptances or the portion thereof which is to be converted or the principal amount of the Loan or the portion thereof which is to be converted;

        (e) the type and amount of the Loan or Bankers' Acceptances into which the outstanding Loan or Bankers' Acceptances are to be converted;

        (f) if an outstanding Loan or Bankers' Acceptances are to be converted into a LIBO Loan, the applicable Interest Period; and

        (g) if an outstanding Loan is to be converted into Bankers' Acceptances, the aggregate face amount of the new Bankers' Acceptances to be issued and the term of the new Bankers' Acceptances.

6.05 ABSENCE OF NOTICE. Subject to Section 3.07, in the absence of a Rollover Notice or Conversion Notice within the appropriate time periods referred to herein, a maturing LIBO Loan in favour of Kinross Canada shall be automatically converted to a Base Rate Canada Loan, a maturing LIBO Loan in favour of Kinross U.S.A. shall automatically be converted to a Base Rate New York Loan and a maturing Bankers' Acceptance or BA Rate Loan shall be automatically converted to a Prime Rate Loan as though a notice to such effect had been given in accordance with Section 6.04.

6.06 CONVERSION BY LENDERS. Upon written notice to such effect to the applicable Borrower at such time as a Default has occurred and is continuing, the Administrative Agent may, on the maturity date of a Bankers' Acceptance, BA Rate Loan or a LIBO Loan, convert such Bankers' Acceptance or BA Rate Loan into a Prime Rate Loan, convert such LIBO Loan in favour of Kinross Canada into a Base Rate Canada Loan and convert such LIBO Loan in favour of Kinross U.S.A. into a Base Rate New York Loan as though a notice to such effect had been given in accordance with Section 6.04.

                                   ARTICLE 7
                               INTEREST AND FEES

7.01 INTEREST RATES. The Borrowers shall pay to the Lenders, in accordance with
Section 3.08, interest on the outstanding principal amount from time to time of each Loan (other than a BA Rate Loan) and on overdue interest thereon, at the rate per annum equal to:

        (a) in the case of each Prime Rate Loan, the Prime Rate plus the Applicable Rate;

        (b) in the case of each Base Rate Canada Loan, the Alternate Base Rate Canada plus the Applicable Rate;

        (c) in the case of each Base Rate New York Loan, the Alternate Base Rate New York plus the Applicable Rate;

        (d) in the case of each LIBO Loan in favour of Kinross Canada, LIBOR plus the Applicable Rate; and

        (e) in the case of each LIBO Loan in favour of Kinross U.S.A., LIBOR (Reserve Adjusted) plus the Applicable Rate.

7.02 CALCULATION AND PAYMENT OF INTEREST.

        (a) Interest on the outstanding principal amount from time to time of each Prime Rate Loan and on overdue interest thereon shall accrue from day to day from and including the date on which credit is obtained by way of such Loan or on which such overdue interest is due, as the case may be, to but excluding the date on which such Loan or overdue interest, as the case may be, is repaid in full (both before and after maturity and as well after as before judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 365.

        (b) Interest on the outstanding principal amount from time to time of each LIBO Loan, Base Rate Canada Loan and Base Rate New York Loan and on overdue interest thereon shall accrue from day to day from and including the date on which credit is obtained by way of such Loan or on which such overdue interest is due, as the case may be, to but excluding the date on which such Loan or overdue interest, as the case may be, is repaid in full (both before and after maturity and as well after as before judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 360.

        (c) Accrued interest shall be paid,

               (i) in the case of interest on Prime Rate Loans, Base Rate Canada Loans and Base Rate New York Loans, monthly in arrears on the 22nd day of each calendar month; and

               (ii) in the case of interest on LIBO Loans, on the last day of the applicable Interest Period; provided that, in the case of Interest Periods of a duration longer than three months, accrued interest shall be paid no less frequently than every three months from the first day of such Interest Period during the term of such Interest Period and on the date on which such LIBO Loans are otherwise required to be repaid.

7.03 GENERAL INTEREST RULES.

        (a) For the purposes hereof, whenever interest is calculated on the basis of a year of 360 or 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365 days, respectively.

        (b) Interest on each Loan and on overdue interest thereon shall be payable in the currency in which such Loan is denominated during the relevant period.

        (c) If a Borrower fails to pay any fee or other amount of any nature payable by it to the Administrative Agent or the Lenders hereunder (other than principal or interest) or under any document, instrument or agreement delivered pursuant hereto on the due date therefor, such Borrower shall pay to the Lenders interest on such overdue amount in the same currency as such overdue amount is payable from and including such due date to but excluding the date of actual payment (as well after as before judgment) at the rate per annum, calculated and compounded monthly, which is equal to:

               (i) the Alternate Base Rate Canada plus 2% in the case of overdue amounts denominated in U.S. dollars; and

               (ii) the Prime Rate plus 2% in the case of all other overdue amounts.

Such interest on overdue amounts shall become due and be paid on demand made by the Administrative Agent.

7.04 SELECTION OF INTEREST PERIODS. With respect to each LIBO Loan, the applicable Borrower shall specify in the Drawdown Notice, Rollover Notice or Conversion Notice, the duration of the Interest Period provided that:

        (a) Interest Periods shall have a duration from one, two, three or six months;

        (b) the first Interest Period for a LIBO Loan shall commence on and include the day on which credit is obtained by way of such Loan and each subsequent Interest Period applicable thereto shall commence on and include the date of the expiry of the immediately preceding Interest Period applicable thereto; and

        (c) if any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which case such Interest Period shall be shortened to end on the immediately preceding Banking Day.

7.05 ACCEPTANCE FEES.

        (a) Upon the acceptance of any draft of Kinross Canada under the Credit Facility pursuant hereto, Kinross Canada shall pay to the Lenders, in the manner provided herein, in advance, an acceptance fee calculated at the rate per annum, on the basis of a year of 365 days, equal to the Applicable Rate on the face amount of such Bankers' Acceptance for its term, being the actual number of days in the period commencing on the date of acceptance of Kinross Canada's draft and ending on but excluding the maturity date of the Bankers' Acceptance; provided, however, that such fee shall not be less than $200 with respect to any single transaction involving the issuance of one or more Bankers' Acceptances.

        (b) With respect to each drawdown by way of Bankers' Acceptances, such acceptance fees shall be paid by the Lenders deducting the amount thereof from the BA Discounted Proceeds before advancing the BA Proceeds to the Administrative Agent as provided in Section 3.04(c). With respect to each rollover or conversion into Bankers' Acceptances, such acceptance fees shall be paid by Kinross Canada to the Administrative Agent as provided in Section 3.04(c). Each such payment is non-refundable and fully earned when due.

7.06 STANDBY FEE. Upon the first Banking Day following the completion of each Fiscal Quarter and on the termination of the Credit Facility, the Borrowers shall pay to the Lenders, in arrears, a standby fee calculated at the rate per annum, on the basis of a year of 365 days, equal to the Applicable Rate on the Available Credit, such fee to accrue daily from the date of the execution and delivery of this agreement to and including the date of payment.

7.07 LETTER FEES.

        (a) The applicable Borrower shall pay to the Lenders, in accordance with
Section 3.08, an issuance fee in advance on the date each Letter is issued calculated at a rate per annum equal to the Applicable Rate on the basis of a year of 365 days and on the amount of each such Letter for a period of time equal to its term; provided that the minimum issuance fee for each Letter shall be U.S.$150. In addition, with respect to all Letters, the applicable Borrower shall from time to time pay to the Issuing Lender its usual and customary fees (at the then prevailing rates) for the amendment, delivery and administration of letters of credit such as the Letters. Each such payment is non-refundable and fully earned when due.

        (b) With respect to each Letter issued on or after the Syndication Date, the applicable Borrower shall pay to the Issuing Lender, in accordance with
Section 3.08, a fronting fee in advance on the date each Letter is issued or renewed calculated at a rate of 0.15% per annum on the amount of each such Letter for a period of time equal to its term. For certainty, the aforesaid fronting fee shall also be due and payable on the Syndication Date with respect to any outstanding Letters issued prior thereto, such fronting fee with respect to each such outstanding Letter to be calculated on the then contingent liability of the Issuing Lender on the Syndication Date for the balance of its term. Each such payment is non-refundable and fully earned when due.

7.08 APPLICABLE RATE ADJUSTMENT. The changes in the Applicable Rate shall be effective as of the first day of the applicable Fiscal Quarter, in each case based upon the compliance certificate contemplated under Section 11.01(a)(iii) that has previously been delivered to the Administrative Agent with respect to the second immediately preceding Fiscal Quarter.

                                    ARTICLE 8
                 RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS

8.01 CONDITIONS OF CREDIT. The obtaining or maintaining of credit hereunder shall be subject to the terms and conditions contained in this Article 8.

8.02 CHANGE OF CIRCUMSTANCES. If, with respect to any type of credit, the introduction or adoption of any law, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency ("Restraint") or any change therein or in the application thereof to any Borrower or to any Lender or in the interpretation or administration thereof or any compliance by any Lender therewith:

        (a) prohibits or restricts extending or maintaining such type of credit or the charging of interest or fees in connection therewith, such Borrower agrees that such Lender shall have the right to comply with such Restraint, shall have the right to refuse to permit such Borrower to obtain such type of credit and shall have the right to require, at the option of such Borrower, the conversion of such outstanding credit to another type of credit to permit compliance with the Restraint or repayment in full of such credit together with accrued interest thereon on the last day on which it is lawful for such Lender to continue to maintain and fund such credit or to charge interest or fees in connection therewith, as the case may be; or

        (b) shall impose or require any reserve, special deposit requirements or tax (excluding taxes measured with reference to the net income of such Lender or capital taxes or receipts and franchise taxes), shall establish an appropriate amount of capital to be maintained by such Lender or shall impose any other requirement or condition which results in an increased cost to such Lender of extending or maintaining a credit or obligation hereunder or reduces the amount received or receivable by such Lender with respect to any credit under this agreement or reduces such Lender's effective return hereunder or on its capital or causes such Lender to make any payment or to forego any return based on any amount received or receivable hereunder, then, on notification to such Borrower by such Lender, such Borrower shall pay immediately to such Lender such amounts as shall fully compensate such Lender for all such increased costs, reductions, payments or foregone returns which accrue up to and including the date of receipt by such Borrower of such notice and thereafter, upon demand from time to time, such Borrower shall pay such additional amount as shall fully compensate such Lender for any such increased or imposed costs, reductions, payments or foregone returns. Such Lender shall notify the applicable Borrower of any actual increased or imposed costs, reductions, payments or foregone returns forthwith on becoming aware of same and shall concurrently provide to such Borrower a certificate of an officer of such Lender setting forth the amount of compensation to be paid to such Lender and the basis for the calculation of such amount. Notwithstanding this
               Section 8.02(b), no Borrower shall be liable to compensate such Lender for any such cost, reduction, payment or foregone return occurring more than 60 days before receipt by such Borrower of the aforementioned notification from such Lender; provided, however, that the aforementioned limitation shall not apply to any such cost, reduction, payment or foregone return of a retroactive nature.

8.03 FAILURE TO FUND AS A RESULT OF CHANGE OF CIRCUMSTANCES. If any Lender but not all of the Lenders who have Individual Commitments seeks additional compensation pursuant to Section 8.02(b) (the "Affected Lender"), then the Borrowers may indicate to the Administrative Agent in writing that they desire to replace the Affected Lender with one or more of the other Lenders, and the Administrative Agent shall then forthwith give notice to the other Lenders that any such Lender or Lenders may, in the aggregate, advance all (but not part) of the Affected Lender's Pro Rata Share of the affected credit and, in the aggregate, assume all (but not part) of the Affected Lender's Individual Commitments and obligations under the Credit Facility and acquire all (but not part) of the rights of the Affected Lender and assume all (but not part) of the obligations of the Affected Lender under each of the other Loan Documents to the extent they relate to the Credit Facility (but in no event shall any other relevant Lender or the Administrative Agent be obliged to do so). If one or more Lenders shall so agree in writing (herein collectively called the "Assenting Lenders" and individually called an "Assenting Lender") with respect to such advance, acquisition and assumption, the Pro Rata Share of such credit of each Assenting Lender and the Individual Commitments and the obligations of such Assenting Lender under the Credit Facility and the rights and obligations of such Assenting Lender under each of the other Loan Documents to the extent they relate to the Credit Facility shall be increased by its respective pro rata share (based on the relative Individual Commitments of the Assenting Lenders) of the Affected Lender's Pro Rata Share of such credit and Individual Commitments and obligations under the Credit Facility and rights and obligations under each of the other Loan Documents to the extent they relate to the Credit Facility on a date mutually acceptable to the Assenting Lenders and the relevant Borrower. On such date, the Assenting Lenders shall extend to the relevant Borrower the Affected Lender's Pro Rata Share of such credit and shall prepay to the Affected Lender the advances of the Affected Lender then outstanding, together with all interest accrued thereon and all other amounts owing to the Affected Lender hereunder, and, upon such advance and prepayment by the Assenting Lenders, the Affected Lender shall cease to be a "Lender" for purposes of this agreement and shall no longer have any obligations hereunder, subject always to its continuing obligations pursuant to Section 9.06. Upon the assumption of the Affected Lender's Individual Commitments as aforesaid by an Assenting Lender, Schedule A hereto shall be deemed to be amended to increase the Individual Commitments of such Assenting Lender by the respective amounts of such assumption.

8.04 INDEMNITY RELATING TO CREDITS. Upon notice from the Administrative Agent to the applicable Borrower (which notice shall be accompanied by a detailed calculation of the amount to be paid by such Borrower), such Borrower shall pay to the Administrative Agent or the Lenders such amount or amounts as will compensate the Administrative Agent or the Lenders (including, for certainty, the Issuing Lender) for any loss, cost or expense incurred by them:

        (a) in the liquidation or redeposit of any funds acquired by the Lenders to fund or maintain any portion of a LIBO Loan or a BA Rate Loan as a result of:

               (i) the failure of such Borrower to borrow or make repayments on the dates specified under this agreement or in any notice from such Borrower to the Administrative Agent (provided that if any notice specifies the repayment of a LIBO Loan or a BA Rate Loan at any time other than its maturity date, then such Borrower shall be responsible for any loss, costs or expenses referred to above); or

               (ii) the repayment or prepayment of any amounts on a day other than the payment dates prescribed herein or in any notice from such Borrower to the Administrative Agent (provided that if any notice specifies the repayment of a LIBO Loan or a BA Rate Loan at any time other than its maturity date, then such Borrower shall be responsible for any loss, costs or expenses referred to above); or

        (b) with respect to any Bankers' Acceptance or Letter, arising from claims or legal proceedings, and including reasonable legal fees and disbursements, respecting the collection of amounts owed by such Borrower hereunder in respect of such Bankers' Acceptance or Letter or the enforcement of the Administrative Agent or the Lenders' rights hereunder in respect of such Bankers' Acceptance or Letter including, without limitation, legal proceedings attempting to restrain the Administrative Agent or the Lenders from paying any amount under such Bankers' Acceptance or Letter.

8.05 INDEMNITY FOR TRANSACTIONAL AND ENVIRONMENTAL LIABILITY.

        (a) The Borrowers hereby agree to indemnify and hold the Administrative Agent, each Lender and each of their respective shareholders, officers, directors, employees, and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable legal fees and out of pocket disbursements and amounts paid in settlement which are approved by the Borrowers (collectively in this Section 8.05(a), the "Indemnified Liabilities"), incurred or suffered by, or asserted against, the Indemnified Parties or any of them as a result of, or arising out of, or relating to (i) the extension of credit contemplated herein,
(ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any credit extended hereunder, (iii) any actual or threatened investigation, litigation or other proceeding relating to any credit extended or proposed to be extended as contemplated herein or (iv) the execution, delivery, performance or enforcement of the Loan Documents and any instrument, document or agreement executed pursuant hereto, except for any such Indemnified Liabilities that a court of competent jurisdiction determined arose on account of the relevant Indemnified Party's negligence or willful misconduct.

        (b) Without limiting the generality of the indemnity set out in the preceding clause (a), the Borrowers hereby further agree to indemnify and hold the Indemnified Parties free and harmless from and against any and all claims, demand, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable legal fees and out of pocket disbursements and amounts paid in settlement which are approved by the Borrowers, of any and every kind whatsoever paid (collectively in this Section 8.05(b), the "Indemnified Liabilities"), incurred or suffered by, or asserted against, the Indemnified Parties or any of them for, with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property legally or beneficially owned (or any estate or interest which is owned), leased, used or operated by any Company of any Hazardous Material, Contaminant, Pollutant or Waste, and (ii) any other violation of an Environmental Law by any Company, and regardless of whether caused by, or within the control of, such Company, except for any such Indemnified Liabilities that a court of competent jurisdiction determined arose on account of the relevant Indemnified Party's negligence or willful misconduct.

        (c) All obligations provided for in this Section 8.05 shall survive indefinitely the permanent repayment of the outstanding credit hereunder and the termination of the Credit Agreement. The obligations provided for in this
Section 8.05 shall not be reduced or impaired by any investigation made by or on behalf of the Administrative Agent or any of the Lenders.

        (d) The Borrowers hereby agree that, for the purposes of effectively allocating the risk of loss placed on the Borrowers by this Section 8.05, the Administrative Agent and each Lender shall be deemed to be acting as the agent or trustee on behalf of and for the benefit of their respective shareholders, officers, directors, employees and agents.

        (e) If, for any reason, the obligations of the Borrowers pursuant to this Section 8.05 shall be unenforceable, the Borrowers agree to make the maximum contribution to the payment and satisfaction of each obligation that is permissible under applicable law.

8.06 PAYMENTS FREE AND CLEAR OF TAXES. Any and all payments made hereunder or under any other Loan Document by any Borrower to or for the benefit of the Administrative Agent, the Lenders or any of them ("Applicable Payments") shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholding or other charges of any nature imposed by any taxing authority, and all liabilities with respect thereto, imposed by any jurisdiction (the "Applicable Jurisdiction") as a consequence or result of any action taken by such Borrower, including the making of any Applicable Payment but excluding, in the case of the Administrative Agent, the Lenders or any of them, taxes imposed on its net income or capital taxes or receipts and franchise taxes (all such non-excluded taxes, levies, imposts, deductions, charges, fees, duties, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any Applicable Payment to the Administrative Agent, the Lenders or any of them, the sum so payable to the Administrative Agent, the Lenders or any of them shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.06) the Administrative Agent, the Lenders or any of them receives an amount equal to the sum it would have received had no such deductions been made. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this
Section 8.06 shall survive indefinitely the permanent repayment of the outstanding credit hereunder and the termination of the Credit Agreement.

                                    ARTICLE 9
                           REPAYMENTS AND PREPAYMENTS

9.01 REPAYMENTS. The Borrowers shall repay to the Lenders in full the outstanding credit under the Credit Facility on the Maturity Date together with all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto. As concerns any Letter which, on the Maturity Date, has an expiry date later than the Maturity Date, the Borrowers shall pay to the Issuing Lender, on the Maturity Date, the then contingent liability of the Issuing Lender thereunder. Following such payment by the Borrowers to the Issuing Lender, the Borrowers shall have no further liability to the Lenders with respect to any such Letter.

9.02 EXTENSION OF MATURITY DATE.

        (a) The Borrowers may request, by written request given to the Administrative Agent (the "Extension Request") not earlier than 120 nor later than 90 days prior to the then current Maturity Date, that this agreement be amended to extend the Maturity Date to a date one year later than the effective date of such amendment (the "Extension Amendment"). A copy of the Extension Request shall be provided by the Administrative Agent to each Lender in accordance with Section 14.18. Each Lender shall notify the Administrative Agent as to whether or not it irrevocably consents to the Extension Amendment within 30 days following receipt of the Extension Request. If any Lender does not provide such notice within such time, such Lender shall be deemed to have not consented to the Extension Amendment. Where the Extension Amendment has been consented to by Lenders which, in the aggregate, have extended to the Borrowers under the Credit Facility an amount of credit outstanding which is equal to at least four-fifths of the total amount of credit outstanding under the Credit Facility at such time, but has not been consented to by all of the Lenders, then on or before the second Banking Day following the aforesaid 30 day period, the Administrative Agent shall give written notice to the Borrowers and the Lenders advising as to those

Lenders who have irrevocably consented to the Extension Amendment (the "Consenting Lenders") and those Lenders who have not consented or who have been deemed to have not consented to the Extension Amendment (the "Dissenting Lenders"). For certainty, the determination of whether such four-fifths consent threshold has been met may be made, subject to the terms and conditions hereof, following a permanent reduction of the Credit Facility pursuant to Section 2.04.

        (b) A Consenting Lender, at its option, may acquire all or any portion of the rights and obligations of the Dissenting Lenders under the Credit Facility by giving written notice to the Administrative Agent of the portion of the rights and obligations of the Dissenting Lenders under the Credit Facility which such Consenting Lender is prepared to acquire. Such notice shall be given within 10 days following receipt of the notice from the Administrative Agent advising as to the Consenting Lenders and the Dissenting Lenders pursuant to
Section 9.02(a). If more than one Consenting Lender gives notice to the Administrative Agent that it wishes to acquire all or a portion of the rights and obligations of the Dissenting Lenders under the Credit Facility, then each Consenting Lender shall be entitled to acquire its rateable portion of the rights and obligations of the Dissenting Lenders under the Credit Facility. For the purpose of this Section 9.02(b), the Consenting Lenders' rateable portion shall be determined based on the aggregate amount of the Individual Commitments with respect to the Credit Facility (before acquisition under this Section 9.02) of each of the Consenting Lenders wishing to acquire a portion of the rights and obligations of the Dissenting Lenders under the Credit Facility. The Administrative Agent shall give written notice to the Borrowers within two Banking Days following the expiry of the time for Consenting Lenders to give notice of acquisition pursuant to this Section 9.02(b), of the Individual Commitments of the Dissenting Lenders with respect to the Credit Facility to be so acquired.

        (c) If one or more of the consenting Lenders (the "Acquiring Lenders") has given notice to the Administrative Agent that it wishes to acquire all or a portion of the rights and obligations of the Dissenting Lenders under the Credit Facility pursuant to Section 9.02(b), then, concurrently with the notice given to the Borrowers pursuant to Section 9.02(b), the Administrative Agent shall give notice to each of the Acquiring Lenders setting out the amount of the Individual Commitments of and the amount of the outstanding credit extended by the Dissenting Lenders to be acquired by each of the Acquiring Lenders in accordance with Section 9.02(b) and of the date (the "Acquisition Date") on which the acquisition shall be effective. The Acquisition Date shall be a date to be determined by the Administrative Agent but in any event prior to the then current Maturity Date. At or before 11:00 a.m. (Toronto time) on the Acquisition Date, each Acquiring Lender shall deposit with or transfer to the Administrative Agent for the account of the Dissenting Lenders an amount equal to the amount of the outstanding credit to be acquired by it pursuant to this Section 9.02(c) and the Borrowers shall pay to the Administrative Agent, on behalf of the Dissenting Lenders, all accrued and unpaid interest on any outstanding credit being acquired by the Acquiring Lenders. Upon receipt of such amounts, the Administrative Agent shall (iii) disburse such amounts to each of the Dissenting Lenders in accordance with their respective entitlement thereto against delivery of assignments in the form of Schedule C hereto evidencing the assignment by the Dissenting Lenders to the Acquiring Lenders of their respective right, title and interest in and to those portions of the outstanding credit to be acquired hereunder; and (iv) make appropriate entries in the books of account regarding the Credit Facility. The provisions of Section 15.05(c) shall apply mutatis mutandis to any acquisition pursuant to this Section 9.02.

        (d) If the Borrowers have requested an Extension Amendment and such Extension Amendment has not been consented to by all of the Lenders, and if the Acquiring Lenders have not acquired all of the rights and obligations of the Dissenting Lenders under the Credit Facility, then the Borrowers may locate one or more other Persons ("Substitute Lenders"), satisfactory to the Administrative Agent acting reasonably and who irrevocably consents to the Extension Amendment, to become Lenders and to acquire all or a rateable portion of the rights and obligations of the Dissenting Lenders under the Credit Facility which have not been acquired by the Acquiring Lenders. If not all of the rights and obligations of the Dissenting Lenders under the Credit Facility have been acquired by Acquiring Lenders or Substitute Lenders or both on or before the then current Maturity Date, there shall be no extension of the then current Maturity Date. If all of the rights and obligations of the Dissenting Lenders under the Credit Facility have been acquired by Acquiring Lenders or Substitute Lenders or both on or before the then current Maturity Date, the Extension Amendment shall become effective on the then current Maturity Date.

9.03 VOLUNTARY PREPAYMENTS UNDER CREDIT FACILITY. Subject to Section 9.05, the Borrowers shall be entitled to prepay all or any portion of the outstanding Loans under the Credit Facility (other than the prepayment of Bankers' Acceptances on any day other than the last day of their term) at any time, without penalty, provided that Section 8.04(a) shall be complied with in connection with any such prepayment. Amounts which are prepaid as aforesaid may be reborrowed.

9.04 MANDATORY PREPAYMENTS. The Borrowers shall prepay outstanding credit under the Credit Facility at the time, and in the amount, of (x) any prepayment or cancellation of any Industrial Revenue Bond, (y) any permanent reduction or any prepayment (which cannot be reborrowed) of the Omolon Working Capital Facility or (z) any prepayments of the Omolon Subordinated Debt Facility in excess of the annual scheduled repayments of principal thereunder of approximately U.S.$4,200,000. Amounts prepaid as aforesaid may not be reborrowed.

9.05 PREPAYMENT NOTICE. The Borrowers shall give written notice to the Administrative Agent of each voluntary prepayment pursuant to Section 9.03. Such notice (a "Prepayment Notice") shall be irrevocable, shall be given in accordance with Section 3.12 and shall specify:

        (a)    the date on which the prepayment is to take place; and

        (b) the type and principal amount of the Loan or the portion thereof which is to be prepaid.

9.06 REIMBURSEMENT OR CONVERSION ON PRESENTATION OF LETTERS.

        (a) On presentation of a Letter and payment thereunder by the Issuing Lender, the Borrowers shall forthwith pay to the Administrative Agent for the account of the Issuing Lender, and thereby reimburse the Issuing Lender for, all amounts paid by the Issuing Lender pursuant to such Letter; failing such payment, the Borrowers shall be deemed to have effected a conversion of such Letter into a Base Rate Canada Loan (if such Letter was denominated in U.S. dollars and issued on behalf of and at the request of Kinross Canada), a Base Rate New York Loan (if such Letter was denominated in U.S. dollars and issued on behalf of and at the request of either U.S. Borrower) or a Prime Rate Loan (if such Letter was denominated in Canadian dollars) to the extent of the payment of the Issuing Lender thereunder.

        (b) If the Issuing Lender makes payment under any Letter and the Borrowers do not fully reimburse the Issuing Lender on or before the date of payment, then Section 9.06(a) shall apply to deem a Loan to be outstanding to the applicable Borrower under this agreement in the manner therein set out. Each Lender shall, on request by the Issuing Lender, immediately pay to the Issuing Lender an amount equal to such Lender's Pro Rata Share of the amount paid by the Issuing Lender such that each Lender is participating in the deemed Loan in accordance with its Pro Rata Share.

        (c) Each Lender shall immediately on demand indemnify the Issuing Lender to the extent of such Lender's Pro Rata Share of any amount paid or liability incurred by the Issuing Lender under each Letter issued by it to the extent that the Borrowers do not fully reimburse the Issuing Lender therefor.

        (d) For certainty, the obligations in this Section 9.06 shall continue as obligations of the Persons who were Lenders at the time each such Letter was issued notwithstanding that such Lender may assign its rights and obligations hereunder, unless the Issuing Lender specifically releases such Lender from such obligations in writing.

9.07 LETTERS SUBJECT TO AN ORDER. Subject to Section 13.02, the Borrowers shall pay to the Issuing Lender an amount equal to the maximum amount available to be drawn under any unexpired Letter which becomes the subject of any Order; payment in respect of each such Letter shall be due forthwith upon demand.

9.08 CURRENCY OF REPAYMENT. All payments and repayments of outstanding credit hereunder shall be made in the currency of such outstanding credit.

9.09 REPAYMENTS OF CREDIT EXCESS. The Borrowers shall repay to the Lenders the amount of any Credit Excess as follows:

        (a) the amount of such Credit Excess, to the extent any Prime Rate Loan, Base Rate Canada Loan or Base Rate New York Loan is outstanding, on demand; and

        (b) to the extent such Credit Excess is not fully repaid pursuant to paragraph (i) above, as at the maturity date of each Bankers' Acceptance or LIBO Loan and as at the date of any conversion pursuant to Article 6.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

10.01 REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this agreement and to extend credit hereunder, the Borrowers hereby represent and warrant to the Lenders and the Administrative Agent, as of the date of this agreement, as of the date of each extension of credit hereunder and as of the last day of each Fiscal Quarter, as follows and acknowledge and confirm that the Lenders and the Administrative Agent are relying upon such representations and warranties in entering into this agreement and in extending credit hereunder:

        (a) STATUS AND POWER OF COMPANIES. Each Company is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of its jurisdiction of incorporation. Each Company is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required. Each Company has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted and to otherwise enter into, and carry out the transactions contemplated by, the Loan Documents to which is a party.

        (b) AUTHORIZATION AND ENFORCEMENT. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by each Company of the Loan Documents to which it is a party. Each Company has duly executed and delivered the Loan Documents to which it is a party. The Loan Documents to which each Company is a party are legal, valid and binding obligations of such Company, enforceable against such Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors' rights generally, (ii) the fact that the courts may deny the granting or enforcement of equitable remedies and (iii) the fact that, pursuant to the Currency Act (Canada), no court in Canada may make an order expressed in any currency other than lawful money of Canada.

        (c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by each Company of the Loan Documents to which it is a party, and the consummation of the transactions contemplated herein and therein, do not and will not conflict with, result in any material breach or violation of, or constitute a material default under, the terms, conditions or provisions of the charter or constating documents or by-laws of, or any shareholder agreement or declaration relating to, such Company or of any law, regulation, judgment, decree or order binding on or applicable to such Company or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which such Company is a party or is otherwise bound or by which such Company benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other party.

        (d) FINANCIAL STATEMENTS. The consolidated financial statements of Kinross Canada for the Fiscal Year ended December 31, 1999 were prepared in accordance with generally accepted accounting principles and no Material Adverse Change has occurred in the condition, financial or otherwise, of Kinross Canada since the date of such financial statements. The consolidated balance sheet of the aforesaid financial statement presents a fair statement of the financial condition and assets and liability of Kinross Canada as at the date thereof and the consolidated statement of income and retained earnings and changes in cashflow contained in the aforesaid consolidated financial statements fairly presents the results of the operations of Kinross Canada throughout the period covered thereby. Except to the extent reflected or reserved against in the aforesaid balance sheet (including the notes thereto) and except as incurred in the ordinary and usual course of the business of Kinross Canada, Kinross Canada does not have any outstanding indebtedness or any liability or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with generally accepted accounting principles.

        (e) LITIGATION. There are no actions, suits, inquiries, claims or proceedings (whether or not purportedly on behalf of any Company) pending or threatened in writing against or affecting any Company before any Official Body which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        (f) TITLE TO ASSETS. Each Company has good title to its property, assets and undertaking, free from any Lien other than the Permitted Liens and except, in connection with the Macassa Mine, title defects or irregularities that could not reasonably be expected to have a Material Adverse Effect.

        (g) CONDUCT OF BUSINESS. No Company is in violation of any agreement, mortgage, franchise, licence, judgment, decree, order, statute, statutory trust, rule or regulation relating in any way to itself or to the operation of its business or to its property or assets (including, without limitation, Environmental Laws) and which could reasonably be expected to have a Material Adverse Effect. Each Company holds all licenses, certificates of approval, approvals, registrations, permits and consents which are required to operate its businesses where they are currently being operated except where the failure to have such licenses, certificates of approval, approvals, registrations, permits and consents could not reasonably be expected to have a Material Adverse Effect.

        (h) OUTSTANDING DEFAULTS. No event has occurred which constitutes or which, with the giving of notice, lapse of time or both, would constitute a default under or in respect of any material agreement, undertaking or instrument to which any Company is a party or to which its respective property or assets may be subject, and which could reasonably be expected to have a Material Adverse Effect.

        (i)    SOLVENCY PROCEEDINGS. No Company has:

               (i) admitted its inability to pay its debts generally as they become due or failed to pay its debts generally as they become due;

               (ii) in respect of itself, filed an assignment or petition in bankruptcy or a petition to take advantage of any insolvency statute;

               (iii)    made an assignment for the benefit of its creditors;

               (iv) consented to the appointment of a receiver of the whole or any substantial part of its assets;

               (v) filed a petition or answer seeking a reorganization, arrangement, adjustment or composition in respect of itself under applicable bankruptcy laws or any other applicable law or statute of Canada or the United States or any subdivision thereof; or

               (vi) been adjudged by a court having jurisdiction a bankrupt or insolvent, nor has a decree or order of a court having jurisdiction been entered for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy of any Company with such decree or order having remained in force and undischarged or unstayed for a period of 30 days.

        (j) TAX RETURNS AND TAXES. Each Company has filed all tax returns and tax reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

        (k) EXPROPRIATION. There is no present or threatened (in writing) expropriation of the property or assets of any Company, which expropriation could reasonably be expected to have a Material Adverse Effect.

        (l)    ENVIRONMENTAL COMPLIANCE.

               (i) All facilities and property (including underlying groundwater) owned, leased, used or operated by any Company have been, and continue to be, owned or leased in compliance with all Environmental Laws where any such noncompliance could reasonably be expected to have a Material Adverse Effect;

               (ii)     There are no pending or threatened (in writing)

                        (A) claims, complaints, notices or requests for information received by any Company with respect to any alleged violation of any Environmental Law which, if proved, could reasonably be expected to have a Material Adverse Effect;

                        (B) complaints, notices or inquiries to any Company regarding potential liability under any Environmental Law which liability could reasonably be expected to have a Material Adverse Effect;

               (iii) There have been no Releases of any Hazardous Materials or any escape, seepage, leakage, spillage, discharge, emission or release of any Contaminants, Pollutants or Waste at, on, under or from any property now or previously owned, operated, used or leased by any Company that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

               (iv) Each Company has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations under any Environmental Laws to carry on its business except where any such non-issuance or noncompliance could not reasonably be expected to have a Material Adverse Effect; and

               (v) No conditions exist at, on or under any property now or previously owned, operated, used or leased by any Company which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which liability could reasonably be expected to have a Material Adverse Effect.

        (m) FRENCH FORM OF CORPORATE NAME. There is no French form of the corporate name of any Company.

        (n) EXECUTIVE OFFICES. Each of the Companies has more than one place of business. The addresses of the chief executive office of each Company (for the purposes of the PPSA, the UCC or any similar law of any other jurisdiction) are as set out in Schedule D hereto.

        (o) LOCATIONS OF TANGIBLE PERSONAL PROPERTY. The addresses of all locations of the inventory, equipment and other tangible personal property of each Company are as set out in Schedule N hereto.

        (p) CONSENTS, APPROVALS, ETC. No consents, approvals, acknowledgments, undertakings, non-disturbance agreements, directions or other documents or instruments are required to be entered into by any Person, to make effective the Security created or intended to be created by the Companies in favour of the Administrative Agent pursuant to the Security Documents and to ensure the perfection and the intended priority of such Security. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (q)    CAPITAL OF FAIRBANKS U.S., MELBA CREEK AND TEKO INC.

               (i) The authorized capital of Fairbanks U.S. consists of 1,000 shares with a par value of $100 each, of which 10 shares have been issued and are outstanding as fully paid and non-assessable. Kinam U.S. is the owner of record of all of the issued and outstanding shares of Fairbanks U.S. There are no outstanding warrants, options or other agreements which require or may require the issuance of any shares of Fairbanks U.S. or the issuance of any debt or securities convertible into shares of Fairbanks U.S., there are no outstanding debt or securities convertible into shares of Fairbanks U.S. and there are no shares of Fairbanks U.S. allotted for issuance.

               (ii) The authorized capital of Melba Creek consists of 10,000,000 common shares of U.S.$0.01 par value per share, of which 100,000 common shares have been issued and are outstanding as fully paid and non-assessable. Fairbanks Canada is the owner of record of all of the issued and outstanding shares of Melba Creek. There are no outstanding warrants, options or other agreements which require or may require the issuance of any shares of Melba Creek or the issuance of any debt or securities convertible into shares of Melba Creek, there are no outstanding debt or securities convertible into shares of Melba Creek and there are no shares of the Melba Creek allotted for issuance.

               (iii) The authorized capital of Teko Inc. consists of 25,000 shares with a par value of $1 each, of which 100 shares have been issued and are outstanding as fully paid and non-assessable. Teko Ltd. is the owner of record of all of the issued and outstanding shares of Teko Inc. There are no outstanding warrants, options or other agreements which require or may require the issuance of any shares of Teko Inc. or the issuance of any debt or securities convertible into shares of Teko Inc., there are no outstanding debt or securities convertible into shares of Teko Inc. and there are no shares of the Teko Inc. allotted for issuance.

        (r) IRB LOAN AGREEMENT. As of the date hereof, the aggregate outstanding principal amount of the advances under the IRB Loan Agreement is U.S. $*.

        (s) RESTRICTED SUBSIDIARIES AND PARTNERSHIPS. There are no Restricted Subsidiaries of the Borrower other than Kinam U.S., Kinam Canada, Fairbanks Canada, Melba Creek, Kinam Refugio, LT Acquisition, Teko Inc. and Teko Ltd. No Company is, directly or indirectly, a member of, or a partner or participant in, any partnership, joint venture or syndicate where the joint liability arising from such membership or participation could reasonably be expected to have a Material Adverse Effect.

        (t) CORPORATE STRUCTURE. The chart attached hereto as Schedule H accurately sets out the corporate structure of the Companies and evidences (i) intercorporate share ownership and (ii) ownership of the Hoyle Pond Mine, Fort Knox Mine, Macassa Mine, QR Mine and Refugio Mine.

        (u)    SOLVENCY AFTER DRAWDOWN. On an unconsolidated basis,

               (i) the assets of each of Kinross U.S.A. and Fairbanks U.S. shall exceed its respective liabilities, including contingent liabilities;

               (ii) the capital of each of Kinross U.S.A. and Fairbanks U.S. shall not be unreasonably small to conduct its respective business; and

               (iii) neither Kinross U.S.A. nor Fairbanks U.S.A. shall have incurred debts, nor shall have intended to incur debts, beyond its respective ability to pay such debts as they mature.

        (v) EMPLOYEE BENEFIT PLANS. Each of the ERISA Companies has fulfilled in all material respects its obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Plan and is in material compliance with all other applicable provisions of ERISA. Neither Kinross U.S.A. nor any ERISA Affiliate has incurred any Withdrawal Liability that could reasonably expected to have a Material Adverse Effect. None of the ERISA Companies has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA.

        (w) REGULATION G, U OR X. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any credit obtained hereunder shall be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        (x) ASSETS INSURED. The property and assets of the Companies are insured with insurers, in amounts, for risks and otherwise which are reasonable in relation to such property and assets (subject to the amount of such deductibles as are reasonable and normal in the circumstances) against loss or damage by all insurable risks and hazards, and there has been no default or failure by the party or parties insured under the provisions of such policies of insurance maintained which would prevent the recovery by the party or parties insured thereunder of the full amount of any insured loss.

        (y) YEAR 2000. In relation to any Company, any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) each such Company's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which each such Company's systems interface) and the testing of all such systems and equipment, as so reprogrammed, were substantially completed by September 30, 1999. The cost to each such Company of such reprogramming and testing and of the reasonably forseeable consequences of year 2000 to each such Company (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of each such Company are and, with ordinary course upgrading and maintenance, will continue for the term of this agreement to be, sufficient to permit each Company to conduct its business without Material Adverse Effect.

        (z) REAL PROPERTY. Melba Creek owns no real property other than its 51% interest in the Fort Knox Deposit. Fairbanks U.S. owns no real property other than (x) its 49% interest in the Fort Knox Deposit and (y) its 65% interest in the True North Deposit. Teko Inc. owns no real property other than its 35% interest in the True North Property and the Ryan Lode Deposit.

        (aa) NO OMISSIONS. None of the representations and statements of fact set forth in this Section 10.01 omits to state any material fact necessary to make any such representation or statement of fact not misleading in any material respect.

10.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrowers contained in Section 10.01 shall survive the execution and delivery of this agreement until all credit outstanding hereunder has been repaid in full and the Credit Facility has been terminated, notwithstanding any investigation made at any time by or on behalf of the Administrative Agent or any of the Lenders.

                                   ARTICLE 11
                                    COVENANTS

11.01 AFFIRMATIVE COVENANTS. The Borrowers hereby covenant and agree with the Administrative Agent and the Lenders that, until all credit outstanding hereunder has been repaid in full and the Credit Facility has been terminated, and unless waived in writing in accordance with Section 14.14:

        (a) FINANCIAL REPORTING. The Borrowers shall furnish the Administrative Agent with the following statements and reports (with sufficient copies for all of the Lenders):

               (i) within 120 days after the end of each Fiscal Year, copies of the audited consolidated and unaudited consolidating financial statements of each Borrower for such Fiscal Year, the unaudited partially consolidated financial statements of each Company for such Fiscal Year and the auditors' report thereon together with a chart setting out the corporate structure of the Borrowers and all of their subsidiaries, whether direct or indirect, and evidencing (i) intercorporate share ownership and (ii) mine ownership;

               (ii) within 45 days after the end of each Fiscal Quarter, copies of the unaudited consolidated and consolidating financial statements of each Borrower and partially consolidated financial statements of each Company;

               (iii) within 45 days after the end of each Fiscal Quarter and within 120 days after the end of each Fiscal Year, a duly executed and completed compliance certificate, in the form attached as Schedule B hereto and signed by a senior financial officer of Kinross Canada;

               (iv) within 60 days after the end of each Fiscal Quarter a report summarizing Kinross Canada's consolidated hedge position, such report to be substantially in the form of Schedule K;

               (v) prior to the beginning of each Fiscal Year, the budget of Kinross Canada for such Fiscal Year, such budget to be substantially in the form of the budget with respect to the preceding Fiscal Year provided to the Administrative Agent; and

               (vi) such other statements, reports and information as the Administrative Agent on the instructions of the Majority Lenders may reasonably request from time to time.

        (b) COPIES OF PUBLIC FILINGS. Kinross Canada shall, upon request, furnish the Administrative Agent with copies of all documents which are filed with the Ontario Securities Commission or with any similar Official Body in any other jurisdiction in compliance with applicable securities legislation.

        (c) USE OF PROCEEDS. The Borrowers shall apply all of the proceeds of the credit obtained under the Credit Facility to repay in full the Existing Credit Agreement (other than the Existing Letters and accrued fees thereon), issue a Letter to replace the UBS Letter and other Letters to replace outstanding letters of credit and otherwise for general corporate purposes.

        (d) INSURANCE. The Borrowers shall, and shall cause each Restricted Subsidiary to, insure and keep insured, with insurers, for risks, in amounts and otherwise upon terms (including, without limitation, the undertaking of the insurer to give the Administrative Agent 30 days' written notice of the cancellation of the policy) satisfactory to the Administrative Agent acting reasonably, all of the Secured Assets, with the Administrative Agent, for and on behalf of the Lenders, named as loss payee and named insured as their interest may appear with respect to all property, boiler and machinery insurance relating to the Fort Knox Mine. The Borrowers shall deliver to the Administrative Agent certified copies of all of the insurance policies, riders and endorsements relating to the aforesaid insurance. The covenants contained in this Section 11.01(d) shall, without duplication, be in addition to any covenants relating to insurance which are contained in any of the Security Documents.

        (e) ACCESS TO SENIOR FINANCIAL OFFICERS. Upon the request of the Administrative Agent at reasonable intervals, the Borrowers shall, and shall cause each Restricted Subsidiary to, make available its senior financial officers to answer questions concerning such Company's business and affairs.

        (f) REIMBURSEMENT OF EXPENSES. The Borrowers shall reimburse the Administrative Agent, on demand, for all reasonable out-of-pocket costs, charges and expenses incurred by or on behalf of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket disbursements of counsel to the Administrative Agent and any independent engineer and mining title consultant retained by the Administrative Agent as well the costs of any engineering reports and environmental audits and studies as required by the Administrative Agent) in connection with the negotiation, preparation, execution, delivery, syndication, interpretation and enforcement of this agreement and the closing documentation ancillary to the completion of the transactions contemplated hereby and any amendments and waivers hereto (whether or not consummated or entered into) and any lien search fees and lien registration fees.

        (g) NOTICE OF EXPROPRIATION. The Borrowers shall promptly notify the Administrative Agent of the commencement or the written threat of any expropriation of any of the Secured Assets or of the institution of any proceedings related thereto.

        (h) INSPECTION OF ASSETS AND OPERATIONS. The Borrowers shall, and shall cause each Restricted Subsidiary to, permit representatives of the Administrative Agent to inspect the Secured Assets and for that purpose to enter on any property which is owned and controlled by the Borrowers or the Restricted Subsidiaries and where any of the Secured Assets may be situated during reasonable business hours and, unless a Default has occurred and is continuing, upon reasonable notice.

        (i) CHANGE OF NAME OR EXECUTIVE OFFICE. If any Company changes its corporate name or changes the location of its chief executive office or head office, the Borrowers shall promptly notify the Administrative Agent in writing of the details of such change.

        (j) CORPORATE EXISTENCE. Other than as permitted pursuant to the proviso in Section 11.02(b), the Borrowers shall, and shall cause each Restricted Subsidiary to, maintain its corporate existence in good standing and qualify and remain duly qualified to carry on business and own property in each jurisdiction in which such qualification is necessary.

        (k) CONDUCT OF BUSINESS. The Borrowers shall, and shall cause each Restricted Subsidiary to, conduct its business in such a manner so as to comply with all laws and regulations (including, without limitation, Environmental Laws), so as to observe and perform all its obligations under leases, licences and agreements necessary for the proper conduct of its business and so as to preserve and protect its property and assets and the earnings, income and profits therefrom where such non-compliance, non-observance or non-performance could reasonably be expected to have a Material Adverse Effect. The Borrowers shall, and shall cause each Restricted Subsidiary to, perform all obligations incidental to any trust imposed upon it by statute and shall ensure that any breaches of the said obligations and the consequences of any such breach shall be promptly remedied. The Borrowers shall, and shall cause each Restricted Subsidiary to, obtain and maintain all licenses, permits, government approvals, franchises, authorizations and other rights necessary for the operation of its business where failure to do so could reasonably be expected to have a Material Adverse Effect.

        (l) TAXES. The Borrowers shall pay, and shall cause each Restricted Subsidiary to pay, all material taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its property or assets or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is being contested in good faith by appropriate proceedings and reserves are being maintained in accordance with generally accepted accounting principles while forfeiture of any part of its property or assets may result from the failure to so pay during the period of any such contest.

        (m) NOTICE OF LITIGATION. The Borrowers shall promptly notify the Administrative Agent of any actions, suits, inquiries, claims or proceedings (whether or not purportedly on behalf of any Company) commenced or threatened in writing against or affecting any Company before any Official Body which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        (n) ENVIRONMENTAL MATTERS. The Borrowers shall, and shall cause each Restricted Subsidiary to, as soon as practicable and in any event within 30 days, notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, which claims, complaints, notices or inquiries relate to matters which could reasonably be expected to have a Material Adverse Effect, and shall proceed diligently to resolve any such claims, complaints, notices or inquiries relating to compliance with Environmental Laws and provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 11.01(n).

        (o) TANGIBLE NET WORTH. The Borrowers shall at all times maintain Tangible Net Worth in an amount greater than the aggregate of:

               (i)      U.S. $475,000,000; and

               (ii) the aggregate of 50% of Net Income for each Fiscal Quarter after the Fiscal Quarter ending December 31, 1999 which has been completed on or before the date of determination and, for the purposes of this covenant,
                        (x) if Net Income for any period is a negative amount, it shall be deemed to be equal to zero and (y) Net Income shall be calculated for Kinross Canada on a consolidated basis without the restriction of taking into account only the Companies.

        (p) NET INDEBTEDNESS/RESERVES RATIO. The Borrowers shall at all times maintain the Net Indebtedness/Reserves Ratio in an amount less than or equal to U.S. $35 per ounce.

        (q) NET INDEBTEDNESS/ROLLING OCF RATIO. The Borrowers shall, as at the last day of each Fiscal Quarter, maintain the Net Indebtedness/Rolling OCF Ratio in an amount less than or equal to 3.5:1.

        (r) AGGREGATE CASH BALANCES. The Borrowers shall, and shall cause the Restricted Subsidiaries to, as at the last day of each Fiscal Quarter maintain aggregate cash balances of the Companies in the Investment Accounts (in all cases not subject to a Lien other than in favour of the Administrative Agent) which exceed the aggregate of:

               (i)      U.S. $20,000,000; and

               (ii)     the product of X and Y

               where X = the Projected Production as at such date; and

               Y = the amount by which U.S. $300 exceeds the Projected Realized Price as at such date.

               The Borrowers shall, and shall cause the Restricted Subsidiaries to, maintain aggregate cash balances in the Investment Accounts for the entirety of the Fiscal Quarter immediately following the last day of the preceding Fiscal Quarter in an aggregate amount in excess of the aggregate cash balances as at such last day unless such cash balances are required to fund normal course expenses as set out in the most recent budget provided by the Borrowers to the Administrative Agent.

        (s) HOYLE POND AND FORT KNOX MINES. Kinross Canada shall, directly or indirectly, at all times maintain 100% ownership of the Hoyle Pond Mine and Fort Knox Mine.

        (t) INTERCOMPANY INDEBTEDNESS. The Borrowers shall cause all intercompany Indebtedness owing by any Company to any direct or indirect subsidiary of any Borrower (other than to another Company) to be subordinated and postponed, pursuant to the Postponement and Subordination Undertaking, to the Indebtedness of such Company to the Lenders and the Administrative Agent for so long as a Default has occurred and is continuing.

        (u) INVESTMENT ACCOUNTS. Subject to Section 11.02(i), the Borrowers shall, and shall cause each Restricted Subsidiary to, maintain all cash in the Investment Accounts. The Borrowers shall forthwith notify the Administrative Agent of any Investment Account established after the date hereof with a financial institution other than the Lenders and shall further provide to the Administrative Agent the requested form of acknowledgement from such other financial institution with respect to such Investment Account.

        (v) SINKING FUND ACCOUNT. If on any Reduction Date the aggregate credit outstanding under all Letters exceeds the amount of the Credit Facility at such time (assuming the reduction of the Credit Facility by the applicable Scheduled Reduction

               Amount), Kinross Canada may on such Reduction Date deposit in pledge in the Sinking Fund Account an amount equal to such excess. If on the date of any mandatory prepayment of outstanding credit under the Credit Facility pursuant to Section 9.04, the aggregate amount of credit outstanding under all Letters exceeds the amount of the Credit Facility at such time (assuming the reduction of the Credit Facility by the amount of such mandatory prepayment), Kinross Canada may on the required date of such mandatory prepayment deposit in pledge in the Sinking Fund Account an amount equal to such excess.

        (w) ERISA. The Borrowers shall, and shall cause each ERISA Affiliate to, furnish to the Administrative Agent:

               (i) promptly after receipt thereof (but in no event later than 30 days after such receipt), a copy of any notice any ERISA Company receives after the date of this agreement from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, if such termination or appointment would result in a Material Adverse Effect;

               (ii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a financial officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC, but only if such failure to make a required installment would result in a Material Adverse Effect; and

               (iii) promptly and in any event within 30 days after receipt thereof by any ERISA Company from the sponsor of a Multiemployer Plan, a copy of each notice received by any ERISA Company concerning (A) the imposition of any Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, but only if the imposition of such withdrawal liability, in the case of clause (A), or such termination or reorganization, in the case of clause
                        (B), would result in a Material Adverse Effect.

        (x) BOOKS AND RECORDS. The Borrowers shall, and shall cause the Restricted Subsidiaries to, keep proper books of account and records covering all its business and affairs on a current basis, make full, true and correct entries of its transactions in such books, set aside on its books from their earnings all such proper reserves as required by generally accepted accounting principles and permit representatives of the Administrative Agent to inspect such books of account, records and documents and to make copies therefrom during reasonable business hours and upon reasonable notice and to discuss the affairs, finances and accounts of such Company with its auditors during reasonable business hours and upon reasonable notice.

        (y) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Upon the occurrence of either a Default or an Event of Default of which any Borrower is aware, such Borrower shall promptly deliver to the Administrative Agent a notice specifying the nature and date of occurrence of such Default or Event of Default, such Borrower's assessment of the duration and effect thereof and the action which such Borrower proposes to take with respect thereto.

11.02 RESTRICTIVE COVENANTS. The Borrowers hereby covenant and agree with the Administrative Agent and the Lenders that, until all credit outstanding hereunder has been repaid in full and the Credit Facility has been terminated, and unless waived in writing in accordance with Section 14.14:

        (a) LIENS. The Borrowers shall not, and shall not permit or suffer any Restricted Subsidiary to, enter into or grant, create, assume or suffer to exist any Lien affecting any of their respective properties, assets or undertaking, save and except only for the Permitted Liens.

        (b) CORPORATE EXISTENCE. The Borrowers shall not, and shall not permit or suffer any Restricted Subsidiary to, take part in any amalgamation, merger, dissolution, winding up, corporate reorganization, capital reorganization or similar proceeding or arrangement or discontinue any businesses ; provided, however, that the foregoing shall not prohibit amalgamations or corporate reorganizations solely between two or more Companies provided (x) notice of such amalgamation or corporate reorganization (and reasonable details thereof) has been provided by the Borrowers to the Administrative Agent ten Banking Days before the proposed implementation date of such amalgamation or corporate reorganization and (y) the Administrative Agent is satisfied, in its sole discretion acting reasonably, that the completion of such amalgamation or corporate reorganization would not adversely affect any rights of the Administrative Agent or any of the Lenders under any Guarantee or any Security Document and (z) no Default or Event of Default has occurred and is continuing at the time of such proposed implementation and no Default or Event of Default would arise immediately thereafter.

        (c) DISPOSITION OF ASSETS. Kinross Canada shall not suffer or permit the sale or other disposition of any of the shares of Kinross U.S.A. or Fairbanks U.S. The Borrowers shall not suffer or permit the sale or other disposition of any of the shares of the Restricted Subsidiaries. The Borrowers shall not, and shall not suffer or permit any of the Restricted Subsidiaries to, sell or otherwise dispose of any of the Secured Assets ; provided, however, that this prohibition on sale or other disposition shall not prohibit (x) the Companies allowing mineral claims to lapse on the Undeveloped Portion of the Fort Knox Mine or (y) the Companies selling or granting participating interests (by way of joint venture, farm-out or otherwise) with respect to the Undeveloped Portion of the Fort Knox Mine. Subject always to the preceding three sentences, the Borrowers shall not, and shall not suffer or permit any Restricted Subsidiary to, in any particular Fiscal Year, sell or otherwise dispose of any of their other respective assets (other than the disposition of inventory and worn out, unserviceable or obsolete equipment in the ordinary course of business) individually or in the aggregate or in excess of U.S.$25,000,000. For purposes of greater certainty, (A) the sale of metal product constitutes part of the ordinary course of business of the Companies and (B) this Section 11.02(c) shall not apply to any sale by (x) any Borrower of any of its portfolio of equity securities in junior mining companies or (y) any Company to another Company of the former's equipment.

        (d) ATTRIBUTABLE DEBT. The Borrowers shall not suffer or permit Attributable Debt at any time to exceed U.S. $40,000,000.

        (e) GOLD HEDGING CONTRACTS. The Borrowers shall not, and shall not suffer or permit the Restricted Subsidiaries to, have outstanding any gold hedging contracts which create matured or contingent obligations to deliver gold in excess of (x) 80% of the projected production of the Companies in any future 12 month period or (y) 40% of Reserves at the date of determination

        (f) REGULATION G, U OR X. The Borrowers shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in the business of extending credit for the purpose of purchasing or carrying margin stock. The Borrowers shall not use any of the proceeds of any credit extended hereunder for a purpose which violates, or would be inconsistent with, Regulation G, U or X of the F.R.S. Board.

        (g) CAPITAL MARKET TRANSACTIONS. The Borrowers shall not, and shall not suffer or permit any Restricted Subsidiary to, enter into any capital market transaction for speculative purposes.

        (h) AMENDMENTS. The Borrowers shall not suffer or permit any amendment, modification, supplement, replacement, waiver or termination to or of any provision of the IRB Loan Agreements or the agreements evidencing the OPIC/EBRD Omolon Indebtedness, the Omolon Working Capital Facility or the Omolon Subordinated

               Debt Facility to the extent such amendments relate to rate, amortization, term or security.

        (i) ACCOUNT BALANCES OF NON-RESTRICTED SUBSIDIARIES. The Borrowers shall not suffer or permit the aggregate balance (both the cash balance and the value of invested funds) of all bank accounts and investment accounts maintained by all of the Companies outside of the Investment Accounts to exceed $500,000 or the Canadian Dollar Equivalent thereof.

11.03 PERFORMANCE OF COVENANTS BY ADMINISTRATIVE AGENT. The Administrative Agent may, on the instructions of the Majority Lenders and upon notice by the Administrative Agent to the Borrowers, perform any covenant of the Borrowers under this agreement which the Borrowers fail to perform or cause to be performed and which the Administrative Agent is capable of performing, including any covenants the performance of which requires the payment of money, provided that the Administrative Agent shall not be obligated to perform any such covenant on behalf of the Borrowers and no such performance by the Administrative Agent shall require the Administrative Agent to further perform the Borrowers' covenants or shall operate as a derogation of the rights and remedies of the Administrative Agent and the Lenders under this agreement or as a waiver of such covenant by the Administrative Agent. Any amounts paid by the Administrative Agent as aforesaid shall be reimbursed by the Lenders in their Pro Rata Shares and shall be repaid by the Borrowers to the Administrative Agent on behalf of the Lenders on demand.

                                   ARTICLE 12
                    CONDITIONS PRECEDENT TO OBTAINING CREDIT

12.01 CONDITIONS PRECEDENT TO ALL CREDIT. The obligation of the Lenders to extend credit hereunder is subject to fulfilment of the following conditions precedent on the date such credit is extended:

        (a) the applicable Borrower shall have complied with the requirements of Article 4, 5 or 6, as the case may be, in respect of the relevant credit;

        (b) no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such extension of credit;

        (c)    the representations and warranties of the Borrowers contained in
               Section 10.01 shall be true and correct in all respects on the date such credit is extended as if such representations and warranties were made on such date; and

        (d)    the Credit Facility has not been terminated pursuant to Section
               2.05.

12.02 CONDITIONS PRECEDENT TO INITIAL DRAWDOWN. The obligation of the Lenders to extend credit for the first time hereunder is subject to fulfilment of the following conditions precedent on the date such credit is extended:

        (a) the conditions precedent set forth in Section 12.01 have been fulfilled;

        (b) as continuing collateral security for the Secured Obligations, each Borrower has duly executed and delivered to the Administrative Agent the Borrower Security Documents to which it is a signatory and the Restricted Subsidiaries have duly executed and delivered to the Administrative Agent the Guarantees;

        (c) as continuing collateral security for the obligations of Fairbanks Canada, Kinam U.S., Kinam Refugio, Melba Creek, Teko Inc. and Teko Ltd. under their respective Guarantees, each of said Restricted Subsidiaries has duly executed and delivered to the Administrative Agent the Guarantor Security Documents to which it is a signatory;

        (d) the Administrative Agent has received, in form and substance satisfactory to the Administrative Agent:

               (i) a duly certified copy of the articles of incorporation, articles of amalgamation or similar documents and by-laws of each Company;

               (ii) a certificate of status or good standing for each Company issued by the appropriate governmental body or agency of the jurisdiction in which such Company is incorporated;

               (iii) a duly certified copy of the resolution of the board of directors of each Company authorizing it to execute, deliver and perform its obligations under each Loan Document to which such Company is a signatory and, in the case of Melba Creek, Fairbanks U.S., and Teko Inc., authorizing the pledge of all of its issued and outstanding shares to the Administrative Agent and any subsequent disposition thereof by the Administrative Agent in realizing on the security therein constituted by the relevant Security Documents;

               (iv) a certificate of an officer of each Company, in such capacity, setting forth specimen signatures of the individuals authorized to sign the Loan Documents to which such Company is a signatory;

               (v) a certificate of a senior officer of Kinross Canada, in such capacity, certifying that, to the best of his knowledge after due inquiry, no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such extension of credit;

               (vi) share certificates representing all of the issued and outstanding shares of Melba Creek, Fairbanks U.S. and Teko Inc. duly endorsed in blank for transfer or attached to duly executed stock transfers and powers of attorney;

               (vii) copies of insurance policies, riders and endorsements, insurance binders, certificates of insurance and statements of coverage with respect to the insurance referred to in Section 11.01(d);

               (viii) an opinion of each Company's counsel addressed to the Lenders, the Administrative Agent and its counsel, relating to the status and capacity of each Company, the due authorization, execution and delivery and the validity and enforceability of the Loan Documents to which such Company is a party in the jurisdiction of incorporation of such Company and in the Province of Ontario and such other matters as the Administrative Agent may reasonably request;

               (ix) opinions of counsel to Melba Creek, Fairbanks U.S. and Teko Inc. with respect to the title to the Fort Knox Deposit, True North Deposit and Ryan Lode Deposit, respectively;

               (x) an opinion of the Administrative Agent's counsel with respect to such matters as may be reasonably required by the Administrative Agent in connection with the transactions hereunder (including, without limitation, the legality, validity and binding nature of the obligations of the Companies under, and the enforceability against the Companies of, the Loan Documents which are governed by the laws of the Province of Ontario); and

               (xi) certified copies of the IRB Loan Agreements and each of the trust indentures under which the Industrial Revenue Bonds are issued;

        (e) there has not occurred a material adverse change in the property, assets, financial condition, operations, prospects or business of any Company (it being acknowledged that the foregoing shall not include any change or effect attributable to changes in the economy of the United States, Canada or any other country or changes attributable to the seasonality of the Companies' businesses);

        (f) all of credit extended in favour of Kinross Canada and Kinross U.S.A. under the Existing Credit Agreement shall have become obligations under the Credit Facility pursuant to Section 12.04 and all commitments of The Bank of Nova Scotia under the Existing Credit Agreement shall have been terminated and any collateral security therefor released and discharged;

        (g) the Administrative Agent shall have completed, to its satisfaction in its sole and absolute discretion, a review of all agreements evidencing Indebtedness of the Borrowers and their subsidiaries;

        (h) the Administrative Agent has received evidence satisfactory to it, in its sole and absolute discretion, that:

               (i) the aggregate cash balances of the Companies exceeded U.S. $93,750,000 as at December 31, 1999;

               (ii) the Omolon Working Capital Facility has been permanently reduced to no more than U.S. $7,500,000; and

               (iii) the OPIC/EBRD Omolon Indebtedness has become Non-Recourse Indebtedness;

        (i) the Administrative Agent shall have completed, to its satisfaction, a review of an updated three year budget of the Companies;

        (j) the Administrative Agent's senior mining engineer, in conjunction with an independent engineer retained by the Administrative Agent, shall have completed, to their satisfaction, a technical and environmental due diligence review;

        (k) the Administrative Agent has received the Postponement and Subordination Undertaking and the Environmental Indemnity Agreement, duly executed by all parties thereto;

        (l) the Administrative Agent has received a chart setting out the corporate structure of the Borrowers and all of their subsidiaries, whether direct or indirect, and evidencing (i) intercorporate share ownership and (ii) mine ownership;

        (m) the Administrative Agent and its counsel shall be satisfied, acting reasonably, that all necessary approvals, acknowledgements, directions and consents have been given and that all relevant laws have been complied with in respect of all agreements and transactions referred to herein;

        (n) all documents and instruments shall have been properly registered, recorded and filed in all places which, searches shall have been conducted in all jurisdictions which, and deliveries of all consents, approvals, acknowledgments, undertakings, directions, negotiable documents of title and other documents and instruments to the Administrative Agent shall have been made which, in the opinion of the Administrative Agent's counsel, acting reasonably, are desirable or required to make effective the Security created or intended to be created by the Companies in favour of the Administrative Agent pursuant to the Security Documents and to ensure the perfection and the intended priority of such security; and

        (o) the Borrowers shall have paid to the Administrative Agent and the Lenders all fees and expenses required to be paid on or before such initial extension of credit pursuant to the Loan Documents. Such fees shall include, without limitation, with respect to each Existing Letter, the payment by the Borrowers of an amount equal to any additional amount that would have been payable by the Borrowers if such Existing Letter had been initially issued under this agreement (for the balance of its term); and

        (p) all current account documentation shall have been completed to the satisfaction of the Administrative Agent.

12.03 WAIVER. The terms and conditions of Sections 12.01 and 12.02 are inserted for the sole benefit of the Administrative Agent and the Lenders, and the Lenders may waive them in accordance with Section 14.14, in whole or in part, with or without terms or conditions, in respect of any extension of credit, without prejudicing their right to assert the terms and conditions of Section
12.01 in whole or in part in respect of any other extension of credit.

12.04 IMPORT OF EXISTING LETTERS. The parties acknowledge that the Issuing Lender has previously issued the Existing Letters for the account of Kinross Canada, Kinross U.S.A. and the other Companies under the Existing Credit Agreement. The parties hereby agree that, upon the date of the completion of the fulfilment of the conditions precedent set forth in Sections 12.01(b) to (d) and 12.02(b) to (r), all Existing Letters shall be deemed to be Letters issued under the Credit Facility, the provisions of this agreement shall henceforth apply thereto and supersede the Existing Credit Agreement and any other reimbursement agreement previously executed by Kinross Canada in respect thereof and such deeming shall constitute the initial drawdown hereunder. Any accrued but unpaid fees owing with respect to the Existing Letters as at such date shall be deemed to be accrued and unpaid fees hereunder. Upon the Existing Letters being deemed to be Letters hereunder, Kinross Canada shall forthwith pay to the Lenders an amount equal to any Letter issuance fees owing with respect to such Letters as a result of the Applicable Rate applicable thereto being higher than the rate applicable to such Letters at the time of their issuance.

                                   ARTICLE 13
                              DEFAULT AND REMEDIES

13.01 EVENTS OF DEFAULT. Upon the occurrence of any one or more of the following events, unless expressly waived in writing in accordance with Section 14.14:

        (a)    the breach by any Borrower of the provisions of Section 9.01;

        (b) the failure of any Borrower to pay any amount due hereunder (other than amounts due pursuant to Section 9.01) within five Banking Days after the payment is due;

        (c) the commencement by any Company or by any other Person of proceedings for the dissolution, liquidation or winding up of any Company or for the suspension of operations of any Company (other than such proceedings commenced by another Person which are diligently defended and are discharged, vacated or stayed within thirty days after commencement);

        (d) if any Company ceases or threatens to cease to carry on its business or is adjudged or declared bankrupt or insolvent or admits its inability to pay its debts generally as they become due or fails to pay its debts generally as they become due or makes an assignment for the benefit of creditors, petitions or applies to any tribunal for the appointment of a receiver or trustee for it or for any part of its property (or such a receiver or trustee is appointed for it or any part of its property), or commences (or any other Person commences) any proceedings relating to it under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect (other than such proceedings commenced by another Person which are diligently defended and are discharged, vacated or stayed within thirty days after commencement), or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any part of its property, or suffers the appointment of any receiver or trustee, sequestrator or other custodian;

        (e) if any representation or warranty made by the Borrowers in this agreement or in any other document, agreement or instrument delivered pursuant hereto or referred to herein or any material information furnished in writing to the Administrative Agent by the Borrowers proves to have been incorrect in any material respect when made or furnished and continues to be incorrect in any material respect for thirty days after the Administrative Agent has given the Borrowers notice thereof;

        (f) if a writ, execution, attachment or similar process is issued or levied against all or any portion of the property of any Company in connection with any judgment against it in an amount of at least $10,000,000, and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within thirty days after its entry, commencement or levy;

        (g) the breach or failure of due observance or performance by any Company of any covenant or provision of any Loan Document (other than those previously referred to in this Section 13.01) or of any other document, agreement or instrument delivered pursuant hereto or thereto or referred to herein or therein to which the Administrative Agent or any of the Lenders is a party and such breach or failure continues for ten Banking Days after the Administrative Agent has given the Borrowers notice of such breach or failure;

        (h) if one or more encumbrancers, liens or landlords take possession of any part of the property of any Company or attempt to enforce their security or other remedies against such property (other than at the expiry of the relevant lease) and their claims remain unsatisfied for such period as would permit such property to be sold thereunder and such property which has been repossessed or is capable of being sold has an aggregate fair market value of at least $3,000,000;

        (i) if an event of default under any one or more agreements, indentures or instruments, under which any Company has outstanding Indebtedness (other than Non-Recourse Indebtedness) in an amount of at least $10,000,000 or under which another Person has outstanding Indebtedness in an amount of at least $10,000,000 which is guaranteed by any Company, shall happen (with all applicable grace periods having expired) and be continuing, or if any Indebtedness of or guaranteed by any Company in an amount of at least $10,000,000 which is payable on demand is not paid on demand;

        (j) any Person or combination of Persons acting in concert acquires direct or indirect beneficial ownership of more than 50% of the outstanding voting securities of Kinross Canada;

        (k) any ERISA Company shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Section 4062, 4063 or 4064 of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Company, any plan administrator or any combination of the foregoing if such termination would result in a Material Adverse Effect; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of

               ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan, if such action by the PBGC would result in a Material Adverse Effect; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
               Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more ERISA Companies to incur a current annual payment obligation in excess of $1,000,000;

        (l) the breach or failure of due observance by any of the subsidiaries of the Borrowers (other than the Companies) of any of the covenants or provisions under any of the Postponement and Subordination Undertaking, the Environmental Indemnity Agreement or any Hedging Agreement; or

        (m) any one or more of the Loan Documents is determined by a court of competent jurisdiction not to be a legal, valid and binding obligation of any Company which is a party thereto, enforceable by the Administrative Agent, the Lenders or any of them against such Company and such Loan Document has not been replaced by a legal, valid, binding and enforceable document which is equivalent in effect to such Loan Document, assuming such Loan Document had originally been legal, valid, binding and enforceable, in form and substance acceptable to the Administrative Agent, within 30 days of such determination, provided, however, that such grace period shall only be provided if such Company actively cooperates with the Administrative Agent to so replace such Loan Document;

the Administrative Agent (with the approval and instructions of the Majority Lenders) may, by notice to the Borrowers, terminate the Credit Facility (provided, however, that the Credit Facility shall automatically terminate, without notice of any kind, upon the occurrence of an event described in clause
(c) or (d) above) and the Administrative Agent (with the approval and instructions of the Majority Lenders) may, by the same or further notice to the Borrowers, declare all indebtedness of the Borrowers to the Lenders pursuant to this agreement (including (i) the present value of the face amount of all Bankers' Acceptances issued and outstanding hereunder based on their respective maturity dates, such present value to be calculated using a discount rate equal to the yield of Government of Canada treasury bills having a similar maturity date and (ii) the then contingent liability of the Issuing Lender under all Letters) to be immediately due and payable whereupon all such indebtedness shall immediately become and be due and payable and all collateral security therefor shall become immediately enforceable without further demand or other notice of any kind, all of which are expressly waived by the Borrowers (provided, however, that all such indebtedness of the Borrowers to the Lenders shall automatically become due and payable and all collateral security therefor shall become immediately enforceable, without notice of any kind, upon the occurrence of an event described in clause (c) or (d) above). Upon the payment by Kinross Canada to the Lenders of the present value of the face amount of all Bankers' Acceptances issued and outstanding hereunder, Kinross Canada shall have no further liability to the Lenders with respect to such Bankers' Acceptances. Upon the payment by the Borrowers to the Issuing Lender of the then contingent liability under all outstanding Letters, the Borrowers shall have no further liability to the Issuing Lender with respect to such Letters.

13.02 REFUND OF OVERPAYMENTS. With respect to each Letter for which the Issuing Lender has been paid all of its contingent liability pursuant to Section 9.01,
9.07 or Section 13.01 and provided that all amounts due by the Borrowers to the Issuing Lender under Section 9.01, 9.07 and Section 13.01 have been paid, the Issuing Lender agrees to pay to the Borrowers, upon the later of

        (a) if the Letter is subject to an Order, the date on which any final and non-appealable order, judgment or other determination has been rendered or issued either permanently enjoining the Issuing Lender from paying under such Letter or terminating any outstanding Order; and

        (b)    the earlier of:

               (i) the date on which either the original counterpart of such Letter is returned to the Issuing Lender for cancellation or the Issuing Lender is released by the beneficiary thereof from any further obligations in respect of such Letter;

               (ii)     the expiry of such Letter; and

               (iii) (where the contingent liability under such Letter is less than the face amount thereof), all amounts possibly payable under such Letter have been paid;

an amount equal to any excess of the amount received by the Issuing Lender hereunder in respect of its contingent liability under such Letter over the total of amounts applied to reimburse the Issuing Lender for amounts paid by it under or in connection with such Letter (the Issuing Lender having the right to so appropriate such funds).

13.03 REMEDIES CUMULATIVE. The Borrowers expressly agree that the rights and remedies of the Administrative Agent and the Lenders under this agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Administrative Agent or any Lender of any right or remedy for a default or breach of any term, covenant or condition in this agreement does not waive, alter, affect or prejudice any other right or remedy to which the Administrative Agent or such Lender may be lawfully entitled for the same default or breach. Any waiver by the Administrative Agent with the approval of the Majority Lenders or all of the Lenders in accordance with Section 14.14 of the strict observance, performance or compliance with any term, covenant or condition of this agreement is not a waiver of any subsequent default and any indulgence by the Lenders with respect to any failure to strictly observe, perform or comply with any term, covenant or condition of this agreement is not a waiver of the entire term, covenant or condition or any subsequent default. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its further exercise or the exercise of any other power or right.

13.04 SET-OFF. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, the Administrative Agent and each Lender is authorized, at any time that an Event of Default and has occurred and is continuing without notice to the Borrowers or to any other person, any such notice being expressly waived by the Borrowers, to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Administrative Agent or such Lender, as the case may be, to or for the credit of or the account of the Borrowers against and on account of the obligations and liabilities of the Borrowers which are due and payable to the Administrative Agent or such Lender, as the case may be, under this agreement.

                                   ARTICLE 14
                            THE ADMINISTRATIVE AGENT

14.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. Each Lender hereby appoints and authorizes, and hereby agrees that it will require any assignee of any of its interests in the Loan Documents (other than the holder of a participation in its interests herein or therein) to appoint and authorize the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by such Lender by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them thereunder or in connection therewith, except for its own gross negligence or wilful misconduct and each Lender hereby acknowledges that the Administrative Agent is entering into the provisions of this Section 14.01 on its own behalf and as agent and trustee for its directors, officers, employees and agents.

14.02 INTEREST HOLDERS. The Administrative Agent may treat each Lender set forth in Schedule A hereto or the person designated in the last notice delivered to it under Section 15.05 as the holder of all of the interests of such Lender under the Loan Documents.

14.03 CONSULTATION WITH COUNSEL. The Administrative Agent may consult with legal counsel selected by it as counsel for the Administrative Agent and the Lenders and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

14.04 DOCUMENTS. The Administrative Agent shall not be under any duty to the Lenders to examine, enquire into or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant to or in connection with the Loan Documents and the Administrative Agent shall, as regards the Lenders, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

14.05 ADMINISTRATIVE AGENT AS LENDER. With respect to those portions of the Credit Facility made available by it, the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers and their affiliates and persons doing business with the Borrowers and/or any of their affiliates as if it were not the Administrative Agent and without any obligation to account to the Lenders therefor.

14.06 RESPONSIBILITY OF ADMINISTRATIVE AGENT. The duties and obligations of the Administrative Agent to the Lenders under the Loan Documents are only those expressly set forth herein. The Administrative Agent shall not have any duty to the Lenders to investigate whether a Default or an Event of Default has occurred. The Administrative Agent shall, as regards the Lenders, be entitled to assume that no Default or Event of Default has occurred and is continuing unless the Administrative Agent has actual knowledge or has been notified by a Borrower of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

14.07 ACTION BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Lenders by and under this agreement; provided, however, that the Administrative Agent shall not exercise any rights under Section 13.01 or under the Security Documents or expressed to be on behalf of or with the approval of the Majority Lenders without the request, consent or instructions of the Majority Lenders. Furthermore, any rights of the Administrative Agent expressed to be on behalf of or with the approval of the Majority Lenders shall be exercised by the Administrative Agent upon the request or instructions of the Majority Lenders. The Administrative Agent shall incur no liability to the Lenders under or in respect of any of the Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct. The Administrative Agent shall in all cases be fully protected in acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In respect of any notice by or action taken by the Administrative Agent hereunder, the Borrowers shall at no time be obliged to enquire as to the right or authority of the Administrative Agent to so notify or act.

14.08 NOTICE OF EVENTS OF DEFAULT. In the event that the Administrative Agent shall acquire actual knowledge or shall have been notified of any Default or Event of Default, the Administrative Agent shall promptly notify the Lenders and shall take such action and assert such rights under Section 13.01 of this agreement and under the other Loan Documents as the Majority Lenders shall request in writing and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail for five Banking Days after receipt of the notice of any Default or Event of Default to request the Administrative Agent to take such action or to assert such rights under any of the Loan Documents in respect of such Default or Event of Default, the Administrative Agent may, but shall not be required to, and subject to subsequent specific instructions from the Majority Lenders, take such action or assert such rights (other than rights under Section
13.01 of this agreement or under the other Loan Documents and other than giving an express waiver of any Default or any Event of Default) as it deems in its discretion to be advisable for the protection of the Lenders except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such rights, in no event shall the Administrative Agent act contrary to such instructions unless required by law to do so.

14.09 RESPONSIBILITY DISCLAIMED. The Administrative Agent shall be under no liability or responsibility whatsoever as agent hereunder:

        (a) to any Borrower or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations under any of the Loan Documents;

        (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Borrower of any of its obligations under any of the Loan Documents; or

        (c) to any Lender or Lenders for any statements, representations or warranties in any of the Loan Documents or in any other documents contemplated thereby or in any other information provided pursuant to any of the Loan Documents or any other documents contemplated thereby or for the validity, effectiveness, enforceability or sufficiency of any of the Loan Documents or any other document contemplated thereby.

14.10 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers) pro rata according to the Exposure of each of them from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any other document contemplated thereby or any action taken or omitted by the Administrative Agent under any of the Loan Documents or any document contemplated thereby, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent.

14.11 CREDIT DECISION. Each Lender represents and warrants to the Administrative Agent that:

        (a) in making its decision to enter into this agreement and to make its Pro Rata Share of the Credit Facility available to the Borrowers, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment without reliance upon any information furnished by the Administrative Agent; and

        (b) so long as any portion of a the Credit Facility is being utilized by the Borrowers, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

14.12 SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may, with the prior written consent of the Borrowers (which consent shall not be required for so long as an Event of Default has occurred and is continuing), resign at any time by giving 30 days written notice thereof to the Lenders. Upon any such resignation, the Majority Lenders, with the prior written consent of the Borrowers (which consent shall not be required (x) if the successor Administrative Agent is an affiliate or subsidiary of the Administrative Agent on the date hereof or (y) for so long as an Event of Default has occurred and is continuing), shall have the right to appoint a successor Administrative Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation, then the retiring Administrative Agent may, on behalf of the Lenders and with the prior written consent of the Borrowers (which consent shall not be required for so long as an Event of Default has occurred and is continuing), appoint a successor Administrative Agent which shall be a bank organized under the laws of Canada which has combined capital and reserves in excess of Cdn. $250,000,000 and has an office in Toronto. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent (in its capacity as Administrative Agent but not in its capacity as a Lender) and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (in its capacity as Administrative Agent but not in its capacity as a Lender). After any retiring Administrative Agent's resignation or removal hereunder as the Administrative Agent, provisions of this Article 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

14.13 DELEGATION BY ADMINISTRATIVE AGENT. With the prior approval of the Majority Lenders, the Administrative Agent shall have the right to delegate any of its duties or obligations hereunder as Administrative Agent to any affiliate of the Administrative Agent so long as the Administrative Agent shall not thereby be relieved of such duties or obligations.

14.14 WAIVERS AND AMENDMENTS.

        (a) Subject to Sections 14.14(b) and (c), any term, covenant or condition of any of the Loan Documents may only be amended with the prior consent of the Borrowers and the Majority Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default.

        (b) Notwithstanding Section 14.14(a), without the prior written consent of each Lender, no such amendment or waiver shall directly:

               (i) increase the amount of the Credit Facility or the amount of the Individual Commitment of any Lender with respect to the Credit Facility;

               (ii) extend the Maturity Date or any Reduction Date or reduce any Reduction Amount;

               (iii) extend the time for the payment of interest on Loans, forgive any portion of principal thereof, reduce the stated rate of interest thereon or amend the requirement of pro rata application of all amounts received by the Administrative Agent in respect of the Credit Facility;

               (iv) change the percentage of the Lenders' requirement to constitute the Majority Lenders or otherwise amend the definition of Majority Lenders;

               (v) reduce the stated amount or postpone the date for payment of any fees or other amount to be paid pursuant to Article 7 or 8 of this agreement;

               (vi)     permit any subordination of any of the Secured
                        Obligations;

               (vii) release, discharge or amend the joint and several covenant of the Borrowers hereunder, any of the Security Documents or any of the Guarantees, in whole or in part; or

               (viii)   alter the terms of this Section 14.14.

        (c) No amendment to or waiver of any provision hereof to the extent it affects the rights or obligations of the Administrative Agent shall be effective without the prior written consent of the Administrative Agent.

        (d) Without the prior written consent of the Issuing Lender, no amendment to or waiver of Article 14 or any other provision hereof to the extent it affects the rights or obligations of the Issuing Lender shall be effective.

14.15 DETERMINATION BY ADMINISTRATIVE AGENT CONCLUSIVE AND BINDING. Any determination to be made by the Administrative Agent on behalf of or with the approval of the Lenders or the Majority Lenders under this agreement shall be made by the Administrative Agent in good faith and, if so made, shall be binding on all parties, absent manifest error.

14.16   ADJUSTMENTS AMONG LENDERS AFTER ACCELERATION.

        (a) The Lenders agree that, at any time after all indebtedness of the Borrowers to the Lenders and the Administrative Agent pursuant hereto has become immediately due and payable pursuant to Section 13.01 or after the cancellation or termination of the Credit Facility, they will at any time or from time to time upon the request of any Lender through the Administrative Agent purchase portions of the availments made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order that the amounts of the availments made available by the respective Lenders which remain outstanding, as adjusted pursuant to this
Section 14.16, will be in the same proportions as their respective Pro Rata Shares thereof with respect to the Credit Facility immediately prior to such acceleration, cancellation or termination.

        (b) The Lenders agree that, at any time after all indebtedness of the Borrowers to the Lenders and the Administrative Agent pursuant hereto has become immediately due and payable pursuant to Section 13.01 or after the cancellation or termination of the Credit Facility, the amount of any repayment made by the Borrowers under this agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under the Loan Documents, which are to be applied against amounts owing hereunder as principal, will be so applied in a manner such that to the extent possible, the availments made available by the respective Lenders which remain outstanding, after giving effect to such application, will be in the same proportions as their respective Pro Rata Shares thereof with respect to the Credit Facility immediately prior to the cancellation of termination thereof immediately prior to such acceleration, cancellation or termination.

        (c) For greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of Section 14.16 (a) and (b), such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise) on account of any monies owing or payable by a Borrower to it hereunder in excess of its pro rata share of payments on account of monies owing by such Borrower to all the Lenders hereunder.

        (d) Each Borrower agrees to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 14.16.

14.17 REDISTRIBUTION OF PAYMENT. If a Lender shall receive payment of a portion of the aggregate amount of principal and interest due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due in respect of the Credit Facility (having regard to the respective Individual Commitments of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate outstanding credit of the other Lender or Lenders so that the respective receipts shall be pro rata to their respective participation in the credits; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the relevant Borrower, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest.

14.18 DISTRIBUTION OF NOTICES. Except as otherwise expressly provided herein, promptly after receipt by the Administrative Agent of any notice or other document which is delivered to the Administrative Agent hereunder on behalf of the Lenders, the Administrative Agent shall provide a copy of such notice or other document to each of the Lenders.

14.19 DETERMINATION OF EXPOSURES. Prior to any distribution of Cash Proceeds of Realization to the Lenders, the Administrative Agent shall request each Lender to provide to the Administrative Agent a written calculation of such Lender's Exposure, each such calculation to be certified true and correct by the Lender providing same. Each Lender shall so provide such calculation within two Banking Days following the request of the Administrative Agent. Any such calculation provided by a particular Lender which is approved by the Administrative Agent shall, absent manifest error, constitute prima facie evidence of such Lender's Exposure at such time. If the Administrative Agent does not approve any such calculation provided by a particular Lender, the Administrative Agent and such Lender shall, expeditiously and in good faith, make a determination of such Lender's Exposure which the Administrative Agent approves. With respect to each determination of the Exposure of the Lenders, the Administrative Agent shall promptly notify the Lenders. For the purposes of determining a particular Lender's Exposure, the Exposure of a Lender under this agreement and the Security Documents shall be the aggregate amount (expressed in U.S. dollars) of the Individual Commitments of such Lender.

14.20 DECISION TO ENFORCE SECURITY. Upon the Security becoming enforceable in accordance with its terms, the Administrative Agent shall promptly so notify each of the Lenders. Any Lender may thereafter provide the Administrative Agent with a written request to enforce the Security. Forthwith after the receipt of such a request, the Administrative Agent shall seek the instructions of the Majority Lenders as to whether the Security should be enforced and the manner in which the Security should be enforced. In seeking such instructions, the Administrative Agent shall submit a specific proposal to the Lenders. The Administrative Agent shall promptly notify the Lenders of all instructions and approvals of the Majority Lenders.

14.21 ENFORCEMENT. The Administrative Agent reserves the sole right to enforce, or otherwise deal with, the Security and to deal with the Companies in connection therewith; provided, however, that the Administrative Agent shall so enforce, or otherwise deal with, the Security as the Majority Lenders shall instruct.

14.22 APPLICATION OF CASH PROCEEDS OF REALIZATION.

        (a) All Proceeds of Realization not in the form of cash shall be forthwith delivered to the Administrative Agent and disposed of, or realized upon, by the Administrative Agent in such manner as the Majority Lenders may approve so as to produce Cash Proceeds of Realization.

        (b) Subject to the claims, if any, of secured creditors of the Companies whose security ranks in priority to the Security, all Cash Proceeds of Realization shall be applied and distributed, and the claims of the Lenders shall be deemed to have the relative priorities which would result in the Cash Proceeds of Realization being applied and distributed, as follows:

               (i) firstly, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (including, without limitation, all legal fees and disbursements) in the exercise of all or any of the powers granted to it hereunder or under the Security Documents or the Guarantees and in payment of all of the remuneration of any Receiver and all costs and expenses properly incurred by such Receiver (including, without limitation, all legal fees and disbursements) in the exercise of all or any powers granted to it under the Security Documents;

               (ii) secondly, in payment of all amounts of money borrowed or advanced by the Administrative Agent or such Receiver pursuant to the Security Documents and any interest thereon;

               (iii) thirdly, to the payment or prepayment of the Secured Obligations (including holding as cash collateral to be applied against Secured

                        Obligations which have not then matured) to the Lenders pro rata in accordance with their relative Exposures; and

               (iv) the balance, if any, to the Borrowers or otherwise in accordance with applicable law.

14.23 ENTERING INTO CONTRACTS. The Administrative Agent may enter into any Security Document as agent for and on behalf of the Lenders.

14.24 OTHER SECURITY NOT PERMITTED. None of the Lenders shall be entitled to enjoy any Lien with respect to any of the assets of any of the Companies other than the Security.

                                   ARTICLE 15
                                 MISCELLANEOUS

15.01 NOTICES. All notices and other communications provided for herein shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee or sent by telefacsimile, charges prepaid, at or to the applicable addresses or telefacsimile numbers, as the case may be, set out opposite the parties name on the signature page hereof (in the case of the Borrowers and the Administrative Agent) or set out in Schedule A hereto (in the case of the Lenders) or at or to such other address or addresses, telefacsimile number or numbers as any party hereto may from time to time designate to the other parties in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery received before 4:00 p.m. (Toronto time); otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery. Any communication which is transmitted by telefacsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was received before 4:00 p.m. (Toronto time); otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

15.02 SEVERABILITY. Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15.03 COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

15.04 SUCCESSORS AND ASSIGNS. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

15.05 ASSIGNMENT.

        (a) Neither the Loan Documents nor the benefit thereof may be assigned by any Borrower.

        (b) A Lender may at any time sell to one or more other persons ("Participants") participating interests in any credit outstanding hereunder, any commitment of the Lender hereunder or any other interest of the Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, the Lender's obligations under this agreement to the relevant Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof and the relevant Borrower shall continue to be obligated to the Lender in connection with the Lender's rights under this agreement. Each Borrower agrees that if amounts outstanding under this agreement are due and unpaid, or shall have been declared to be or shall have become due and payable upon the occurrence of an Event of Default, or any Default which might mature into an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this agreement to the same extent as if the amount of its participating interest were owing directly to it as the relevant Lender under this agreement. Each Borrower also agrees that each Participant shall be entitled to the benefits of Article 8 with respect to its participation hereunder; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Article than the Lender would have been entitled to receive in respect of the amount of the participation transferred by the Lender to such Participant had no such transfer occurred.

        (c) With the prior written consent of the Issuing Lender (which consent shall not be required for so long as an Event of Default has occurred and is continuing if no Letters are outstanding at the time of the relevant assignment) and of the Administrative Agent, a Lender may at any time sell all or any part of its rights and obligations under the Loan Documents to one or more Persons ("Purchasing Lenders"). Upon such sale, the Lender shall, to the extent of such sale, be released from its obligations under the Loan Documents (subject always to its continuing obligations under Section 9.06) and each of the Purchasing Lenders shall become a party to the Loan Documents to the extent of the interest so purchased. Any such assignment by a Lender shall not be effective unless and until such Lender has paid to the Administrative Agent an assignment fee in the amount of $3,500 for each Purchasing Lender, unless and until the Purchasing Lender has executed an instrument substantially in the form of Schedule C hereto whereby the Purchasing Lender has agreed to be bound by the terms of the Loan Documents as a Lender and has agreed to specific Individual Commitments and a specific address and telefacsimile number for the purpose of notices as provided in Section 15.01, unless and until the requisite consents to such assignment have been obtained and unless and until a copy of a fully executed copy of such instrument has been delivered to each of the

Administrative Agent and the Borrower. Upon any such assignment becoming effective, Schedule A hereto shall be deemed to be amended to include the Purchasing Lender as a Lender with the specific Individual Commitment, address and telefacsimile number as aforesaid and the Individual Commitment of the Lender making such assignment shall be deemed to be reduced by the respective amounts of the Individual Commitment of the Purchasing Lender.

        (d) Each Borrower authorizes the Administrative Agent and the Lenders to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee and authorizes each of the Lenders to disclose to any other Lender any and all financial information in their possession concerning such Borrower which has been delivered to them by or on behalf of the Borrowers pursuant to this agreement or which has been delivered to them by or on behalf of the Borrowers in connection with their credit evaluation of the Borrowers prior to becoming a party to this agreement, so long as any such Transferee agrees not to disclose any confidential, non-public information to any person other than its non-brokerage affiliates, employees, accountants or legal counsel, unless required by law.

15.06 ENTIRE AGREEMENT. This agreement and the agreements referred to herein and delivered pursuant hereto (including, without limitation, the Fee Letter) constitute the entire agreement between the parties hereto and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

15.07 FURTHER ASSURANCES. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request of the Administrative Agent, make, do, execute, and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of the Administrative Agent for more effectually implementing and carrying out the true intent and meaning of the Loan Documents or any agreement delivered pursuant thereto and such additional security and legal opinions in connection with the Secured Assets as the Administrative Agent may from time to time request, in form and substance satisfactory to the Administrative Agent.

15.08 JUDGMENT CURRENCY.

        (a) If, for the purpose of obtaining or enforcing judgment against any Borrower in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 15.08 referred to as the "Judgment Currency") an amount due in another currency (such other currency being hereinafter in this Section 15.08 referred to as the "Indebtedness Currency") under this agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

               (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

               (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 15.08(a)(ii) being hereinafter in this
                        Section 15.08 referred to as the "Judgment Conversion Date").

        (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 15.08(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrowers shall pay to the appropriate judgment creditor or creditors such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

        (c) Any amount due from the Borrowers under the provisions of Section 15.08(b) shall be due to the appropriate judgment creditor or creditors as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this agreement.

        (d) The term "rate of exchange" in this Section 15.08 means the noon spot rate of exchange for Canadian interbank transactions applied in converting the Indebtedness Currency into the Judgment Currency published by the Bank of Canada for the day in question.

15.09 NOTICE OF REMEDIES. Each Borrower is personally obligated and fully liable for all amounts due by it under this agreement. The Administrative Agent, the Lenders or any of them has the right to sue on this agreement and obtain a personal judgment against the Borrowers or any of them for satisfaction of the amount due hereunder either before or after a judicial foreclosure of the Fort Knox Deposit Deed of Trust, the Ryan Lode Deposit Deed of Trust, the True North Deposit Deed of Trust or any of them under Alaska Statutes 09.45.170-09.45.220.

                                    - 91 -

        IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement on the date first written above.

Kinross Gold Corporation                      KINROSS GOLD CORPORATION
57th Floor, Scotia Plaza
40 King Street West                           By: ______________________________
Toronto, Ontario                              Name:
M5H 2Y2                                       Title:

                                              By: ______________________________
Attention: Brian Penny, Vice-President        Name:
           and Chief Financial Officer and    Title:
           Chris Hill, Vice-President and
           Treasurer
Telefax:   (416) 363-6622

Kinross Gold U.S.A., Inc.                     KINROSS GOLD U.S.A., INC
c/o Kinross Gold Corporation
57th Floor, Scotia Plaza
40 King Street West                           By: ______________________________
Toronto, Ontario                              Name:
M5H 2Y2                                       Title:

                                              By: ______________________________
Attention: Brian Penny, Vice-President        Name:
           and Chief Financial Officer and    Title:
           Chris Hill, Vice-President and
           Treasurer
Telefax:   (416) 363-6622

Fairbanks Gold Mining, Inc.                    FAIRBANKS GOLD MINING, INC.
c/o Kinross Gold Corporation
57th Floor, Scotia Plaza
40 King Street West                            By: _____________________________
Toronto, Ontario                               Name:
M5H 2Y2                                        Title:

                                               By: _____________________________
Attention:  Brian Penny, Vice-President        Name:
            and Chief Financial Officer and    Title:
            Chris Hill, Vice-President and
            Treasurer
Telefax:    (416) 363-6622


THE BANK OF NOVA SCOTIA                        THE BANK OF NOVA SCOTIA, AS
Corporate Banking                              ADMINISTRATIVE AGENT
44 King Street West 16th Floor
Toronto, Ontario M5H 1H1                       By: _____________________________
                                               Name:
                                               Title:

Attention: Unit Head
           Bank Finance-Mining                 By: _____________________________
Telefax:   (416) 866-2010                      Name:
                                               Title:
with a copy to:
                                               THE BANK OF NOVA SCOTIA
Attention: Unit Head
           Bank Financing-Syndications         By: _____________________________
                                               Name:
Telefax:   (416) 866-3329                      Title:

                                               By: _____________________________
                                               Name:
                                               Title:

                                               THE BANK OF NOVA SCOTIA
                                               (ATLANTA AGENCY)

                                               By: _____________________________
                                               Name:
                                               Title:

                                               By: _____________________________
                                               Name:
                                               Title:

                                   SCHEDULE A

                             INDIVIDUAL COMMITMENTS

NAME AND ADDRESS OF LENDER                    INDIVIDUAL COMMITMENTS
--------------------------                    ----------------------
The Bank of Nova Scotia                       U.S.$110,000,000
Bank Finance- Mining
44 King Street West, 16th Floor
Toronto, Ontario
M5H 1H1

Attention: Unit Head
           Bank Finance-Mining
Telefax:   (416) 866-2010

                                   SCHEDULE B

                             COMPLIANCE CERTIFICATE

TO:        THE BANK OF NOVA SCOTIA

        I, *, the [senior financial officer] of Kinross Gold Corporation, hereby certify that:

1. I am the duly appointed [senior financial officer] of Kinross Gold Corporation, a Borrower named in the credit agreement made as of March 8, 2000 (the "Credit Agreement") between Kinross Gold Corporation, Kinross Gold U.S.A., Inc., Fairbanks Gold Mining, Inc., the Lenders named therein and The Bank of Nova Scotia, as administrative agent of the Lenders and as such I am providing this Certificate for and on behalf of Kinross Gold Corporation pursuant to the Credit Agreement.

2. I am familiar with and have examined the provisions of the Credit Agreement including, without limitation, those of Articles 10, 11 and 13 therein.

3. To the best of my knowledge, information and belief and after due inquiry, no Default has occurred and is continuing.

4. As at or for the relevant period ending *, *, the amounts and financial ratios as contained in Sections 11.01(o), (p), (q) and (r) of the Credit Agreement are as follows and detailed calculations thereof are attached hereto:

                                                    Actual     Required
                                                    Amount     Amount
                                                    ------     --------
        (a)    Tangible Net Worth                      *       See Section 11.01(o)

        (b)    Net Indebtedness/Reserves               *       Less than U.S. $35/ounce
               Ratio

        (c)    Net Indebtedness/Rolling OCF Ratio      *       Less than or equal to 3.5 to 1

        (d)    Aggregate Cash Balances                 *       See Section 11.01(r)

5. As at the date hereof, the Attributable Debt consists of:

                                    [itemize]

6. The attached calculation worksheet as at the relevant period ending *, * accurately sets out the information therein contained.

7. Unless the context otherwise requires, capitalized terms in the Credit Agreement which appear herein without definitions shall have the meanings ascribed thereto in the Credit Agreement.

        DATED this * day of *, 20* .

                                       -----------------------------------------
                                       (Signature)

                                       -----------------------------------------
                                       (Name - please print)

                                       -----------------------------------------
                                       (Title of Senior Financial Officer)

                              CALCULATION WORKSHEET

1. Tangible Net Worth

Actual:

      Equity as of financial statements dated [     ]            US$
      Plus (without duplication):
              Series B Preferred shares                          US$
              $200MM convertible debentures                      US$

      Less:
              Intangible assets                                  US$(____)
      Tangible Net Worth

Minimum Required:

      Base Level                                                 US$475 MM
      Plus 50% Net Income since December 31, 1999                US$

      Minimum Level                                              US$

     Compliance [Yes]/[No]

2. Net Indebtedness/Reserves Ratio

        A.  Net Indebtedness:

            a)  Indebtedness:

            [itemize]

                     Obligor                 Type                      Amount
                     -------                 ----                      ------
                                  (L/C, loan, guarantee etc.)
             1
             2
             3
                                                                     -----------
             Total Indebtedness                                                 (A)

        b)  Non-Recourse Indebtedness

            [itemize]

                                Description of Non-Recourse
         Obligor                        Indebtedness                      Amount
         -------                ----------------------------              ------
1.
2.
3.
                                                                          ------
Total Non-Recourse Indebtedness                                                 (B)

        c)  Cash Balances Held by Companies which are not subject to a Lien:

            [itemize]


                       Company                      Amount
                       -------                      ------
             1

                                       B-5

             2
             3


             Total Cash Balances                                                (C)
                                                                      ----------
             Net Indebtedness (A minus (B plus C):                              (D)
                                                                      ==========

        B.  Reserves:

                       Proven and                                          Amount
                        Probable                                          Produced
                       Reserves as                   Recoverable            Since         Remaining
                       of Yearend     Recovery         reserves           Previous        Reserves
       Mine             19__ (1)      Factor(2)     (1) x (2) =(3)       Yearend (4)       (3)-(4)
       ----           ------------    ---------     --------------       -----------      --------
1
2
3

Total Reserves at                                                                          --------
Companies                                                                                            (E)


        Net Indebtedness to Reserves Ratio D divided by E)

        (maximum US$35/oz.)

        Compliance [Yes]/[No]

3.      Net Indebtedness to Rolling OCF Ratio:

        Net Indebtedness (amount D above)                           US$______(F)

        Rolling OCF of the Companies (trailing 4 quarter)           US$______(G)

        (show reconciliation adjusting for non-cash revenues and expenses, reclamation costs outside Restricted Subsidiaries and Non-Recourse Subsidiaries)


        Net Indebtedness to Rolling OCF Ratio
        (F divided by G)

        (maximum 3.5:1)

        Compliance [Yes]/[No]

4.      Minimum Cash Balances:

        Cash Balances (amount (C) above)                            US$______(J)

        Minimum required:

        -   Base level                                          US$20,000,000(K)

        -   Projected Production (next 18 months)

              Mine                                       Projected Production
              ----                                       --------------------
              1
              2
              3                                          ____________________
              Total Projected Production                          (L)


        -   Average Trailing 30 day spot price                    US$____/oz.(M)

        -   Hedged production

     Hedge Instrument            Amount (ozs.)        Counterparty         Delivery Date            Hedge Price
     ----------------            -------------        ------------         -------------            -----------
1
2
3                                 ____________                                                       ___________
Total                                 (N)                                                               (O)

        -   Unhedged Production (L minus N)                 ____________ozs.(P)

        -   Projected Realized Price                        US$_______/oz.(Q)

            [(P x M) + (N x O)] divided by (P + N)

        -   Minimum Cash Balance Required:                  US$____

            K + [(US$300/oz. - Q) x L]

6.      Investments/Loans by Companies:

        itemize loans and equity investments by Companies in entities other than Companies

7.      Intercompany Debt:

        itemize intercompany debt owed by any Company

                                   SCHEDULE C

                               FORM OF ASSIGNMENT

                                                       Dated ____________, _____

        Reference is made to the Credit Agreement made as of March 8, 2000 (the "Credit Agreement"), between Kinross Gold Corporation, Kinross Gold U.S.A., Inc. and Fairbanks Gold Mining, Inc., as borrowers, the Lenders named therein and The Bank of Nova Scotia, as administrative agent of the Lenders (in that capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

_________________________ (the "Assignor") and ___________________________ (the
"Assignee") agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a % interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Individual Commitment as in effect on the Effective Date, the credit extended by the Assignor under the Credit Facility and outstanding on the Effective Date and the corresponding rights and obligations of the Assignor under all of the Loan Documents).

2. The Assignor (i) represents and warrants that as of the date hereof its Individual Commitment with respect to the Credit Facility is U.S. $ (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby), and the aggregate outstanding amount of credit extended by it under the Credit Facility is U.S. $ (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Companies or the performance or observance by the Companies of any of their obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (v) gives notice to the Administrative Agent and the Borrowers of the assignment to the Assignee hereunder.

3. The effective date of this Assignment (the "Effective Date") shall be the later of __________________ and the date on which a copy of a fully executed copy of this Assignment has been delivered to the Borrowers and the Administrative Agent in accordance with Section 15.01 of the Credit Agreement.

4. The Assignee hereby agrees to the specific Individual Commitment of U.S. $_______________ with respect to the Credit Facility and to the address and telefacsimile number set out after its name on the signature page hereof for the purpose of notices as provided in Section 15.01 of the Credit Agreement.

5. As of the Effective Date (i) the Assignee shall, in addition to any rights and obligations under the Loan Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Loan Documents that have been assigned to it pursuant to this Assignment and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Loan Documents, subject always to its continuing obligations under Section 9.06 of the Credit Agreement.

6. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Documents for periods prior to the Effective Date directly between themselves.

7. This Assignment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

                                        [ASSIGNOR]

                                        By: ____________________________________
                                        Title:

                                        [ASSIGNEE]

                                        By: ____________________________________
                                        Title:

                                        Address
                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Attention: _____________________________

                                        Telefax: _______________________________

Acknowledged and agreed to as of this * day of *, 20*.

THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT

By: ____________________________
Name:
Title:


+Acknowledged and agreed to as of this * day of *, 20*.

THE BANK OF NOVA SCOTIA, AS ISSUING LENDER


By: ____________________________
Name:
Title:


--------

+ Not applicable if Event of Default outstanding and no Letters outstanding.

                                   SCHEDULE D

                             CHIEF EXECUTIVE OFFICES


COMPANY                                         ADDRESS
-------                                         -------
Kinross Canada                                     *
Kinross U.S.A.                                     *
Fairbanks U.S.                                     *
Fairbanks Canada                                   *
Kinam U.S.                                         *
Melba Creek                                        *
LT Acquisition                                     *
Teko Inc.                                          *
Teko Ltd.                                          *

                                   SCHEDULE E

                             FORM OF DRAWDOWN NOTICE

TO:     The Bank of Nova Scotia

RE: Credit Agreement made as of March 8, 2000 (the "Credit Agreement") between Kinross Gold Corporation, Kinross Gold U.S. A., Inc. and Fairbanks Gold Mining, Inc. as borrowers, the Lenders named therein and The Bank of Nova Scotia, as administrative agent of the Lenders

--------------------------------------------------------------------------------

        Pursuant to the terms of the Credit Agreement, the undersigned hereby irrevocably notifies you that it wishes to draw down under the Credit Facility on [date of drawdown] as follows:

1.      Availment Option: ______________________________________________________

        1.  Currency & Amount: _________________________________________________

        2.  If LIBO Loan, Interest Period: _____________________________________

        3.  If Bankers' Acceptance, term: ______________________________________

        4.  If Letter,

            Type of Letter: ____________________________________________________

            If issued on behalf of a subsidiary as well as on behalf of the undersigned, the name of such subsidiary: __________________________

            Date of Issuance: __________________________________________________

            Named Beneficiary: _________________________________________________

            Maturity Date: _____________________________________________________

            Currency & Amount: _________________________________________________

            Other Terms: _______________________________________________________

[You are hereby irrevocably authorized and directed to pay the proceeds of the drawdown to - and this shall be your good and sufficient authority for so doing.]

        All capitalized terms defined in the Credit Agreement and used herein shall have the meanings ascribed thereto in the Credit Agreement.

        DATED the ___________ day of __________________, 20__.

                                      [KINROSS GOLD CORPORATION/KINROSS
                                      GOLD U.S.A., INC./FAIRBANKS GOLD
                                      MINING, INC.]


                                      Per: _____________________________________
                                           Name:
                                           Title:

                                   SCHEDULE F

                             FORM OF ROLLOVER NOTICE


TO:     The Bank of Nova Scotia

RE: Credit Agreement made as of March 8, 2000 (the "Credit Agreement") between Kinross Gold Corporation, Kinross Gold U.S. A., Inc. and Fairbanks Gold Mining, Inc. as borrowers, the Lenders named therein and The Bank of Nova Scotia, as administrative agent of the Lenders

--------------------------------------------------------------------------------
        Pursuant to the terms of the Credit Agreement, the undersigned hereby irrevocably requests a rollover of outstanding credit under the Credit Facility on [date of rollover] as follows:

        [Choose as appropriate]

Bankers' Acceptances

        Maturity Date                                                ___________
        of Maturing
        Bankers' Acceptances

        Aggregate Face Amount                                       $___________
        of Maturing
        Bankers' Acceptances

        Portion Thereof                                             $___________
        to be Replaced

        Term of New                                                  ______ days
        Bankers' Acceptances

LIBO Loans

        Maturity Date                                                ___________
        of Maturing
        LIBO Loan

        Principal Amount                                            U.S.$_______
        of Maturing
        LIBO Loan

        Portion Thereof                                             U.S.$_______
        to be Replaced

        Interest Period                                             _____ months
        of New LIBO Loan

        All capitalized terms defined in the Credit Agreement and used herein shall have the meaning ascribed thereto in the Credit Agreement.

        DATED the ___________ day of __________________, 20__.


                                      [KINROSS GOLD CORPORATION/KINROSS
                                      GOLD U.S.A., INC.]


                                      Per: _____________________________________
                                           Name:
                                           Title:

                                   SCHEDULE G

                            FORM OF CONVERSION NOTICE


TO:     The Bank of Nova Scotia

RE: Credit Agreement made as of March 8, 2000 (the "Credit Agreement") between Kinross Gold Corporation, Kinross Gold U.S. A., Inc. and Fairbanks Gold Mining, Inc. as borrowers, the Lenders named therein and The Bank of Nova Scotia, as administrative agent of the Lenders

--------------------------------------------------------------------------------

        Pursuant to the terms of the Credit Agreement, the undersigned hereby irrevocably requests a conversion of outstanding credit under the Credit Facility on [date of conversion] as follows:

                             [Choose as appropriate]

CONVERTING FROM                                         CONVERTING INTO

Bankers' Acceptances                                    Bankers' Acceptance

Maturity Date                   _______________         Aggregate Face Amount         $_______________
of Bankers' Acceptances                                 of New Bankers' Acceptances
to be converted

Aggregate                                               Term of New                   ___________ days
Face Amount                    $_______________         Bankers' Acceptances
of said Bankers'
Acceptances

Portion Thereof                $_______________         LIBO Loans
to be converted

Prime Rate Loans                                        Principal                     U.S.$___________
                                                        Amount of
                                                        New LIBO Loan

Principal Amount               $_______________         Interest                      _________ months
of Prime Rate Loan                                      Period of
to be converted                                         New LIBO Loan

Portion Thereof                $_______________
to be converted

LIBO Loans

Maturity Date of               ________________
Maturing LIBO Loan

Principal Amount of            U.S.$___________
Maturing LIBO Loan

Portion Thereof to             U.S.$___________
be converted

Base Rate Canada Loans                                  Prime Rate Loans

Principal Amount               U.S.$___________         Principal                     $_______________
of Base Rate                                            Amount of
Canada Loan                                             New Prime Rate
to be converted                                         Loan

Portion Thereof                U.S.$___________         Base Rate Canada Loan
to be converted

Base Rate New York Loan                                 Principal                     U.S.$___________
                                                        Amount of
Principal Amount of            U.S.$___________         New Base Rate
Base Rate New York                                      Canada Loan
Loan to be converted

Portion Thereof                U.S.$___________         Base Rate New York Loan
to be converted
                                                        Principal                     U.S.$___________
                                                        Amount of
                                                        New Base Rate
                                                        New York Loan

        All capitalized terms defined in the Credit Agreement and used herein shall have the meaning ascribed thereto in the Credit Agreement.

        DATED the ___________ day of __________________, 20__.


                                      [KINROSS GOLD CORPORATION/KINROSS
                                      GOLD U.S.A., INC.]

                                      Per: _____________________________________
                                           Name:
                                           Title:

                                   SCHEDULE H

                            KINROSS GOLD CORPORATION
                               CORPORATE STRUCTURE
                               AS AT March 8, 2000


                                 [TO BE UPDATED]

                                   SCHEDULE I

                            REIMBURSEMENT INSTRUMENT

TO:     The Bank Of Nova Scotia (the "Bank")

RE: Credit Agreement made as of March 8, 2000 (the "Credit Agreement") between Kinross Gold Corporation, Kinross Gold U.S. A., Inc. and Fairbanks Gold Mining, Inc., as borrowers, the Lenders named therein and The Bank of Nova Scotia, as administrative agent of the Lenders

        For good and valuable consideration, undersigned hereby agrees to immediately reimburse the Issuing Lender the amount of each and any demand or other request for payment presented to and paid by the Issuing Lender in accordance with each Letter (as defined in the Credit Agreement) issued by the Issuing Lender on behalf of the undersigned (even if, under laws applicable to the rights of the beneficiary of such Letter, a demand or other request for payment is validly presented after expiry of such Letter).

            DATED as of the * day of *, 20*.


                                       [NAME OF SUBSIDIARY]

                                       By:
                                           -------------------------------------

                                       By:
                                           -------------------------------------

                                   SCHEDULE J

                                APPLICABLE RATES

                                                         ACCEPTANCE FEE
                                                         RATE, LIBO
                                 PRIME RATE LOAN,        LOAN INTEREST
            NET                  BASE RATE CANADA        RATE MARGIN
            INDEBTEDNESS         LOAN AND BASE RATE      AND LETTER
            /ROLLING OCF         NEW YORK LOAN           ISSUANCE FEE
LEVEL       RATIO                INTEREST RATE MARGIN    RATE                STANDBY FEE RATE
-----       ---------------      --------------------    ---------------     -----------------
1           <1.0:1               0.00% p.a.              1.25% p.a.          0.25% p.a.

2           >= 1.0 to 1          0.25% p.a.              1.50% p.a.          0.375% p.a.
            and < 1.5 to 1

3           >= 1.5 to 1          0.50% p.a.              1.75% p.a.          0.375% p.a.
            and < 2.0 to 1

4           >= 2.0 to 1          0.75% p.a.              2.00% p.a.          0.50% p.a.
            and < 2.5 to 1

5           >= 2.5 to 1 and      1.00% p.a.              2.25% p.a.          0.75% p.a.
            3.0 to 1

6           >= 3.0 to 1          1.50% p.a.              2.75% p.a.          0.75% p.a.

                                   SCHEDULE K

                             QUARTERLY HEDGE REPORT

                          KINROSS GOLD HEDGING SUMMARY
                      Consolidated Position as at 31-Dec-99

                                  PUT OPTIONS                                TOTAL            TOTAL
  SPOT DEFERRED SALES              PURCHASED       CALL OPTIONS SOLD      "FLOOR" PRICE    "CAP PRICE"
-----------------------   ---    -------------     -----------------     ---------------   -----------
1999       --   $  0.00     0    $0.00      --     $  0.00         0       $0.00      --
2000      350   $305.00     0    $0.00             $  0.00       350     $305.00     350      305.00
2001      200   $320.00     0    $0.00             $  0.00       200     $320.00     200      320.00
2002      200   $318.00     0    $0.00     100     $340.00        20     $318.00     300      325.33
2003      150   $325.00     0    $0.00     100     $340.00       150     $325.00     250      331.00
2004      100   $319.00     0    $0.00     100     $340.00       100      319.00     200      329.50
        -----   -------   ---    -----     ---     -------     -----     -------   -----     -------
Total   1,000   $315.00     0    $0.00             $340.00     1,000     $315.00   1,300     $320.77
        =====   =======   ===    =====     ===     =======     =====     =======   =====     =======

                                   SCHEDULE L

                                EXISTING LETTERS

                                                 EXISTING LETTERS
------------------------------------------------------------------------------------------------------------------------------------
Obligor                                     L/C#          Amount        Expiry                          Beneficiary
-------                                   ------     ---------------   --------    -------------------------------------------------
Kinross Canada                             70062         $   561,000   27-03-00    B.C. Minister of Finance
Kinross Canada                             73274         $   350,000   06-09-00    Minister of Northern Development & Mines
Kinross Canada                             91669         $   200,000   24-06-00    B.C. Minister of Finance & Corporate Relations
Kinross Canada                            105552         $   389,000   31-03-00    Minister of Northern Development & Mines
                                                         -----------
                                           Total     CAD   1,500,000
                                                         ===========
Kinross Canada                            111533         $    50,000   06-07-00    Old Republic Insurance Company

Kinross Canada                             48696         $ 4,096,929   02-06-00    U.S. Department of Interior
                                                                                     (Bureau of Land Management)

Kinross Canada and Kinross Goldbanks       67657         $    50,500   20-08-00    U.S. Department of Interior
  Mining Company                                                                     (Bureau of Land Management)

Kinross Canada and Kinross Fallon Inc.     50927         $ 1,297,356   10-08-00    U.S. Department of Interior
                                                                                     (Bureau of Land Management)

Kinross Canada and Kinross U.S.A.         75090          $ 1,000,000   07-11-00    National Union Fire Insurance Company
                                                                                     of Pittsburgh P.A.
Kinross Canada and Kinross Delamar
  Mining Company                           70851         $   335,000   24-09-00    Silver City Property Owners Inc.

Kinross Gold Corporation                  128767             218,000   05-17-00    Nordberg Inc.

Kinross Gold Corporation                  129749             654,500   03-17-00    Nordberg Inc.

Kinross Gold Corporation                  138319          14,600,000   02-17-01    ABN Amro Bank Canada

Kinross Gold Corporation                  138315           7,500,000   02-17-01    ABN Amro Bank Canada

Kinross Gold Corporation
  o/b Kinross Gold U.S.A. Inc             116800              247,500  11/18/00    Reliance National Indemnity Company
                                                         -----------
                                                     USD $30,049,785
                                                         ===========

                                   SCHEDULE M

                     POWER OF ATTORNEY - BANKERS ACCEPTANCES

        WHEREAS Kinross Gold Corporation (the "Kinross Canada") wishes to facilitate the issuance of Bankers' Acceptances pursuant to the terms of the credit agreement dated March 8, 2000 between Kinross Canada, Kinross Gold U.S.A., Inc. and Fairbanks Gold Mining, Inc., the Lenders named therein and The Bank of Nova Scotia, as administrative agent of the Lenders (as amended, supplemented and restated from time to time, the "Credit Agreement").

        NOW THEREFORE, Kinross Canada hereby appoints [Name of Lender] (hereinafter called the "Lender"), acting by any authorized signing officer of the Lender, the attorney of Kinross Canada:

        a. to sign for and on behalf and in the name of Kinross Canada as drawer and, if applicable, as endorser, drafts ("Drafts") drawn on the Lender and payable to or to the order of CDS & Co. (or other nominee name of The Canadian Depository for Securities Limited) or payable to or to the order of Kinross Canada; and

        b.  to fill in the amount, date and maturity date of such Drafts;

provided that such acts in each case are to be undertaken by the Lender in accordance with instructions given to the Lender by or on behalf of Kinross Canada as provided in this Power of Attorney. The signatures of any authorized signatory of the Lender may be mechanically or electronically reproduced in facsimile on Drafts in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of the Lender.

        Instructions to the Lender relating to the execution, completion, endorsement, discount and/or delivery by the Lender on behalf of Kinross Canada of Drafts which Kinross Canada wishes to submit to the Lender for acceptance by the Lender shall be communicated by Kinross Canada to the Lender in writing in accordance with the applicable Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, which Drawdown Notice, Rollover Notice or Conversion Notice shall specify the following:

        a. a Canadian dollar amount which shall be the aggregate face amount of the Drafts to be accepted by the Lender in respect of a particular borrowing; and

        b. a specified period of time (not less than 30 days or in excess of 180 days) which shall be the number of days after the date of such Drafts that such Drafts are to be payable, and the dates of issue and maturity of such Drafts.

        The communication in writing by Kinross Canada to the Lender for the instructions referred to above shall constitute (a) the authorization and instruction of Kinross Canada to the Lender to complete and endorse Drafts in accordance with such information as set out above and (b) the request of Kinross Canada to the Lender to accept such Drafts and deliver the same against payment as set out in the instructions. Kinross Canada acknowledges that the Lender shall not be obligated to accept any such Drafts except in accordance with the provisions of the Credit Agreement.

        The Lender shall be and it is hereby authorized to act on behalf of Kinross Canada upon and in compliance with instructions communicated to the Lender as provided herein if the Lender reasonably believes them to be genuine.

        Kinross Canada agrees to indemnify the Lender and its directors, officers, employees, affiliates and agents and to hold it and them harmless from and against any loss, liability, expense or claim or any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this Power of Attorney or the acts contemplated hereby, provided that this indemnity shall not apply to any such loss, liability, expense or claim which result from the negligence or wilful misconduct of the Lender or any of its directors, officers, employees, affiliates or agents or for the Lender or its directors, officers, employees, affiliates or agents failing to use the same standard of care in the custody of such Drafts as the Lender uses in the custody of its own property of a similar nature.

        The Power of Attorney may be revoked at any time upon not less than five Banking Days' written notice served upon the Lender, provided that no such revocation shall reduce, limit or otherwise affect the obligations of Kinross Canada in respect of any Draft executed, completed, endorsed, discounted and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

        This Power of Attorney is in addition to and not in substitution for any agreement to which the Lender and Kinross Canada are parties. In the event of a conflict between the provisions of this Power of Attorney and the Credit Agreement, the Credit Agreement shall prevail. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

        This Power of Attorney shall be governed in all respects by the laws of the Province of Ontario and the laws of Canada applicable therein and each of Kinross Canada and the Lender hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of such jurisdiction in respect of all matters arising out of this Power of Attorney.

        DATED this ____________ day of ___________________, ________.

                                              KINROSS GOLD CORPORATION

                                              By: ______________________________
                                              Name:
                                              Title:

                                              By: ______________________________
                                              Name:
                                              Title:

                                   SCHEDULE N

                     LOCATION OF TANGIBLE PERSONAL PROPERTY


                                  [TO BE ADDED]

                                   SCHEDULE O

                                FORT KNOX DEPOSIT

                               LEGAL DESCRIPTIONS

                                  [TO BE ADDED]

                                   SCHEDULE P

                                RYAN LODE DEPOSIT

                               LEGAL DESCRIPTIONS

                                  [TO BE ADDED]

                                   SCHEDULE Q

                               TRUE NORTH DEPOSIT

                               LEGAL DESCRIPTIONS

                                  [TO BE ADDED]

                            FIRST AMENDING AGREEMENT

               THIS AGREEMENT made as of the 8th day of March, 2000.

BETWEEN:

               THE BANK OF NOVA SCOTIA, a Canadian chartered bank

               (herein, in its capacity as administrative agent of the Lenders, called the "Administrative Agent")

               - and -

               THE BANK OF NOVA SCOTIA and such other financial institutions to whom The Bank of Nova Scotia or its permitted assigns may from time to time assign an undivided interest in the Loan Documents and who agree to be bound by the terms of the Credit Agreement as a Lender (including the Issuing Lender)

               (herein collectively called the "Lenders" and individually called a "Lender")

               - and -

               KINROSS GOLD CORPORATION, a corporation incorporated under the laws of the Province of Ontario

               (herein called "Kinross Canada")

               - and -

               KINROSS GOLD U.S.A., INC., a corporation incorporated under the laws of the State of Nevada

               (herein called "Kinross U.S.A.")

               - and -

               FAIRBANKS GOLD MINING, INC., a corporation incorporated under the laws of the State of Delaware

               (herein called "Fairbanks U.S.")

               - and -

               KINAM GOLD INC., a corporation incorporated under the laws of the State of Delaware

               (herein called "Kinam U.S.")

               - and -

               FAIRBANKS GOLD LTD., a corporation incorporated under the laws of the Province of British Columbia

               (herein called "Fairbanks Canada")

               - and -

               KINAM REFUGIO INC., a corporation incorporated under the laws of the State of Delaware

               (herein called "Kinam Refugio")

               - and -

               LA TEKO RESOURCES INC., a corporation incorporated under the laws of the State of Nevada

               (herein called "Teko Inc.")

               - and -

               LA TEKO RESOURCES LTD., a corporation incorporated under the laws of the Province of British Columbia

               (herein called "Teko Ltd.")


               WHEREAS the Borrowers, the Lenders and the Agent entered into a credit agreement made as of March 8, 2000 pursuant to which the Lenders established a reducing revolving term credit facility in favour of the Borrowers (herein called the "Credit Agreement");

               AND WHEREAS the Borrowers, Kinam U.S., Fairbanks Canada, Kinam Refugio, Teko Inc. and Teko Ltd. entered into the security documents described in Schedule A hereto (the "Security Documents") in favour of the Administrative Agent, each of which is defined in such Schedule;

               AND WHEREAS the parties hereto wish to amend provisions of the Credit Agreement and the Security Documents;

               NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

1.01 CAPITALIZED TERMS. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

                                    ARTICLE 2
                                   AMENDMENTS

2.01 GENERAL RULE. Subject to the terms and conditions herein contained, each of the Credit Agreement and the Security Documents is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement and the Security Documents, respectively.

2.02 AMENDMENTS TO CREDIT AGREEMENT.

        (a)    Section 1.01 of the Credit Agreement is hereby amended by:

               (i) changing "Fee Agreement" to "Fee Letter" in the definition of Borrower Documents;

               (ii) inserting the phrase "and the Hedging Obligations" after the phrase "Secured Obligations" in the definition of each of Exposure, Fairbanks U.S. Investment Account Pledge Agreement, Fairbanks U.S. Pledge and Security Agreement, Kinross Canada Investment Account Pledge Agreement, Kinross U.S.A. Investment Account Pledge Agreement and Sinking Fund Account Pledge

                      Agreement, in the sixth line of the definition of Fort Knox Deposit Trust Deed and the sixth line of the definition of True North Deposit Trust Deed;

               (iii) deleting the phrase "to the extent it relates to the Secured Obligations" in the definition of each of Fairbanks Canada Pledge Agreement, Fort Knox Deposit Trust Deed, Investment Account, Kinam Refugio Investment Account Pledge Agreement, Kinam U.S. Investment Account Pledge Agreement, Kinam U.S. Pledge Agreement, Ryan Lode Deposit Trust Deed, Teko Inc. Investment Account Pledge Agreement, Teko Ltd. Pledge Agreement and True North Deposit Trust Deed;

               (iv) adding the phrase "gold hedging transaction," immediately before the phrase "spot or forward foreign exchange transaction" in the definition of Hedging Agreements;

               (v) adding the phrase "gold hedging transaction," immediately before the phrase "spot or forward foreign exchange transaction" in the definition of Indebtedness;

               (vi) adding at the end of the definition of Loan Documents the phrase "and, as such term is used in the Fort Knox Deposit Trust Deed, the Ryan Lode Deposit Trust Deed and the True North Deposit Trust Deed, also means the Hedging Agreements";

               (vii) adding the phrase "(and, if there is more than one Lender, at least two Lenders)" immediately after the phrase "such group of Lenders" in the definition of Majority Lenders;

               (viii) placing the definition of Rollover Notice immediately after the definition of Rolling OCF; and

               (ix) adding the following definition thereto immediately after the definition of Designated Account:

                      ""DISTRIBUTION" means:

                      (a) the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the capital of a Company, other than a dividend declared, paid or set aside for payment by Kinross Canada which is payable in shares of Kinross Canada;

                      (b) the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares in the capital of a Company or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares in the capital of a Company, including, without limitation, options, warrants, conversion or exchange privileges and similar rights; and

                      (c) the payment of interest or the repayment of principal with respect to any Indebtedness of a Company which is subordinated to the obligations of such Company to the Lenders."

        (b) Section 1.10 of the Credit Agreement is hereby amended by deleting clause (d) thereof and replacing it with the following:

               "(d) in the case of a Letter denominated in U.S. dollars, the original stated amount thereof (or, if the Letter is denominated in Canadian dollars, the U.S. Dollar Equivalent of the original stated amount thereof)."

        (c) Section 7.08 of the Credit Agreement is hereby amended by adding the following at the end thereof:

               "If a new Applicable Rate becomes effective during the term of an outstanding Bankers' Acceptance, BA Rate Loan or Letter, the Administrative Agent shall forthwith determine the amount of any overpayment or underpayment of acceptance fees with respect to such Bankers' Acceptances, interest with respect to such BA Rate Loan or issuance fees with respect to such Letters and notify the Borrowers and the Lenders of such amounts. Such determination by the Administrative Agent shall constitute, in the absence of manifest error, prima facie evidence of the amount of such overpayment or underpayment, as the case may be. In the event of an underpayment, the Borrowers shall, upon receipt of such notice, pay to the relevant Lenders in accordance with Section 3.08, the amount of such underpayment. In the event of any overpayment, the amount of such overpayment shall be credited to succeeding payments of acceptance fees, interest or issuance fees, as the case may be, as they become due until such amount has been fully applied."

        (d) Section 8.06 of the Credit Agreement is hereby amended by adding the following at the end thereof:

               "This Section 8.06 shall not apply with respect to any payment made hereunder or under any other Loan Document by Kinross Canada to or for the benefit of the Administrative Agent or a particular Lender if the Administrative Agent or such Lender, as the case may be, is not a resident of Canada for the purposes of the Income Tax Act (Canada)."

        (e) Section 9.04 of the Credit Agreement is hereby amended by adding the following at the end thereof:

               "Each such prepayment shall first be applied to prepay outstanding Prime Rate Loans, Base Rate Canada Loans and Base Rate New York Loans as selected by the Borrowers and, to the extent that the amount of such prepayment exceeds the aggregate amount of credit outstanding by way of such Loans which have been prepaid, shall then be deposited by the Administrative Agent in a segregated account and held in trust for the Lenders to be applied to repay outstanding BA Rate Loans or LIBO Loans or to satisfy reimbursement obligations with respect to outstanding Bankers' Acceptances or Letters as such Loans or Bankers' Acceptances mature or as such Letters are drawn upon, as the case may be."

        (f) Section 9.06(d) of the Credit Agreement is hereby amended by adding the following at the end thereof:

               "or consents to such assignment pursuant to Section 15.05(c)"

        (g) Section 9.09 of the Credit Agreement is hereby deleted and replaced with the following:

               ""9.09 REPAYMENTS OF CREDIT EXCESS. The Borrowers shall repay to the Lenders on demand the amount of any Credit Excess. Each such repayment shall first be applied to repay outstanding Prime

               Rate Loans, Base Rate Canada Loans and Base Rate New York Loans as selected by the Borrowers and, to the extent that the amount of such repayment exceeds the aggregate amount of credit outstanding by way of such Loans which have been repaid, shall then be deposited by the Administrative Agent in a segregated account and held in trust for the Lenders to be applied to repay outstanding BA Rate Loans or LIBO Loans or to satisfy reimbursement obligations with respect to outstanding Bankers' Acceptances or Letters as such Loans or Bankers' Acceptances mature or as such Letters are drawn upon, as the case may be."

        (h) Section 11.01(h) of the Credit Agreement is hereby amended by inserting after the phrase "Administrative Agent" the phrase "from time to time and representatives of the Lenders (but no more than once in any particular Fiscal Year with respect to any particular Lender)."

        (i) Section 11.02 of the Credit Agreement is hereby amended by adding the following at the end thereof:

               "(j) DISTRIBUTIONS. The Borrowers shall not, and shall not suffer or permit the Restricted Subsidiaries to, make any Distribution (except to another Company) for so long as any Default has occurred and is continuing or if any Default would arise immediately after the making of any such Distribution.

               (k) INVESTMENTS. The Borrowers shall not, and shall not suffer or permit any Restricted Subsidiary to, make an investment in any other entity (other than another Company), directly or through a series of related transactions, by way of equity investment, loan or otherwise, for so long as any Default has occurred and is continuing or if any Default would arise immediately after the making of any such investment."

        (j) Section 12.02(b) of the Credit Agreement is hereby amended by inserting the phrase "and the Hedging Obligations" after the phrase "Secured Obligations".

        (k) Section 12.04 of the Credit Agreement is hereby amended by changing "12.02(b) to (r)" to "12.02(b) to (p)" in the fifth line thereof.

        (l) Section 14.19 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

               "For the purposes of determining a particular Lender's Exposure as of a particular date:

               (a) the Exposure of a Lender under this agreement and the Security Documents shall be the aggregate amount (expressed in United States dollars) of the Individual Commitments of such Lender on such date;

               (b) the Exposure of a Lender in respect of a cash management agreement shall be the amount (expressed in United States dollars) which would be owing by the relevant Borrower thereunder on such date if such agreement was terminated on such date; and

               (c) the Exposure of a Lender in respect of Hedging Agreements shall be measured as the net exposure of such Lender under all Hedging Agreements with all Borrowers to which such Lender is a party, being the aggregate exposure of such Lender thereunder less the aggregate exposure of the Borrowers thereunder; the exposure of a party to a Hedging Agreement shall be, in the case of a Hedging Agreement which has not been terminated as of such date, the total amount which such party would be obligated to pay to the other party under such Hedging Agreement in the event of the early termination by such other party as of such date of such Hedging Agreement as a result of the occurrence of a default or event of default (however specified or designated) with respect to such party thereunder or, in the case of a Hedging Agreement which has been terminated as of such date, the total amount which such party is obligated to pay to the other party under such Hedging Agreement, in each case expressed in United States dollars.

        (m) Section 14.22(b)(iii) of the Credit Agreement is hereby amended by inserting the phrase "and the Hedging Obligations" after each of the phrases "Secured Obligations".

        (n) Schedule D to the Credit Agreement is hereby amended by adding Kinam Canada thereto as a Company and specifying the address of its chief executive office as 57th Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 2Y2.

2.03 AMENDMENTS TO SECURITY DOCUMENTS. The Security Documents are hereby amended by:

        (a)    adding the phrase "and all other Loan Documents" at the end of
               Section 1.1(b) of the Ryan Lode Deposit Trust Deed;

        (b) deleting the phrase "insofar as it relates to the Secured Obligations" from the definition of Obligations in Section 1.01 of the Kinam U.S. Pledge Agreement;

        (c) deleting the phrase "to the extent to it relates to the Secured Obligations" from Section 3 of each of the Teko Inc. Investment Account Pledge Agreement, the Kinam U.S. Investment Account Pledge Agreement and the Kinam Refugio Investment Account Pledge Agreement; and

        (d) adding the phrase "and the Hedging Obligations" after the phrase "Secured Obligations" in Section 3 of each of the Sinking Fund Account Pledge Agreement, the Kinross Canada Investment Account Pledge Agreement, the Kinross U.S.A. Investment Account Pledge Agreement and the Fairbanks U.S. Investment Account Pledge Agreement, in the definition of Obligations in Section 1.01 of each of the Fairbanks Canada Pledge Agreement and the Teko Ltd. Pledge Agreement and in Section 1.02 of the Fairbanks U.S. Pledge and Security Agreement.

2.04 DELIVERIES PURSUANT TO CREDIT AGREEMENT. For the purposes of the Credit Agreement, this agreement and any document or instrument referred to herein shall be deemed to be delivered pursuant to the Credit Agreement and to be referred to in the Credit Agreement.

                                    ARTICLE 3
                                  MISCELLANEOUS

3.01 CONTINUING FORCE AND EFFECT. Each of the Credit Agreement and the Security Documents is and shall continue to be in full force and effect as amended hereby and is hereby in all respects ratified and confirmed.

3.02 REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant that no Default has occurred and is continuing as of the date hereof or would arise as a result of this agreement becoming effective.

3.03 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

3.04 ENUREMENT. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

3.05 CONFLICT. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement or a Security Document, the relevant provision of this agreement shall prevail and be paramount.

        IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement on the date first above written.

                                        THE BANK OF NOVA SCOTIA, AS AGENT

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        THE BANK OF NOVA SCOTIA, AS LENDER

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        KINROSS GOLD CORPORATION

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        KINROSS GOLD U.S.A., INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        FAIRBANKS GOLD MINING, INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        KINAM GOLD INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        FAIRBANKS GOLD LTD.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        KINAM REFUGIO INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        LA TEKO RESOURCES INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        LA TEKO RESOURCES LTD.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

The undersigned, each being a guarantor of certain obligations of the Borrowers under the Credit Agreement and the Security Documents, hereby acknowledge, agree to and consent to the foregoing amendments to the Credit Agreement and the Security Documents and hereby confirm their obligations under their respective guarantees delivered pursuant to the Credit Agreement.

        DATED as of the 8th day of March, 2000.

                                        KINAM GOLD INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        KINAM (B.C.) LTD.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        FAIRBANKS GOLD LTD.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        MELBA CREEK MINING, INC..

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        KINAM REFUGIO INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        LT ACQUISITION INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        LA TEKO RESOURCES INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        LA TEKO RESOURCES LTD.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                   SCHEDULE A

                               SECURITY DOCUMENTS

1. Sinking Fund Account Pledge Agreement dated March 8, 2000 of Kinross Canada in favour of the Administrative Agent ("Sinking Fund Account Pledge Agreement")

2. Investment Account Pledge Agreement dated March 8, 2000 of Kinross Canada in favour of the Administrative Agent ("Kinross Canada Investment Account Pledge Agreement")

3. Investment Account Pledge Agreement dated March 8, 2000 of Kinross U.S.A. in favour of the Administrative Agent ("Kinross U.S.A. Investment Account Pledge Agreement")

4. Investment Account Pledge Agreement dated March 8, 2000 of Fairbanks U.S. in favour of the Administrative Agent ("Fairbanks U.S. Investment Account Pledge Agreement")

5. Pledge and Security Agreement dated March 8, 2000 of Fairbanks U.S. in favour of the Administrative Agent ("Fairbanks U.S. Pledge and Security Agreement")

6. Investment Account Pledge Agreement dated March 8, 2000 of Kinam U.S. in favour of the Administrative Agent ("Kinam U.S. Investment Account Pledge Agreement")

7. Share Pledge Agreement dated March 8, 2000 of Kinam U.S. in favour of the Administrative Agent ("Kinam U.S. Pledge Agreement")

8. Share Pledge Agreement dated March 8, 2000 of Fairbanks Canada in favour of the Administrative Agent ("Fairbanks Canada Pledge Agreement")

9. Investment Account Pledge Agreement dated March 8, 2000 of Kinam Refugio in favour of the Administrative Agent ("Kinam Refugio Investment Account Pledge Agreement")

10. Investment Account Pledge Agreement dated March 8, 2000 of Teko Inc. in favour of the Administrative Agent ("Teko Inc. Investment Account Pledge Agreement")

11. Share Pledge Agreement dated March 8, 2000 of Teko Ltd. in favour of the Administrative Agent ("Teko Ltd. Pledge Agreement")

12. Deed of Trust with Power of Sale, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing Dated March 8, 2000 form Teko Inc. to Fairbanks Title Agency, Inc., Trustee, and the Administrative Agent, as Beneficiary (the "Ryan Lode Deposit Trust Deed")

                            SECOND AMENDING AGREEMENT

               THIS AGREEMENT made as of the 7th day of February, 2001.

BETWEEN:

               THE BANK OF NOVA SCOTIA, a Canadian chartered bank

               (herein, in its capacity as administrative agent of the Lenders, called the "Administrative Agent")

               - and -

               KINROSS GOLD CORPORATION, a corporation incorporated under the laws of the Province of Ontario

               (herein called "Kinross Canada")

               - and -

               KINROSS GOLD U.S.A., INC., a corporation incorporated under the laws of the State of Nevada

               (herein called "Kinross U.S.A.")

               - and -

               FAIRBANKS GOLD MINING, INC., a corporation incorporated under the laws of the State of Delaware

               (herein called "Fairbanks U.S.")


               WHEREAS the Borrowers, the Lenders and the Agent entered into a credit agreement made as of March 8, 2000 pursuant to which the Lenders established a reducing revolving term credit facility in favour of the Borrowers, as amended by an agreement made as of March 8, 2000 (collectively, the "Credit Agreement");

               AND WHEREAS the parties hereto wish to amend provisions of the Credit Agreement;

               AND WHEREAS the Administrative Agent has been authorized by the Majority Lenders to enter into this agreement on behalf of the Lenders;

               NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

1.1 CAPITALIZED TERMS. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

                                    ARTICLE 2
                                   AMENDMENTS

2.1 GENERAL RULE. Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2 DEFINED TERMS. The definition of "SCHEDULED REDUCTION AMOUNT" is hereby deleted and replaced by the following:

        "SCHEDULED REDUCTION AMOUNT" means, with respect to a particular Reduction Date, the amount opposite such Reduction Date as set forth below:

                                                   SCHEDULED
               REDUCTION DATE                    REDUCTION DATE
               --------------                    --------------
               June 30, 2000                      $10,000,000
               December 31, 2000                  $10,000,000
               February 28, 2001                  $20,000,000
               January 2, 2002                    $20,000,000
               June 30, 2002                      $20,000,000

        provided, however, that the Scheduled Reduction Amounts shall be subject to adjustment as provided in the definition of "Reduction Amount".

2.3 FINANCIAL REPORTING. Section 11.01(a)(v) of the Credit Agreement is hereby amended by deleting the reference to "the Administrative Agent; and" and replacing it with the phrase "the

Administrative Agent. The capital expenditures and exploration component of each such budget shall require the written approval of the Majority Lenders; and".

2.4 TANGIBLE NET WORTH. Section 11.01(o)(i) of the Credit Agreement is hereby amended, effective as of December 31, 2000, by deleting the reference therein to "U.S. $475,000,000" and replacing it with a reference to "U.S. $335,000,000".

2.5 AGGREGATE CASH BALANCES. As of June 30, 2001 (provided that no Credit Excess exists after the close of business on such date and the Borrower is in full compliance with Section 11.01(v)), Section 11.01(r) of the Credit Agreement shall be deleted and replaced with the following:

        "(r)   AGGREGATE CASH BALANCES.

               (i) The Borrowers shall, and shall cause the Restricted Subsidiaries to, as at the last day of the Fiscal Quarter ending March 31, 2001 and as at the last day of each subsequent Fiscal Quarter up to and including the Fiscal Quarter ending March 31, 2002, maintain aggregate cash balances of the Companies in the Investment Accounts (in all cases not subject to a Lien other than in favour of the Administrative Agent) which exceed U.S. $15,000,000. The Borrowers shall, and shall cause the Restricted Subsidiaries to, as at the last day of each Fiscal Quarter thereafter, maintain aggregate cash balances of the Companies in the Investment Accounts (in all cases not subject to a Lien other than in favour of the Administrative Agent) which exceed U.S. $5,000,000. The Borrowers shall, and shall cause the Restricted Subsidiaries to, maintain aggregate cash balances in the Investment Accounts for the entirety of the Fiscal Quarter immediately following the last day of the preceding Fiscal Quarter in an aggregate amount in excess of the aggregate cash balances as at such last day unless such cash balances are required to fund normal course expenses as set out in the most recent budget provided by the Borrowers to the Administrative Agent.

               (ii) The Borrowers shall maintain or cause to be maintained, as at the last day of each of the Fiscal Quarters ending March 31, 2001, June 30, 2001 and September 30, 2001, aggregate cash balances, as would be reported on the consolidated balance sheet of the Canadian Borrower in accordance with generally accepted accounting principles, which exceed U.S. $30,000,000.

2.6 DISTRIBUTIONS. Section 11.02(j) of the Credit Agreement is hereby deleted and replaced with the following:

        "(j) DISTRIBUTIONS. Except as set forth in the following sentence, the Borrowers shall not, and shall not suffer or permit the Restricted Subsidiaries to, make any Distribution (except to another Company). The Borrower may make the following
               Distributions:

               (i) scheduled payments of interest with respect to any Indebtedness of a Company which is subordinated to the obligations of such Company to the Lenders;

               (ii) Distributions not to exceed U.S. $3,100,000 in the aggregate with respect to the redemption of the redeemable, retractable preferred shares of Kinross Canada, provided always that any such Distribution is in accordance with the terms of such shares as they exist as of the date hereof; and

               (iii) Distributions with respect to the payment of dividends with respect to the redeemable, retractable preferred shares of Kinross Canada, provided always that any such Distribution is in accordance with the terms of such shares as they exist as of the date hereof;

               in each case provided (x) no Default has occurred and is continuing at the time of making any such Distribution and (y) no Default would arise immediately after the making of any such Distribution."

2.7 DELIVERIES PURSUANT TO CREDIT AGREEMENT. For the purposes of the Credit Agreement, this agreement and any document or instrument referred to herein shall be deemed to be delivered pursuant to the Credit Agreement and to be referred to in the Credit Agreement.

                                    ARTICLE 3
               CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

3.1 CONDITIONS PRECEDENT. This agreement shall not become effective until the following conditions precedent are fulfilled:

        (i) each of Kinam Gold Inc., Kinam (B.C.) Ltd., Fairbanks Gold Ltd., Melba Creek Mining, Inc. and Kinam Refugio Inc. has consented to the terms of this agreement, in a consent in form and substance satisfactory to the Bank; and

        (ii) the Administrative Agent on behalf of the Lenders has received from the Borrower an amendment fee of U.S. $90,000.

                                    ARTICLE 4
                                  MISCELLANEOUS

4.1 CONTINUING FORCE AND EFFECT. The Credit Agreement is and shall continue to be in full force and effect as amended hereby and is hereby in all respects ratified and confirmed.

4.2 REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant that no Default has occurred and is continuing as of the date hereof or would arise as a result of this agreement becoming effective.

4.3 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

4.4 ENUREMENT. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

4.5 CONFLICT. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

               IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement on the date first above written.

                                        THE BANK OF NOVA SCOTIA, AS AGENT

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        KINROSS GOLD CORPORATION

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        KINROSS GOLD U.S.A., INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        FAIRBANKS GOLD MINING, INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

The undersigned, each being a guarantor of certain obligations of the Borrowers under, inter alia, the Credit Agreement, hereby acknowledge, agree to and consent to the foregoing amendments to the Credit Agreement and hereby confirm their obligations under their respective guarantees delivered pursuant to the Credit Agreement.

        DATED as of the 7th day of February, 2001.

                                        KINAM GOLD INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        KINAM (B.C.) LTD.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        FAIRBANKS GOLD LTD.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:


                                        MELBA CREEK MINING, INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        KINAM REFUGIO INC.

                                        Per: ___________________________________
                                             Name:
                                             Title:

                                        Per: ___________________________________
                                             Name:
                                             Title: